                                                                    Exhibit 10.4

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                           MASTER REPURCHASE AGREEMENT

            CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, as buyer
               ("Buyer", which term shall include any "Principal"
       as defined and provided for in Annex I) or as agent pursuant hereto
                                 ("Agent"), and

         MORTGAGEIT, INC., as seller ("MortgageIT" and a "Seller"), and

      MORTGAGEIT HOLDINGS, INC., as seller ("Holdings" and a "Seller", and together with MortgageIT, the "Sellers")

                              Dated March 11, 2005

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                                TABLE OF CONTENTS

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                                       -i-

SCHEDULES

Schedule 1 - Representations and Warranties with Respect to Purchased Mortgage
             Loans

Schedule 2 - Authorized Representatives

ANNEXES

Annex I - Buyer Acting as Agent

Annex II - Periodic Fee Schedule

EXHIBITS

Exhibit A - Form of Transaction Request

Exhibit B - Form of Purchase Confirmation

Exhibit C - Form of Mortgage Loan Schedule

                                      -ii-

Exhibit D - Form of Officer's Compliance Certificate

Exhibit E - Form of Guaranty

Exhibit F - Form of Opinion of Seller's and Guarantor's counsel

Exhibit G - Underwriting Guidelines

Exhibit H - Officer's Certificate of the Seller and Corporate Resolutions of
            Seller

Exhibit I - Seller's Tax Identification Number

Exhibit J - Existing Indebtedness

Exhibit K - Escrow Instruction Letter

Exhibit L - Custodial and Bank Fee Schedule

Exhibit M - Form of Servicer Notice

                                     -iii-

                           MASTER REPURCHASE AGREEMENT

          This is a MASTER REPURCHASE AGREEMENT, dated as of March 11, 2005, between MortgageIT, Inc., a New York corporation ("MortgageIT" and a "Seller"),
Mortgageit Holdings, Inc., a Maryland corporation ("Holdings" and a "Seller", and together with MortgageIT, the "Sellers") and CREDIT SUISSE FIRST BOSTON
MORTGAGE CAPITAL LLC (the "Buyer").

     1. APPLICABILITY

          From time to time the parties hereto may enter into transactions in which Sellers agree to transfer to Buyer Mortgage Loans (as hereinafter defined)
against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Sellers such Mortgage Loans at a date certain or on demand, against the transfer of funds by Sellers. This Agreement is a commitment by
Buyer to engage in the Transactions as set forth herein up to the Maximum
Committed Purchase Price; provided, that the Buyer shall have no commitment to enter into any Transaction requested which would result in the aggregate
Purchase Price of then outstanding Transactions to exceed the Maximum Committed
Purchase Price. Each such transaction shall be referred to herein as a
"Transaction" and, unless otherwise agreed in writing, shall be governed by this
Agreement, including any supplemental terms or conditions contained in any annexes identified herein, as applicable hereunder.

     2. DEFINITIONS

          Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

          "Acceptable State" means any state acceptable pursuant to Sellers'
Underwriting Guidelines.

          "Accepted Servicing Practices" means, with respect to any Mortgage
Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

          "Act of Insolvency" means, with respect to any Person or its
Affiliates, (i) the filing of a petition, commencing, or authorizing the commencement of any case or proceeding, or the voluntary joining of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law relating to the protection of creditors, or suffering any such petition or proceeding to be commenced by another which is consented to, not timely contested or results in entry of an order for relief; (ii) the seeking of the appointment of a receiver, trustee, custodian or similar official for such party or an Affiliate or any substantial part of the property of either; (iii) the appointment of a receiver, conservator, or manager for such party or an Affiliate by any governmental agency or authority having the jurisdiction to do so; (iv) the making or offering by such party or an Affiliate of a composition with its creditors or a general assignment for the benefit of creditors; (v) the admission by such party or an Affiliate of such party of its inability to pay its debts or discharge its obligations as they become due or mature; or (vi) that any governmental authority or agency or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property of such party or of any of its Affiliates, or shall have taken any action to displace the management of such party or of any of its Affiliates or to curtail its authority in the conduct of the business of such party or of any of its
Affiliates.

          "Adjusted Tangible Net Worth" means, for any Person, Net Worth of such
Person plus Subordinated Debt, minus all intangible assets, including capitalized servicing rights, goodwill, patents, tradenames, trademarks, copyrights, franchises, any organizational expenses, deferred expenses, prepaid expenses, prepaid assets, receivables from shareholders, Affiliates or employees, and any other asset as shown as an intangible asset on the balance sheet of such Person on a consolidated basis as determined at a particular date in accordance with GAAP.

          "Affiliate" means, with respect to any Person, any "affiliate" of such
Person, as such term is defined in the Bankruptcy Code.

          "Aged Loan" means a Mortgage Loan which has been subject to a
Transaction hereunder for a period of greater than 120 days but not greater than
180 days.

          "Agency" means Freddie Mac, Fannie Mae or GNMA, as applicable.

          "Agency Security" means a mortgage-backed security issued by an
Agency.

          "Agent" means Credit Suisse First Boston Mortgage Capital LLC or any affiliate or successor thereto.

          "Agreement" means this Master Repurchase Agreement, as it may be amended, supplemented or otherwise modified from time to time.

          "Alt-A Mortgage Loan" means a first lien Mortgage Loan originated in accordance with the criteria established by Buyer for Alt-A Mortgage Loans, as determined by Buyer in its sole discretion and which has a FICO score of at least 620.

          "Appraised Value" means the value set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the
Mortgaged Property.

          "Asset Tape" means a remittance report on a monthly basis or requested by Buyer pursuant to Section 17d hereof containing servicing information, including, without limitation, those fields reasonably requested by Buyer from time to time, on a loan-by-loan basis and in the aggregate, with respect to the
Purchased Mortgage Loans serviced by Sellers or any Servicer for the month (or any portion thereof) prior to the Reporting Date.

          "Assignment of Mortgage" means an assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to Buyer.

                                       -2-

          "Bailee Letter" has the meaning assigned to such term in the Custodial
Agreement.

          "Bankruptcy Code" means the United States Bankruptcy Code of 1978, as amended from time to time.

          "Bid" has the meaning set forth in Section 4(c) hereof.

          "Bid Fee" has the meaning set forth in Section 4(c) hereof.

          "BPO" means an opinion of the fair market value of a Mortgaged
Property given by a licensed real estate agent or broker which generally includes three comparable sales and three comparable listings.

          "Business Day" means any day other than (A) a Saturday or Sunday and
(B) a public or bank holiday in New York City.

          "Buyer" means Credit Suisse First Boston Mortgage Capital LLC, and any
successor or assign hereunder.

          "Buyer's Margin Amount" means with respect to any Transaction as of any date of determination, an amount equal to the product of (A) Buyer's Margin
Percentage and (B) the Purchase Price for such Transaction.

          "Buyer's Margin Percentage" means, with respect to any Transaction as of any date, a percentage equal to the percentage obtained by dividing the (A)
Market Value of the Purchased Mortgage Loans on the Purchase Date for such
Transaction by (B) the Purchase Price on the Purchase Date for such Transaction;
provided, that, with respect to any Mortgage Loan which was not an Exception
Mortgage Loan on the related Purchase Date and which, as of the date of determination, is an Exception Mortgage Loan, Buyer's Margin Percentage as of
such date of determination shall be equal to the percentage obtained by dividing
(A) the Market Value of such Mortgage Loan on the related Purchase Date by (B)
the amount the Purchase Price would have been on the Purchase Date if such
Mortgage Loan had been categorized as the type of Mortgage Loan (e.g., Exception
Mortgage Loan, etc.) that it is categorized on the date of determination.

          "Capital Lease Obligations" means, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such
Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

          "Change in Control" means:

          (A) any transaction or event as a result of which Holdings ceases to own, beneficially or of record, 100% of the stock of MortgageIT;

                                      -3-

          (B) the sale, transfer, or other disposition of all or substantially all of either Seller's assets (excluding any such action taken in connection with any securitization transaction); or

          (C) the consummation of a merger or consolidation of either Seller with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's stock outstanding immediately after such merger, consolidation or such other reorganization is owned by Persons who were not stockholders of Seller immediately prior to such merger, consolidation or other reorganization.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Collection Account" means one or more accounts established by the
Servicer for the benefit of Buyer, into which all collections and proceeds on or in respect of the Mortgage Loans shall be deposited by Servicer.

          "Committed Mortgage Loan" means a Mortgage Loan which is the subject of a Take-out Commitment with a Take-out Investor.

          "Conforming Mortgage Loan" means a first lien Mortgage Loan originated in accordance with the criteria of an Agency for purchase of Mortgage Loans, including, without limitation, conventional Mortgage Loans, FHA Loans and VA
Loans, as determined by Buyer in its sole discretion.

          "Co-op" means a private, cooperative housing corporation, having only one class of stock outstanding, which owns or leases land and all or part of a building or buildings, including apartments, spaces used for commercial purposes and common areas therein and whose board of directors authorizes the sale of stock and the issuance of a Proprietary Lease.

          "Co-op Corporation" means, with respect to any Co-op Loan, the cooperative apartment corporation that holds legal title to the related Co-op
Project and grants occupancy rights to units therein to stockholders through
Proprietary Leases or similar arrangements.

          "Co-op Lien Search" means a search for (a) federal tax liens, mechanics' liens, lis pendens, judgments of record or otherwise against (i) the
Co-op Corporation and (ii) the seller of the Co-op Unit, (b) filings Uniform
Commercial Code financing statements and (c) the deed of the Co-op Project into the Co-op Corporation.

          "Co-op Loan" means a Mortgage Loan secured by the pledge of stock allocated to a dwelling unit in a residential cooperative housing corporation and collateral assignment of the related Proprietary Lease.

          "Co-op Project" means, with respect to any Co-op Loan, all real property and improvements thereto and rights therein and thereto owned by a
Co-op Corporation including without limitation the land, separate dwelling units and all common elements.

                                      -4-

          "Co-op Shares" means, with respect to any Co-op Loan, the shares of stock issued by a Co-op Corporation and allocated to a Co-op Unit and represented by a stock certificates.

          "Co-op Unit" means, with respect to any Co-op Loan, a specific unit in a Co-op Project.

          "Credit Limit" means, with respect to each HELOC, the maximum amount permitted under the terms of the related Credit Line Agreement.

          "Credit Line Agreement" means, with respect to each HELOC, the related home equity line of credit agreement, account agreement and promissory note (if any) executed by the related Mortgagor and any amendment or modification thereof.

          "CSFBMC Mortgage Loan" means a Mortgage Loan which is the subject of a
Take-out Commitment with Buyer or any Affiliate thereof.

          "Custodial Agreement" means the custodial agreement dated as of the date hereof, among Sellers, Buyer and Custodian as the same may be amended from time to time.

          "Custodial Mortgage Loan Schedule" has the meaning assigned to such term in the Custodial Agreement.

          "Custodian" means Deutsche Bank National Trust Company or such other party specified by Buyer and agreed to by Sellers, which approval shall not be unreasonably withheld.

          "Default" means an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

          "Dollars" and "$" means dollars in lawful currency of the United
States of America.

          "Draw" means, with respect to each HELOC, an additional borrowing by the Mortgagor in accordance with the related Credit Line Agreement.

          "Due Date" means the day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

          "Effective Date" means the date upon which the conditions precedent set forth in Section 10 shall have been satisfied.

          "Electronic Tracking Agreement" means an Electronic Tracking Agreement among Buyer, Sellers, MERS and MERSCORP, Inc., to the extent applicable as the same may be amended from time to time.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended from time to time.

                                      -5-

          "ERISA Affiliate" means any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which Seller is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code
and the lien created under Section 302(f) of ERISA and Section 412(n) of the
Code, described in Section 414(m) or (o) of the Code of which any Seller is a member.

          "Escrow Instruction Letter" means the Escrow Instruction Letter from the related Seller to the Settlement Agent, in the form of Exhibit K hereto, as the same may be modified, supplemented and in effect from time to time.

          "Escrow Payments" means, with respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

          "Event of Default" has the meaning specified in Section 15 hereof.

          "Event of Termination" means with respect to either Seller (i) with respect to any Plan, a reportable event, as defined in Section 4043 of ERISA, as to which the PBGC has not by regulation waived the requirement of Section
4043(a) of ERISA that it be notified with 30 days of the occurrence of such event, or (ii) the withdrawal of Seller or any ERISA Affiliate thereof from a
Plan during a plan year in which it is a substantial employer, as defined in
Section 4001(a)(2) of ERISA, or (iii) the failure by Seller or any ERISA
Affiliate thereof to meet the minimum funding standard of Section 412 of the
Code or Section 302 of ERISA with respect to any Plan, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, or (iv) the
distribution under Section 4041 of ERISA of a notice of intent to terminate any
Plan or any action taken by Seller or any ERISA Affiliate thereof to terminate any plan, or (v) the adoption of an amendment to any Plan that, pursuant to
Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if Seller or any
ERISA Affiliate thereof fails to timely provide security to the Plan in accordance with the provisions of said sections, or (vi) the institution by the
PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or (vii) the receipt by Seller or any ERISA Affiliate thereof of a notice from a Multiemployer Plan that action of the type described in the previous clause (vi) has been taken by the PBGC with respect to such Multiemployer Plan, or (viii) any event or circumstance exists which may reasonably be expected to constitute grounds for such Seller or any ERISA Affiliate thereof to incur liability under Title IV of ERISA or under
Sections 412(c)(11) or 412(n) of the Code with respect to any Plan.

          "Exception Mortgage Loan" means any Mortgage Loan which is otherwise ineligible for purchase hereunder, or which otherwise becomes ineligible for purchase hereunder and which is approved by Buyer in its sole discretion;
provided, however, that Sellers shall pay to Buyer a fee of $25 with respect to any such approval of an Exception Mortgage Loan other than a Wet-Ink Mortgage
Loan and $10 with respect to any such approval of an Exception Mortgage Loan which is a Wet-Ink Mortgage Loan; and provided, that upon 30 days' notice to the
Sellers, Buyer may change such Exception Mortgage Loan approval fee. Buyer's approval of a Mortgage Loan as an Exception

                                      -6-

Mortgage Loan shall expire on the earlier of (a) the date set forth by the Buyer in the written notice that such Mortgage Loan is approved as an Exception
Mortgage Loan (an "Exception Notice") or (b) the occurrence of any additional event, other than that set forth in the Exception Notice, which would cause the
Mortgage Loan to become ineligible for purchase hereunder. The Pricing Rate,
Market Value, Purchase Price and Buyer's Margin Percentage with respect to
Exception Mortgage Loans shall be set in the sole discretion of Buyer. Buyer may at any time, and in its sole discretion, no longer consider a Mortgage Loan an
Exception Mortgage Loan, in which case such Mortgage Loan shall have a Market
Value of zero.

          "Existing Indebtedness" has the meaning specified in Section 13(a)(23)
hereof.

          "Fannie Mae" means Fannie Mae, the government sponsored enterprise formerly known as the Federal National Mortgage Association.

          "FHA" means the Federal Housing Administration, an agency within the
United States Department of Housing and Urban Development, or any successor thereto, and including the Federal Housing Commissioner and the Secretary of
Housing and Urban Development where appropriate under the FHA Regulations.

          "FHA Approved Mortgagee" means a corporation or institution approved as a mortgagee by the FHA under the National Housing Act, as amended from time to time, and applicable FHA Regulations, and eligible to own and service mortgage loans such as the FHA Loans.

          "FHA Loan" means a Mortgage Loan which is the subject of an FHA
Mortgage Insurance Contract.

          "FHA Mortgage Insurance" means, mortgage insurance authorized under the National Housing Act, as amended from time to time, and provided by the FHA.

          "FHA Mortgage Insurance Contract" means the contractual obligation of the FHA respecting the insurance of a Mortgage Loan.

          "FHA Regulations" means the regulations promulgated by the Department of Housing and Urban Development under the National Housing Act, as amended from time to time and codified in 24 Code of Federal Regulations, and other
Department of Housing and Urban Development issuances relating to FHA Loans, including the related handbooks, circulars, notices and mortgagee letters.

          "FICO" means Fair Isaac & Co., or any successor thereto.

          "Fidelity Insurance" shall mean insurance coverage with respect to employee errors, omissions, dishonesty, forgery, theft, disappearance and destruction, robbery and safe burglary, property (other than money and securities) and computer fraud in an aggregate amount acceptable to Sellers'
regulators.

                                      -7-

          "Foreclosed Loan" means a Mortgage Loan, the property securing which has been foreclosed upon by a Seller.

          "Freddie Mac" means the Federal Home Loan Mortgage Corporation or any successor thereto.

          "GAAP" means generally accepted accounting principles in effect from time to time in the United States of America and applied on a consistent basis.

          "GNMA" means the Government National Mortgage Association and any successor thereto.

          "Governmental Authority" means any nation or government, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions over any Seller, or Buyer, as applicable.

          "Gross Margin" means, with respect to each adjustable rate Mortgage
Loan, the fixed percentage amount set forth in the related Mortgage Note.

          "Guarantee" means, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided that the term "Guarantee" shall not include (i) endorsements for collection or deposit in the ordinary course of business, or (ii) obligations to make servicing advances for delinquent taxes and insurance or other obligations in respect of a Mortgaged Property, to the extent required by Buyer. The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms "Guarantee" and "Guaranteed" used as verbs shall have correlative meanings.

          "HELOC" means a home equity revolving line of credit secured by a mortgage, deed of trust or other instrument creating a first or second lien on the related Mortgaged Property, which lien secures the related line of credit and (i) that is underwritten in accordance with Sellers' Underwriting Guidelines and (ii) that either (a) will be sold or securitized by any Seller or (b) is subject to a Take-Out Commitment.

          "High Cost Mortgage Loan" means a Mortgage Loan classified as (a) a
"high cost" loan under the Home Ownership and Equity Protection Act of 1994 or
(b) a "high cost," "threshold," "covered," or "predatory" loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law, regulation or ordinance imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees).

          "Holdings" means MortgageIT Holdings, Inc., a Maryland corporation, or its permitted successors and assigns.

                                      -8-

          "Home Equity Mortgage Loan" means a home equity mortgage loan originated in accordance with the criteria established by Buyer, as determined by Buyer in its sole discretion.

          "Income" means with respect to any Purchased Mortgage Loan at any time until repurchased by a Seller, any principal received thereon or in respect thereof and all interest, dividends or other distributions thereon.

          "Indebtedness" means, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable
(other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business, so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the
Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such
Person; (e) Capital Lease Obligations of such Person; (f) obligations of such
Person under repurchase agreements, sale/buy-back agreements or like arrangements; (g) Indebtedness of others Guaranteed by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; and (i) Indebtedness of general partnerships of which such Person is a general partner.

          "Index" means, with respect to any adjustable rate Mortgage Loan, the index identified on the Mortgage Loan Schedule and set forth in the related
Mortgage Note for the purpose of calculating the applicable Mortgage Interest
Rate.

          "Interest Only Adjustment Date" means, with respect to each Interest
Only Loan, the date, specified in the related Mortgage Note on which the Monthly
Payment will be adjusted to include principal as well as interest.

          "Interest Only Loan" shall mean a Mortgage Loan which only requires payments of interest for a period of time specified in the related Mortgage
Note.

          "Interest Rate Adjustment Date" means the date on which an adjustment to the Mortgage Interest Rate with respect to each Mortgage Loan becomes effective.

          "Interest Rate Protection Agreement" means, with respect to any or all of the Purchased Mortgage Loans, any short sale of a US Treasury Security, or futures contract, or mortgage related security, or Eurodollar futures contract, or options related contract, or interest rate swap, cap or collar agreement or
Take-out Commitment, or similar arrangement providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies, entered into by a Seller and an Affiliate of Buyer or such other party acceptable to Buyer in its sole discretion, which agreement is acceptable to Buyer in its sole discretion.

                                      -9-

          "Jumbo Mortgage Loan" means an A quality first lien Mortgage Loan which is not eligible for sale to an Agency.

          "LIBOR" means for each day, the rate of interest (calculated on a per annum basis) equal to the overnight British Bankers Association Rate as reported on the display designated as "BBAM" "Page DG8 4a" on Bloomberg (or such other display as may replace "BBAM" "Page DG8 4a" on Bloomberg) on such date of determination, and if such rate shall not be so quoted, the rate per annum at which Buyer is offered Dollar deposits at or about 11:00 a.m., (New York City time), on such day, by prime banks in the interbank eurodollar market where the eurodollar and foreign currency exchange operations in respect of its loans are then being conducted for delivery on such day for an overnight period, and in an amount comparable to the amount of the Purchase Price of Transactions to be outstanding on such day.

          "Lien" means any mortgage, lien, pledge, charge, security interest or similar encumbrance.

          "Loan to Value Ratio" or "LTV" means with respect to any Mortgage
Loan, the ratio of the original outstanding principal amount of the Mortgage
Loan, with respect to a Mortgage Loan other than a HELOC, or the original Credit
Limit, with respect to a HELOC, and, with respect to any Second Lien Mortgage
Loan, the outstanding principal amount of any related first lien as of the date of origination of such mortgage loan, to the lesser of (a) the Appraised Value of the related Mortgaged Property at origination or (b) if the Mortgaged
Property was purchased within 12 months of the origination of such Mortgage
Loan, the purchase price of the related Mortgaged Property.

          "Margin Call" has the meaning specified in Section 6(a) hereof.

          "Margin Deadline" has the meaning specified in Section 6(b) hereof.

          "Margin Deficit" has the meaning specified in Section 6(a) hereof.

          "Market Value" means, with respect to any Purchased Mortgage Loan as of any date of determination, the whole-loan servicing released fair market value of such Purchased Mortgage Loan on such date as determined by Buyer (or an
Affiliate thereof) in its sole discretion. Without limiting the generality of the foregoing, each Seller acknowledges that (a) in the event that a Purchased
Mortgage Loan is not subject to a Take-out Commitment, Buyer may deem the Market
Value for such Mortgage Loan to be no greater than par and (b) the Market Value of a Purchased Mortgage Loan may be reduced to zero by Buyer if:

               (i) a breach of a representation, warranty or covenant made by either Seller in this Agreement with respect to such Purchased
          Mortgage Loan has occurred and is continuing;

               (ii) such Purchased Mortgage Loan is a Non-Performing Mortgage
          Loan (other than a Repurchased Mortgage Loan);

               (iii) such Purchased Mortgage Loan has been released from the possession of the Custodian under the Custodial Agreement (other than to a Take-

                                      -10-

          out Investor pursuant to a Bailee Letter) for a period in excess of ten (10) calendar days;

               (iv) such Purchased Mortgage Loan has been released from the possession of the Custodian under the Custodial Agreement to a
          Take-out Investor pursuant to a Bailee Letter for a period in excess of 45 calendar days;

               (v) such Purchased Mortgage Loan has been subject to a
          Transaction hereunder for a period of greater 180 days;

               (vi) such Purchased Mortgage Loan is a Wet-Ink Mortgage Loan for which the Mortgage File has not been delivered to the Custodian on or prior to the seventh Business Day after the related Purchase Date;

               (vii) such Purchased Mortgage Loan is no longer acceptable for purchase by Buyer (or an Affiliate thereof) under any of the flow purchase or conduit programs for which Seller then has been approved due to a Requirement of Law relating to consumer credit laws or otherwise;

               (viii) when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Purchase
          Price of all Aged Loans that are Purchased Mortgage Loans exceeds 15%
          of the Maximum Aggregate Purchase Price;

               (ix) when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Second Lien Mortgage Loans (including HELOCs) that are
          Purchased Mortgage Loans exceeds $100 million;

               (x) when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Sub-Prime Mortgage Loans that are Purchased Mortgage Loans exceeds $100 million;

               (xi) when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Wet-Ink Mortgage Loans that are Purchased Mortgage Loans exceeds 30% of the Maximum Aggregate Purchase Price;

               (xii) when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Repurchased Mortgage Loans that are Purchased Mortgage Loans exceeds $5 million; or

               (xiii) when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Purchase
          Price of all Mortgage Loans that are accompanied by a lost note affidavit exceeds $1.5 million.

                                      -11-

          "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition
(financial or otherwise) or prospects of either Seller or any Affiliate that is a party to any Program Agreement taken as a whole; (b) a material impairment of the ability of either Seller or any Affiliate that is a party to any Program
Agreement to perform under any Program Agreement and to avoid any Event of
Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability of any Program Agreement against either Seller or any
Affiliate that is a party to any Program Agreement.

          "Maximum Aggregate Purchase Price" means FOUR HUNDRED MILLION DOLLARS
($400,000,000).

          "Maximum Committed Purchase Price" shall mean TWO HUNDRED MILLION
DOLLARS ($200,000,000). All funds made available by Buyer to either Seller under this Agreement will first be attributed to the Maximum Committed Purchase Price.
For purposes of this Agreement, Mortgage Loans will be allocated first to the
Maximum Committed Purchase Price based on the date on which such Mortgage Loan becomes subject to this Agreement, commencing from the earliest date to the most recent date. To the extent that there is availability under the Maximum
Aggregate Purchase Price, but any Mortgage Loans proposed by either Seller for purchase by Buyer would otherwise exceed the Maximum Committed Purchase Price, then to the extent that such Maximum Committed Purchase Price would be exceeded, such Mortgage Loans may be purchased by the Buyer on an uncommitted basis, in
Buyer's sole discretion.

          "MERS" means Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

          "MERS System" means the system of recording transfers of mortgages electronically maintained by MERS.

          "Monthly Payment" means the scheduled monthly payment of principal and/or interest on a Mortgage Loan.

          "Moody's" means Moody's Investors Service, Inc. or any successors thereto.

          "Mortgage" means each mortgage, assignment of rents, security agreement and fixture filing, or deed of trust, assignment of rents, security agreement and fixture filing, deed to secure debt, assignment of rents, security agreement and fixture filing, or similar instrument creating and evidencing a lien on real property and other property and rights incidental thereto.

          "Mortgage File" means, with respect to a Mortgage Loan, the documents and instruments relating to such Mortgage Loan and set forth in Exhibit F to the
Custodial Agreement.

          "Mortgage Interest Rate" means the rate of interest borne on a
Mortgage Loan from time to time in accordance with the terms of the related
Mortgage Note.

                                      -12-

          "Mortgage Interest Rate Cap" means, with respect to an adjustable rate
Mortgage Loan, the limit on each Mortgage Interest Rate adjustment as set forth in the related Mortgage Note.

          "Mortgage Loan" means any Sub-Prime Mortgage Loan, Repurchased
Mortgage Loan, Exception Mortgage Loan, Jumbo Mortgage Loan, Alt-A Mortgage
Loan, Home Equity Mortgage Loan, Second Lien Mortgage Loan, HELOC, Co-op Loan or
Conforming Mortgage Loan which is a fixed or floating-rate, one-to-four-family residential mortgage or home equity loan evidenced by a promissory note and secured by a mortgage, which satisfies the requirements set forth in the
Underwriting Guidelines and Section 13(b) hereof; provided, however, that, except as expressly approved in writing by Buyer, Mortgage Loans shall not include any "high-LTV" loans (i.e., a mortgage loan having a loan-to-value ratio in excess of 100% or in excess of such lower percentage set forth in the
Underwriting Guidelines or with respect to Second Lien Mortgage Loans, a combined loan-to value ratio, in excess of the lower of (i) the percentage specified in the Underwriting Guidelines or (ii) 100%) or any High Cost Mortgage
Loans and; provided, further, that the origination date with respect to such
Mortgage Loan is no earlier than sixty (60) days prior to the related Purchase
Date.

          "Mortgage Loan Documents" means the documents in the related Mortgage
File to be delivered to the Custodian.

          "Mortgage Loan Schedule" means with respect to any Transaction as of any date, a mortgage loan schedule in the form of either (a) Exhibit C attached hereto or (b) a computer tape or other electronic medium generated by either
Seller and delivered to Buyer and Custodian, which provides information
(including, without limitation, the information set forth on Exhibit C attached hereto) relating to the Purchased Mortgage Loans in a format acceptable to
Buyer.

          "Mortgage Note" means the promissory note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

          "Mortgaged Property" means the real property securing repayment of the debt evidenced by a Mortgage Note.

          "MortgageIT" means MortgageIT, Inc., a New York corporation, or its permitted successors and assigns.

          "Mortgagor" means the obligor or obligors on a Mortgage Note, including any person who has assumed or guaranteed the obligations of the obligor thereunder.

          "Multiemployer Plan" means a multiemployer plan defined as such in
Section 3(37) of ERISA to which contributions have been or are required to be made by a Seller or any ERISA Affiliate and that is covered by Title IV of
ERISA.

          "Net Income" means, for any period and any Person, the net income of such Person for such period as determined in accordance with GAAP.

                                      -13-

          "Net Worth" means, with respect to any Person, an amount equal to, on a consolidated basis, such Person's stockholder equity (determined in accordance with GAAP).

          "1934 Act" means the Securities Exchange Act of 1934, as amended from time to time.

          "Non-Performing Mortgage Loan" means (i) any Mortgage Loan for which any payment of principal or interest is more than twenty-nine (29) days past due, (ii) any Mortgage Loan with respect to which the related mortgagor is in bankruptcy or (iii) any Mortgage Loan with respect to which the related mortgaged property is in foreclosure.

          "Notice Date" has the meaning given to it in Section 3(b) hereof.

          "Obligations" means (a) all of Sellers' indebtedness, obligations to pay the Repurchase Price on the Repurchase Date, the Price Differential on each
Price Differential Payment Date, and other obligations and liabilities, to
Buyer, its Affiliates or Custodian arising under, or in connection with, the
Program Agreements, whether now existing or hereafter arising; (b) any and all sums paid by Buyer or on behalf of Buyer in order to preserve any Purchased
Mortgage Loan or its interest therein; (c) in the event of any proceeding for the collection or enforcement of any of Sellers' indebtedness, obligations or liabilities referred to in clause (a), the reasonable expenses of retaking, holding, collecting, preparing for sale, selling or otherwise disposing of or realizing on any Purchased Mortgage Loan, or of any exercise by Buyer of its rights under the Program Agreements, including, without limitation, attorneys'
fees and disbursements and court costs; and (d) all of Sellers' indemnity obligations to Buyer or Custodian or both pursuant to the Program Agreements.

          "PBCG" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

          "Plan" means an employee benefit or other plan established or maintained by any Seller or any ERISA Affiliate and covered by Title IV of
ERISA, other than a Multiemployer Plan.

          "Post Default Rate" means an annual rate of interest equal to the greater of (a) the Pricing Rate plus 2% or (b) the Mortgage Interest Rate.

          "Price Differential" means with respect to any Transaction as of any date of determination, an amount equal to the product of (A) the Pricing Rate for such Transaction and (B) the Purchase Price for such Transaction, calculated daily on the basis of a 360-day year for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the Repurchase Date.

          "Price Differential Payment Date" means, with respect to a Purchased
Mortgage Loan, the 5th day of the month following the related Purchase Date and each succeeding 5th day

                                      -14-

of the month thereafter; provided, that, with respect to such Purchased Mortgage
Loan, the final Price Differential Payment Date shall be the related Repurchase
Date; and provided, further, that if any such day is not a Business Day, the
Price Differential Payment Date shall be the next succeeding Business Day.

          "Pricing Rate" means LIBOR plus:

               (a) 0.75% with respect to Transactions the subject of which are
          Conforming Mortgage Loans (other than Wet-Ink Mortgage Loans or
          Repurchased Mortgage Loans);

               (b) 0.75% with respect to Transactions the subject of which are
          Jumbo Mortgage Loans (other than Wet-Ink Mortgage Loans or Repurchased
          Mortgage Loans);

               (c) 0.80% with respect to Transactions the subject of which are
          Alt-A Mortgage Loans (other than Wet-Ink Mortgage Loans or Repurchased
          Mortgage Loans);

               (d) 0.85% with respect to Transactions the subject of which are
          Sub-Prime Mortgage Loans (other than Wet-Ink Mortgage Loans or
          Repurchased Mortgage Loans);

               (e) 0.85% with respect to Transactions the subject of which are
          Wet-Ink Mortgage Loans;

               (f) 0.85% with respect to Transactions the subject of which are
          Second Lien Mortgage Loans (other than Wet-Ink Mortgage Loans or
          Repurchased Mortgage Loans);

               (g) 0.85% with respect to Transactions the subject of which are
          HELOCs (other than Wet-Ink Mortgage Loans or Repurchased Mortgage
          Loans);

               (h) 1.25% with respect to Transactions the subject of which are
          Repurchased Mortgage Loans;

               (i) the rate determined in the sole discretion of Buyer with respect to Transactions the subject of which are Exception Mortgage
          Loans and any other Transactions so identified by the Buyer in agreeing to enter into a Transaction with respect to such Exception
          Mortgage Loan

          The Pricing Rate shall change in accordance with LIBOR, as provided in
Section 5(a).

          "Principal" has the meaning given to it in Annex I.

          "Program Agreements" means, collectively, the Servicing Agreement, if any, the Servicer Notice, if any, the Custodial Agreement, this Agreement, the
Electronic Tracking

                                      -15-

Agreement, if entered into and, with respect to each Exception Mortgage Loan, a
Purchase Confirmation.

          "Property" means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

          "Proprietary Lease" means the lease on a Co-op Unit evidencing the possessory interest of the owner of the Co-op Shares in such Co-op Unit.

          "Purchase Confirmation" means a confirmation of a Transaction, in the form attached as Exhibit B hereto.

          "Purchase Date" means the date on which Purchased Mortgage Loans are to be transferred by a Seller to Buyer.

          "Purchase Price" means the price at which each Purchased Mortgage Loan is transferred by a Seller to Buyer, which shall equal:

          (i) on the Purchase Date, in the case of Purchased Mortgage Loans
(other than, in all cases, Mortgage Loans that are Repurchased Mortgage Loans)
the lesser of either:

          (A) the product of (1) the Market Value of such Purchased Mortgage
Loan multiplied by (2) the applicable Purchase Price Percentage for such
Mortgage Loan; or

          (B) (x) in the case of Purchased Mortgage Loans other than CSFBMC
Mortgage Loans, the product of (1) the outstanding principal amount thereof as set forth in the Mortgage Loan Schedule multiplied by (2) the applicable
Purchase Price Percentage for such Mortgage Loan and (y) in the case of CSFBMC
Mortgage Loans, the outstanding principal amount thereof as set forth in the
Mortgage Loan Schedule; or

          (ii) on the Purchase Date, in the case of Purchased Mortgage Loans which are Repurchased Mortgage Loans, the lesser of (1) the product of (A)(x)
for the first 90 days in which the Purchased Mortgage Loan is subject to a
Transaction, 85%; and (y) thereafter, 85% minus an additional 10% for each
30-day period following the 90th day in which the Purchased Mortgage Loan is subject to a Transaction multiplied by (B) the outstanding principal balance thereof as set forth on the related Mortgage Loan Schedule or (2) 70% of the value reflected in the most recent BPO; and

          (iii) on any day after the Purchase Date, except where Buyer and a
Seller agree otherwise, the amount determined under the immediately preceding clauses (i) or (ii) decreased by the amount of any cash transferred by a Seller to Buyer pursuant to Section 4(c) hereof or applied to reduce a Seller's obligations under clause (ii) of Section 4(b) hereof or under Section 6 hereof.

          "Purchase Price Percentage" means, with respect to each Mortgage Loan, the following percentage, as applicable:

                                      -16-

          (a) 98% with respect to Purchased Mortgage Loans that are Sub-Prime
          Mortgage Loans;

          (b) 98% with respect to Purchased Mortgage Loans that are Alt-A
          Mortgage Loans;

          (c) 98% with respect to Purchased Mortgage Loans that are Jumbo
          Mortgage Loans;

          (d) 98% with respect to Transactions the subject of which are first lien Conforming Mortgage Loans;

          (e) 98% with respect to Transactions the subject of which are Second
          Lien Mortgage Loans;

          (f) 98% with respect to Transactions the subject of which are HELOCs;

          (g) with respect to Transactions the subject of which are Exception
          Mortgage Loans, a percentage to be determined by Buyer in its sole discretion.

          "Purchased Mortgage Loans" means the collective reference to Mortgage
Loans together with the Repurchase Assets related to such Mortgage Loans transferred by a Seller to Buyer in a Transaction hereunder, which are either
(i) listed on the related Mortgage Loan Schedule attached to the related
Transaction Request, or (ii) with respect to which the related Mortgage Loan is in possession of the Custodian, which such Mortgage Loans the Custodian has been instructed to hold pursuant to the Custodial Agreement.

          "Qualified Insurer" means a mortgage guaranty insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by Fannie Mae or Freddie Mac.

          "Qualified Originator" means an originator of Mortgage Loans which is acceptable under the Underwriting Guidelines.

          "Records" means all instruments, agreements and other books, records, and reports and data generated by other media for the storage of information maintained by a Seller or any other person or entity with respect to a Purchased
Mortgage Loan. Records shall include the Mortgage Notes, any Mortgages, the
Mortgage Files, the credit files related to the Purchased Mortgage Loan and any other instruments necessary to document or service a Mortgage Loan.

          "REIT" means a real estate investment trust, as defined in Section 856 of the Code.

          "REIT Status" means, with respect to any Person, such Person's status as a real estate investment trust, as defined in Section 856(a) of the Code, that satisfies the conditions and limitations set forth in Section 856(b) and
856(c) of the Code.

                                      -17-

          "REO Property" means real property acquired by a Seller, including a
Mortgaged Property acquired through foreclosure of a Mortgage Loan or by deed in lieu of such foreclosure.

          "Reporting Date" means the 5th day of each month or, if such day is not a Business Day, the next succeeding Business Day.

          "Repurchase Assets" has the meaning assigned thereto in Section 8 hereof.

          "Repurchase Date" means the earlier of (i) the Termination Date, (ii)
the date set forth in the applicable Purchase Confirmation, (iii) the date determined by application of Section 16 hereof or (iv) the date identified to
Buyer by a Seller as the date that the related Mortgage Loan is to be sold pursuant to a Take-out Commitment.

          "Repurchase Price" means the price at which Purchased Mortgage Loans are to be transferred from Buyer to a Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price and the accrued but unpaid Price
Differential as of the date of such determination.

          "Repurchased Mortgage Loan" means a Mortgage Loan (a) which is repurchased by a Seller from any third party purchaser as a result of (i) a breach of representations and warranties under the agreed upon terms in which the claimed breach is not a result of fraud or material misrepresentation of fact by any party to the Mortgage Loan or consumer credit law violation or (ii)
an early payment default repurchase obligation, (b) where the claimed breach or early payment default is expressly identified to Buyer in writing, (c) which is subject to a Transaction hereunder for no more than 180 days and (d) which has not been foreclosed upon or converted to REO Property. In addition to the foregoing, in no event will a Repurchased Mortgage Loan be subject to a
Transaction hereunder as a "Repurchased Mortgage Loan" if there is a breach of representation and warranty in respect of such Repurchased Mortgage Loan other than the breach identified in writing to the Buyer pursuant to subclause (b) of this definition.

          "Request for Certification" means a notice sent to the Custodian reflecting the sale of one or more Purchased Mortgage Loans to Buyer hereunder.

          "Requirement of Law" means, with respect to any Person, any law, treaty, rule or regulation or determination of an arbitrator, a court or other governmental authority, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Responsible Officer" means shall mean, as to any Person, the chief executive officer or, with respect to financial matters, the chief financial officer of such Person.

          "S&P" means Standard & Poor's Ratings Services, or any successor thereto.

          "SEC" means the Securities and Exchange Commission, or any successor thereto.

          "Second Lien Mortgage Loan" shall mean a Mortgage Loan secured by a second lien on the related Mortgaged Property.

                                      -18-

          "Seller" means each of MortgageIT Holdings, Inc. and MortgageIT, Inc.
or their permitted successors and assigns.

          "Servicer" means any servicer approved by Buyer in its sole discretion, which may be Seller.

          "Servicer Notice" means the notice acknowledged by the Servicer substantially in the form of Exhibit M hereto.

          "Servicing Agreement" means any servicing agreement entered into among
Sellers and a Servicer as the same may be amended from time to time.

          "Settlement Agent" means, with respect to any Transaction the subject of which is a Wet-Ink Mortgage Loan, the entity approved by Buyer, in its sole good-faith discretion, which may be a title company, escrow company or attorney in accordance with local law and practice in the jurisdiction where the related
Wet-Ink Mortgage Loan is being originated. A Settlement Agent is deemed approved unless Buyer notifies Sellers otherwise at any time electronically or in writing.

          "SIPA" means the Securities Investor Protection Act of 1970, as amended from time to time.

          "Subordinated Debt" means, Indebtedness of a Seller which is (i)
unsecured, (ii) no part of the principal of such Indebtedness is required to be paid (whether by way of mandatory sinking fund, mandatory redemption, mandatory prepayment or otherwise) prior to the date which is one year following the
Termination Date and (iii) the payment of the principal of and interest on such
Indebtedness and other obligations of a Seller in respect of such Indebtedness are subordinated to the prior payment in full of the principal of and interest
(including post-petition obligations) on the Transactions and all other obligations and liabilities of a Seller to Buyer hereunder on terms and conditions approved in writing by Buyer and all other terms and conditions of which are satisfactory in form and substance to Buyer.

          "Subsidiary" means, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more
Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

          "Sub-Prime Mortgage Loan" means a first lien Mortgage Loan originated in accordance with the criteria established by Buyer for sub-prime mortgage loans, as determined by Buyer in its sole discretion.

          "Take-out Commitment" means a commitment of a Seller to either (a)
sell one or more identified Mortgage Loans to a Take-out Investor or (b) (i)
swap one or more identified

                                      -19-

Mortgage Loans with a Take-out Investor that is an Agency for an Agency
Security, and (ii) sell the related Agency Security to a Take-out Investor, and in each case, the corresponding Take-out Investor's commitment back to a Seller to effectuate any of the foregoing, as applicable. With respect to any Take-out
Commitment with an Agency, the applicable agency documents list Buyer as sole subscriber.

          "Take-out Investor" means (i) an Agency or (ii) other institution which has made a Take-out Commitment and has been approved by Buyer.

          "Termination Date" means the earlier of (a) February 28, 2006, and (b)
the date of the occurrence of an Event of Default.

          "Test Period" means any calendar quarter.

          "Transaction" has the meaning set forth in Section 1 hereof.

          "Transaction Request" means a request from a Seller to Buyer, in the form attached as Exhibit A hereto, to enter into a Transaction.

          "Trust Receipt and Certification" means, with respect to any
Transaction as of any date, a receipt and certification in the form attached as an exhibit to the Custodial Agreement.

          "Underwriting Guidelines" means the standards, procedures and guidelines of the Sellers for underwriting and acquiring Mortgage Loans, which are set forth in the written policies and procedures of the Sellers, a copy of which is attached hereto as Exhibit G and such other guidelines as are identified and approved in writing by Buyer.

          "Uniform Commercial Code" means the Uniform Commercial Code as in effect on the date hereof in the State of New York or the Uniform Commercial
Code as in effect in the applicable jurisdiction.

          "VA" means the U.S. Department of Veterans Affairs, an agency of the
United States of America, or any successor thereto including the Secretary of
Veterans Affairs.

          "VA Approved Lender" means a lender which is approved by the VA to act as a lender in connection with the origination of VA Loans.

          "VA Loan" means a Mortgage Loan which is subject of a VA Loan Guaranty
Agreement as evidenced by a loan guaranty certificate, or a Mortgage Loan which is a vender loan sold by the VA.

          "VA Loan Guaranty Agreement" means the obligation of the United States to pay a specific percentage of a Mortgage Loan (subject to a maximum amount)
upon default of the Mortgagor pursuant to the Servicemen's Readjustment Act, as amended.

          "Violation Deadline" has the meaning assigned thereto in Section 4(c)
hereof.

                                      -20-

          "Wet-Ink Documents" means, with respect to any Wet-Ink Mortgage Loan, the (a) Transaction Request and (b) the Mortgage Loan Schedule.

          "Wet-Ink Mortgage Loan" means a Mortgage Loan which a Seller is selling to Buyer simultaneously with the origination thereof.

     3. PROGRAM; INITIATION OF TRANSACTIONS

          a. From time to time, in the sole discretion of Buyer, Buyer will purchase from Sellers certain Mortgage Loans that have been either originated by either Seller or purchased by either Seller from other originators. THIS AGREEMENT IS A COMMITMENT BY BUYER TO ENTER INTO
          TRANSACTIONS WITH THE SELLER FOR AN AMOUNT EQUAL TO THE MAXIMUM
          COMMITTED PURCHASE PRICE. THIS AGREEMENT IS NOT A COMMITMENT BY BUYER
          TO ENTER INTO TRANSACTIONS WITH THE SELLER FOR AMOUNTS EXCEEDING THE
          MAXIMUM COMMITTED PURCHASE PRICE BUT RATHER SETS FORTH THE PROCEDURES
          TO BE USED IN CONNECTION WITH PERIODIC REQUESTS FOR BUYER TO ENTER
          INTO TRANSACTIONS WITH THE SELLER. SELLER HEREBY ACKNOWLEDGES THAT,
          BEYOND THE MAXIMUM COMMITTED PURCHASE PRICE, BUYER IS UNDER NO
          OBLIGATION TO AGREE TO ENTER INTO, OR TO ENTER INTO, ANY TRANSACTION
          PURSUANT TO THIS AGREEMENT. All Purchased Mortgage Loans shall exceed or meet the Underwriting Guidelines, and shall be serviced by
          Servicer. The aggregate Purchase Price of Purchased Mortgage Loans subject to outstanding Transactions shall not exceed the Maximum
          Aggregate Purchase Price.

          b. With respect to each Transaction involving Mortgage Loans which are not Wet-Ink Mortgage Loans, Sellers shall give Buyer and Custodian at least 1 Business Day's prior notice of any proposed Purchase Date (the date on which such notice is given, the "Notice Date"); provided, that if Seller is delivering 25 or fewer Mortgage Loans, which are not
          Wet-Ink Mortgage Loans, on a Purchase Date, the notice shall be delivered on or before 10:30 a.m. (New York City time) on the Purchase
          Date. With respect to Wet-Ink Mortgage Loans, Sellers shall deliver notice of any proposed purchase on or before 3:00 p.m. (New York City time) on the Purchase Date. On the Notice Date, Sellers shall (i)
          request that Buyer enter into a Transaction by furnishing to Buyer a
          Transaction Request, (ii) deliver to Buyer and Custodian a Mortgage
          Loan Schedule and (iii) deliver to Custodian, or the Buyer, with respect to each Wet-Ink Mortgage Loan, either a Request for
          Certification and each Mortgage File or Wet-Ink Documents for each
          Wet-Ink Mortgage Loan, as applicable, in accordance with Section
          10(b)(3) hereof. With respect to requested Transactions which would cause the related Purchase Price to exceed the Maximum Committed
          Purchase Price, Buyer may enter into such requested Transaction or may notify the Sellers of its intention not to enter into such
          Transaction. In the event the Mortgage Loan Schedule provided by
          Sellers contains erroneous computer data, is not formatted properly or the computer fields are otherwise improperly aligned, Buyer shall provide written or electronic notice to Sellers describing such error and Sellers shall correct the computer data, reformat or properly align the computer fields themselves and resubmit the Mortgage Loan
          Schedule as required herein.

                                      -21-

          c. With respect to each Exception Mortgage Loan, upon receipt of the
          Transaction Request, Buyer shall, consistent with this Agreement, specify the terms for such proposed Transaction, including the
          Purchase Price, the Pricing Rate, the Market Value and the Repurchase
          Date in respect of such Transaction. The terms thereof shall be set forth in the Purchase Confirmation to be delivered to Sellers on or prior to the Purchase Date.

          d. With respect to each Exception Mortgage Loan, the Purchase
          Confirmation, together with this Agreement, shall constitute conclusive evidence of the terms agreed between Buyer and Sellers with respect to the Transaction to which the Purchase Confirmation relates, and Sellers' acceptance of the related proceeds shall constitute
          Sellers' agreement to the terms of such Purchase Confirmation. It is the intention of the parties that, with respect to each Exception
          Mortgage Loan, each Purchase Confirmation shall not be separate from this Agreement but shall be made a part of this Agreement. In the event of any conflict between this Agreement and, with respect to each
          Exception Mortgage Loan, a Purchase Confirmation, the terms of the
          Purchase Confirmation shall control with respect to the related
          Transaction.

          e. Upon the satisfaction of the applicable conditions precedent set forth in Section 10 hereof, all of Sellers' interest in the Repurchase
          Assets shall pass to Buyer on the Purchase Date, against the transfer of the Purchase Price to Sellers. Upon transfer of the Mortgage Loans to Buyer as set forth in this Section and until termination of any related Transactions as set forth in Sections 4 or 16 of this
          Agreement, ownership of each Mortgage Loan, including each document in the related Mortgage File and Records, is vested in Buyer; provided that, prior to the recordation by the Custodian as provided for in the
          Custodial Agreement record title in the name of related Seller to each
          Mortgage shall be retained by related Seller in trust, for the benefit of Buyer, for the sole purpose of facilitating the servicing and the supervision of the servicing of the Mortgage Loans.

          f. With respect to each Wet-Ink Mortgage Loan, by no later than 12:00 noon, (New York City time) on the seventh Business Day following the applicable Purchase Date, the related Seller shall cause the related
          Settlement Agent to deliver to the Custodian the remaining documents in the Mortgage File.

     4. REPURCHASE

          a. Sellers shall repurchase the related Purchased Mortgage Loans from
          Buyer on each related Repurchase Date. Such obligation to repurchase exists without regard to any prior or intervening liquidation or foreclosure with respect to any Purchased Mortgage Loan (but liquidation or foreclosure proceeds received by Buyer shall be applied to reduce the Repurchase Price for such Purchased Mortgage Loan on each Price Differential Payment Date except as otherwise provided herein). Sellers are obligated to repurchase and take physical possession of the Purchased Mortgage Loans from Buyer or its designee
          (including the Custodian) at Sellers' expense on the related
          Repurchase Date.

                                      -22-

          b. Provided that no Default shall have occurred and is continuing, and
          Buyer has received the related Repurchase Price upon repurchase of the
          Purchased Mortgage Loans, Buyer agrees to release its ownership interest hereunder in the Purchased Mortgage Loans (including, the
          Repurchase Assets related thereto) at the request of Sellers. With respect to payments in full by the related Mortgagor of a Purchased
          Mortgage Loan, Sellers agree to (i) provide Buyer with a copy of a report from the related Servicer indicating that such Purchased
          Mortgage Loan has been paid in full, (ii) remit to Buyer, within two
          Business Days, the Repurchase Price with respect to such Purchased
          Mortgage Loans and (iii) provide Buyer a notice specifying each
          Purchased Mortgage Loan that has been prepaid in full. Buyer agrees to release its ownership interest in Purchased Mortgage Loans which have been prepaid in full after receipt of evidence of compliance with clauses (i) through (iii) of the immediately preceding sentence.

          c. In the event that at any time any Purchased Mortgage Loan violates the applicable sublimit set forth in the definition of Market Value,
          Buyer may, in its sole discretion, redesignate such Mortgage Loan as an Exception Mortgage Loan. If Buyer does not redesignate such
          Mortgage Loan as an Exception Mortgage Loan, and if either Seller fails to notify Buyer within five (5) Business Days following notice or knowledge of such violation that neither Seller wants to receive a bid for such Mortgage Loan as described below, Buyer or an Affiliate of Buyer may offer to terminate Sellers' right and obligation to repurchase such Mortgage Loan by paying Sellers a price to be set by
          Buyer in its sole discretion (a "Bid"). Sellers, within five (5)
          Business Days of receipt of Buyer's bid (the "Violation Deadline")
          may, in their sole discretion, either (i) accept Buyer's bid, terminating Sellers' right to repurchase such Mortgage Loan under this
          Agreement or (ii) immediately repurchase the Mortgage Loan at the
          Repurchase Price in accordance with this Section 4. Sellers shall pay
          Buyer a bid fee equal to $250 (the "Bid Fee") with respect to each
          Mortgage Loan on which Buyer or its Affiliate makes a Bid, regardless of whether the Bid is accepted and such Bid Fee shall be due and payable to Buyer on or before the Violation Deadline. Any amount paid by Buyer or its Affiliate to terminate Sellers' right to repurchase a
          Purchased Mortgage Loan if a Bid is accepted pursuant to this Section shall be applied by Buyer toward the outstanding Repurchase Price for the applicable Transaction.

     5. PRICE DIFFERENTIAL.

          a. On each Business Day that a Transaction is outstanding, the Pricing
          Rate shall be reset and, unless otherwise agreed, the accrued and unpaid Price Differential shall be settled in cash on each related
          Price Differential Payment Date. Two Business Days prior to the Price
          Differential Payment Date, Buyer shall give Sellers written or electronic notice of the amount of the Price Differential due on such
          Price Differential Payment Date. On the Price Differential Payment
          Date, Sellers shall pay to Buyer the Price Differential for such Price
          Differential Payment Date (along with any other amounts to be paid pursuant to Sections 7, and 34 hereof), by wire transfer in immediately available funds.

                                      -23-

          b. If Sellers fail to pay all or part of the Price Differential by
          3:00 p.m. (New York City time) on the related Price Differential
          Payment Date, with respect to any Purchased Mortgage Loan, Sellers shall be obligated to pay to Buyer (in addition to, and together with, the amount of such Price Differential) interest on the unpaid
          Repurchase Price at a rate per annum equal to the Post Default Rate until the Price Differential is received in full by Buyer.

          c. Sellers may remit to Buyer funds in $500,000 increments to be held as unsegregated cash margin and collateral for all Obligations under the Repurchase Agreement (such amount, to the extent not applied to
          Obligations under the Repurchase Agreement, the "Buydown Amount"). The
          Buydown Amount shall be used by Buyer in order to calculate the Price
          Differential, which will accrue on the Purchase Price then outstanding minus the Buydown Amount, applied to Transactions involving Conforming
          Mortgage Loans. The Sellers shall be entitled to request a drawdown of the Buydown Amount or remit additional funds to be added to the
          Buydown Amount in increments of $500,000 no more than one time per week. Without limiting the generality of the foregoing, in the event that a Margin Call or other Default exists, the Buyer shall be entitled to use any or all of the Buydown Amount to cure such circumstance or otherwise exercise remedies available to the Buyer without prior notice to, or consent from, the Sellers.

     6. MARGIN MAINTENANCE

          a. If at any time the Market Value of any Purchased Mortgage Loan subject to a Transaction is less than Buyer's Margin Amount for such
          Transaction (a "Margin Deficit"), then Buyer may by notice to any
          Seller require Sellers to transfer to Buyer cash in an amount at least equal to the Margin Deficit (such requirement, a "Margin Call").

          b. Notice delivered pursuant to Section 6(a) may be given by any written means. Any notice given before 10:00 a.m. (New York City time)
          on a Business Day shall be met, and the related Margin Call satisfied, no later than 5:00 p.m. (New York City time) on such Business Day;
          notice given after 10:00 a.m. (New York City time) on a Business Day shall be met, and the related Margin Call satisfied, no later than
          5:00 p.m. (New York City time) on the following Business Day (the foregoing time requirements for satisfaction of a Margin Call are referred to as the "Margin Deadlines"). The failure of Buyer, on any one or more occasions, to exercise its rights hereunder, shall not change or alter the terms and conditions to which this Agreement is subject or limit the right of Buyer to do so at a later date. Sellers and Buyer each agree that a failure or delay by Buyer to exercise its rights hereunder shall not limit or waive Buyer's rights under this
          Agreement or otherwise existing by law or in any way create additional rights for Sellers.

          c. In the event that a Margin Deficit exists with respect to any
          Purchased Mortgage Loan, Buyer may retain any funds received by it to which the Sellers would otherwise be entitled hereunder, which funds
          (i) shall be held by Buyer

                                      -24-

          against the related Margin Deficit and (ii) may be applied by Buyer against any Purchased Mortgage Loan for which the related Margin
          Deficit remains otherwise unsatisfied. Notwithstanding the foregoing, the Buyer retains the right, in its sole discretion, to make a Margin
          Call in accordance with the provisions of this Section 6.

     7. INCOME PAYMENTS

          a. If Income is paid in respect of any Purchased Mortgage Loan during the term of a Transaction, such Income shall be the property of Buyer.
          Notwithstanding the foregoing, and provided no Event of Default has occurred and is continuing, Buyer agrees that if a third-party
          Servicer is in place for any Purchased Mortgage Loans, such Servicer shall deposit such Income to the Collection Account. Sellers shall deposit all Income received in its capacity as Servicer of any
          Purchased Mortgage Loans to the Collection Account in accordance with
          Section 12(c) hereof.

          b. Provided no Event of Default has occurred and is continuing, on each Price Differential Payment Date, Sellers shall remit to Buyer an amount equal to the Price Differential out of the interest portion of the Income paid in respect to the Purchased Mortgage Loans for the preceding month in accordance with Section 5 of this Agreement. Upon termination of any Transaction, to the extent that there is any excess
          Income after repayment of all amounts to be transferred to Buyer by
          Sellers, Buyer, in its sole option, may apply the excess income to reduce the Repurchase Price due upon termination of any other outstanding Transactions.

          c. In the event that an Event of Default has occurred and is continuing, notwithstanding any provision set forth herein, Sellers shall remit to Buyer all Income received with respect to each
          Purchased Mortgage Loan on the related Price Differential Payment Date or on such other date or dates as Buyer notifies Sellers in writing.

          d. Notwithstanding any provision to the contrary in this Section 7, within two (2) Business Days of receipt by Sellers of any prepayment of principal in full, with respect to a Purchased Mortgage Loan,
          Sellers shall remit such amount to Buyer and Buyer shall immediately apply any such amount received by Buyer to reduce the amount of the
          Repurchase Price due upon termination of the related Transaction.

          e. Notwithstanding anything to the contrary set forth herein, upon notice by Buyer to Sellers, Sellers shall remit to Buyer all collections received by Servicer or Sellers on the Purchased Mortgage
          Loans in accordance with Buyer's directions no later than the day on which aggregate collections of principal and interest (excluding principal prepayments) on the Purchased Mortgaged Loans reaches an amount to be indicated by Buyer in its sole discretion.

                                      -25-

     8. SECURITY INTEREST

          Although the parties intend that all Transactions hereunder be sales and purchases and not loans, in the event any such Transactions are deemed to be loans, each Seller hereby pledges to Buyer as security for the performance by
Sellers of their Obligations and hereby grants, assigns and pledges to Buyer a fully perfected first priority security interest in the Purchased Mortgage
Loans, the Records, and all related servicing rights, the Program Agreements (to the extent such Program Agreements and each Seller's right thereunder relate to the Purchased Mortgage Loans), any related Take-out Commitments, any Property relating to the Purchased Mortgage Loans, all insurance policies and insurance proceeds relating to any Purchased Mortgage Loan or the related Mortgaged
Property, including, but not limited to, any payments or proceeds under any related primary insurance, hazard insurance and FHA Mortgage Insurance Contracts and VA Loan Guaranty Agreements (if any), Income, the Collection Account,
Interest Rate Protection Agreements, accounts (including any interest of Sellers in escrow accounts) and any other contract rights, instruments, accounts, payments, rights to payment (including payments of interest or finance charges)
general intangibles and other assets relating to the Purchased Mortgage Loans
(including, without limitation, any other accounts) or any interest in the
Purchased Mortgage Loans, and any proceeds (including the related securitization proceeds) and distributions with respect to any of the foregoing and any other property, rights, title or interests as are specified on a Transaction Request and/or Trust Receipt and Certification, in all instances, whether now owned or hereafter acquired, now existing or hereafter created (collectively, the
"Repurchase Assets"). Sellers agree to execute, deliver and/or file such documents and perform such acts as may be reasonably necessary to fully perfect
Buyer's security interest created hereby. Furthermore, the Sellers hereby authorize the Buyer to file financing statements relating to the Repurchase
Assets, as the Buyer, at its option, may deem appropriate. The Sellers shall pay the filing costs for any financing statement or statements prepared pursuant to this Section.

     9. PAYMENT AND TRANSFER

          Unless otherwise mutually agreed in writing, all transfers of funds to be made by Sellers hereunder shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Buyer at the following account maintained by Buyer: Account No. 3058 9442, for the account of CSFB
Buyer/MortgageIT Seller-Inbound Account, Citibank, ABA No. 021 000 089 or such other account as Buyer shall specify to Sellers in writing. Sellers acknowledge that they have no rights of withdrawal from the foregoing account. All Purchased
Mortgage Loans transferred by one party hereto to the other party shall be in the case of a purchase by Buyer in suitable form for transfer or shall be accompanied by duly executed instruments of transfer or assignment in blank and such other documentation as Buyer may reasonably request. All Purchased Mortgage
Loans shall be evidenced by a Trust Receipt and Certification. Any Repurchase
Price received by Buyer after 2:00 p.m. (New York City time) shall be deemed received on the next succeeding Business Day.

     10. CONDITIONS PRECEDENT

          a. Initial Transaction. As conditions precedent to the initial
          Transaction, Buyer shall have received on or before the day of such initial Transaction the following,

                                      -26-

          in form and substance satisfactory to Buyer and duly executed by
          Sellers and each other party thereto:

                    (1) Program Agreements. The Program Agreements (including
          without limitation a Custodial Agreement in a form acceptable to
          Buyer) duly executed and delivered by the parties thereto and being in full force and effect, free of any modification, breach or waiver.

                    (2) Security Interest. Evidence that all other actions
          necessary or, in the opinion of Buyer, desirable to perfect and protect Buyer's interest in the Purchased Mortgage Loans and other
          Repurchase Assets have been taken, including, without limitation, duly authorized and filed Uniform Commercial Code financing statements on
          Form UCC-1.

                    (3) Organizational Documents. A certificate of the corporate secretary of each Seller substantially in the form of Exhibit H hereto, attaching certified copies of each Seller's charter, bylaws and corporate resolutions approving the Program Agreements and transactions thereunder (either specifically or by general resolution)
          and all documents evidencing other necessary corporate action or governmental approvals as may be required in connection with the
          Program Agreements.

                    (4) Good Standing Certificate. A certified copy of a good
          standing certificate from the jurisdiction of organization of each
          Seller, dated as of no earlier than the date 10 Business Days prior to the Purchase Date with respect to the initial Transaction hereunder.

                    (5) Incumbency Certificate. An incumbency certificate of the corporate secretary of each Seller, certifying the names, true signatures and titles of the representatives duly authorized to request transactions hereunder and to execute the Program Agreements.

                    (6) Opinions of Counsel. Opinions of Sellers' counsel, in
          form and substance substantially as set forth in Exhibit F attached hereto.

                    (7) Underwriting Guidelines. A true and correct copy of the
          Underwriting Guidelines certified by an officer of each Seller.

                    (8) Fees. Payment of any fees due to Buyer hereunder.

                    (9) Insurance. Evidence that each Seller has added Buyer as an additional loss payee under the Sellers' Fidelity Insurance.

          b. All Transactions. The obligation of Buyer to enter into each
          Transaction pursuant to this Agreement is subject to the following conditions precedent:

                                      -27-

                    (1) Due Diligence Review. Without limiting the generality of
          Section 35 hereof, Buyer shall have completed, to its satisfaction, its due diligence review of the related Mortgage Loans and the
          Sellers.

                    (2) Required Documents.

               (a) With respect to each Purchased Mortgage Loan which is not a
          Wet-Ink Mortgage Loan, the Mortgage File has been delivered to the
          Custodian (i) with respect to any purchase of 25 or fewer Mortgage
          Loans on a single Purchase Date, on or prior to 3:00 p.m. (New York
          City time) on the Purchase Date, and (ii) with respect to any purchase of 26 or more Mortgage Loans on a single Purchase Date, at least 24 hours prior to the Purchase Date;

               (b) With respect to each Wet-Ink Mortgage Loan, the Wet-Ink
          Documents have been delivered to Buyer or Custodian, as the case may be, by 3:00 p.m. (New York City time) on the Purchase Date.

                    (3) Transaction Documents. Buyer or its designee shall have received on or before the day of such Transaction (unless otherwise specified in this Agreement) the following, in form and substance satisfactory to Buyer and (if applicable) duly executed:

               (a) A Transaction Request delivered pursuant to Section 3(c)
          hereof and a Purchase Confirmation.

               (b) The Request for Certification and the related Custodial
          Mortgage Loan Schedule, and the Trust Receipt.

               (c) Such certificates, opinions of counsel or other documents as
          Buyer may reasonably request.

                    (4) No Default. No Default or Event of Default shall have
          occurred and be continuing;

                    (5) Requirements of Law. Buyer shall not have determined
          that the introduction of or a change in any Requirement of Law or in the interpretation or administration of any Requirement of Law applicable to Buyer has made it unlawful, and no Governmental
          Authority shall have asserted that it is unlawful, for Buyer to enter into Transactions with a Pricing Rate based on LIBOR.

                    (6) Representations and Warranties. Both immediately prior to the related Transaction and also after giving effect thereto and to the intended use thereof, the representations and warranties made by
          Sellers in each Program Agreement shall be true, correct and complete on and as of such Purchase Date in all material respects with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

                                      -28-

                    (7) Electronic Tracking Agreement. To the extent Sellers are selling Mortgage Loans which are registered on the MERS(R) System, an
          Electronic Tracking Agreement entered into, duly executed and delivered by the parties thereto and being in full force and effect, free of any modification, breach or waiver.

                    (8) Material Adverse Change. None of the following shall
          have occurred and/or be continuing:

               (a) Credit Suisse First Boston, New York Branch's corporate bond rating as calculated by S&P or Moody's has been lowered or downgraded to a rating below investment grade by S&P or Moody's;

               (b) an event or events shall have occurred in the good faith determination of Buyer resulting in the effective absence of a "repo market" or comparable "lending market" for financing debt obligations secured by mortgage loans or securities or an event or events shall have occurred resulting in Buyer not being able to finance Purchased
          Mortgage Loans through the "repo market" or "lending market" with traditional counterparties at rates which would have been reasonable prior to the occurrence of such event or events; or

               (c) an event or events shall have occurred resulting in the effective absence of a "securities market" for securities backed by mortgage loans or an event or events shall have occurred resulting in
          Buyer not being able to sell securities backed by mortgage loans at prices which would have been reasonable prior to such event or events;
          or

               (d) there shall have occurred a material adverse change in the financial condition of Buyer which affects (or can reasonably be expected to affect) materially and adversely the ability of Buyer to fund its obligations under this Agreement.

     11. PROGRAM; COSTS

          a. Sellers shall reimburse Buyer for any of Buyer's reasonable out-of-pocket costs, including due diligence review costs and reasonable attorney's fees, incurred by Buyer in determining the acceptability to Buyer of any Mortgage Loans. Sellers shall also pay, or reimburse Buyer if Buyer shall pay, any termination fee, which may be due any servicer. Sellers shall pay the fees and expenses of
          Buyer's counsel in connection with the Program Agreements. Legal fees for any subsequent amendments to this Agreement or related documents shall be borne by Sellers. Sellers shall pay ongoing custodial and bank fees and expenses as set forth on Exhibit L hereto, and any other ongoing fees and expenses under any other Program Document.

          b. If Buyer determines that, due to the introduction of, any change in, or the compliance by Buyer with (i) any eurocurrency reserve requirement or (ii) the interpretation of any law, regulation or any guideline or request from any central

                                      -29-

          bank or other Governmental Authority (whether or not having the force of law), there shall be an increase in the cost to Buyer in engaging in the present or any future Transactions, then Sellers agree to pay to Buyer, from time to time, upon demand by Buyer (with a copy to
          Custodian) the actual cost of additional amounts as specified by Buyer to compensate Buyer for such increased costs.

          c. With respect to any Transaction, Buyer may conclusively rely upon, and shall incur no liability to Sellers in acting upon, any request or other communication that Buyer reasonably believes to have been given or made by a person authorized to enter into a Transaction on Sellers'
          behalf, whether or not such person is listed on the certificate delivered pursuant to Section 10(a)(5) hereof. In each such case,
          Sellers hereby waive the right to dispute Buyer's record of the terms of the Purchase Confirmation, request or other communication.

          d. Notwithstanding the assignment of the Program Agreements with respect to each Purchased Mortgage Loan to Buyer, each Seller agrees and covenants with Buyer to enforce diligently Sellers' rights and remedies set forth in the Program Agreements.

          e. Any payments made by Sellers to Buyer shall be free and clear of, and without deduction or withholding for, any taxes; provided, however, that if such payer shall be required by law to deduct or withhold any taxes from any sums payable to Buyer, then such payer shall (A) make such deductions or withholdings and pay such amounts to the relevant authority in accordance with applicable law, (B) pay to
          Buyer the sum that would have been payable had such deduction or withholding not been made, and (C) at the time Price Differential is paid, pay to Buyer all additional amounts as specified by Buyer to preserve the after-tax yield Buyer would have received if such tax had not been imposed, and otherwise indemnify Buyer for any such taxes imposed.

     12. SERVICING

          a. Sellers, on Buyer's behalf, shall contract with Servicer to, or if any Seller is the Servicer, such Seller shall, service the Mortgage
          Loans consistent with the degree of skill and care that each Seller customarily requires with respect to similar Mortgage Loans owned or managed by it and in accordance with Accepted Servicing Practices. The
          Servicer shall (i) comply with all applicable Federal, State and local laws and regulations, (ii) maintain all state and federal licenses necessary for it to perform its servicing responsibilities hereunder and (iii) not impair the rights of Buyer in any Mortgage Loans or any payment thereunder. Buyer may terminate the servicing of any Mortgage
          Loan with the then-existing servicer in accordance with Section 12(e)
          hereof.

          b. Sellers shall cause the Servicer to hold or cause to be held all escrow funds collected by Servicer with respect to any Purchased
          Mortgage Loans in trust accounts and shall apply the same for the purposes for which such funds were collected.

                                      -30-

          c. Sellers shall cause the Servicer to deposit all collections received by Servicer on the Purchased Mortgage Loans in the Collection
          Account no later than the 5th Business Day following receipt;
          provided, however, that any amounts required to be remitted to Buyer shall be deposited in the Collection Account on or prior to the day on which such remittance is to occur.

          d. Upon Buyer's request, Sellers shall provide promptly to Buyer a
          Servicer Notice addressed to and agreed to by the Servicer of the related Purchased Mortgage Loans, advising such Servicer of such matters as Buyer may reasonably request, including, without limitation, recognition by the Servicer of Buyer's interest in such
          Purchased Mortgage Loans and the Servicer's agreement that upon receipt of notice of an Event of Default from Buyer, it will follow the instructions of Buyer with respect to the Purchased Mortgage Loans and any related Income with respect thereto.

          e. Upon the occurrence of an Event of Default hereunder or a material default under the Servicing Agreement, Buyer shall have the right to immediately terminate the Servicer's right to service the Purchased
          Mortgage Loans under the Servicing Agreement without payment of any penalty or termination fee. Sellers and the Servicer shall cooperate in transferring the servicing of the Purchased Mortgage Loans to a successor servicer appointed by Buyer in its sole discretion.

          f. If Sellers should discover that, for any reason whatsoever, Sellers or any entity responsible to Sellers for managing or servicing any such Purchased Mortgage Loan has failed to perform fully Sellers'
          obligations under the Program Agreements or any of the obligations of such entities with respect to the Purchased Mortgage Loans, Sellers shall promptly notify Buyer.

     13. REPRESENTATIONS AND WARRANTIES

          a. Each Seller represents and warrants to Buyer as of the date hereof and as of each Purchase Date for any Transaction that:

                    (1) Seller Existence. MortgageIT has been duly organized and is validly existing as a corporation in good standing under the laws of the State of New York. Holdings has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland.

                    (2) Licenses. Each Seller is duly licensed or is otherwise qualified in each jurisdiction in which it transacts business for the business which it conducts and is not in default of any applicable federal, state or local laws, rules and regulations unless, in either instance, the failure to take such action is not reasonably likely
          (either individually or in the aggregate) to cause a Material Adverse
          Effect and is not in default of such state's applicable laws, rules and regulations. Each Seller has the requisite power and authority and legal right to originate and purchase Mortgage Loans (as applicable)
          and to own, sell and grant a lien on all of its right, title and interest in and to the Mortgage Loans, and to

                                      -31-

          execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement, each
          Program Agreement and any Transaction Request or, if applicable,
          Purchase Confirmation. Each Seller is an FHA Approved Mortgagee and VA
          Approved Lender.

                    (3) Power. Each Seller has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect.

                    (4) Due Authorization. Each Seller has all necessary
          corporate or other power, authority and legal right to execute, deliver and perform its obligations under each of the Program
          Agreements, as applicable. This Agreement, any Transaction Request,
          Purchase Confirmation and the Program Agreements have been (or, in the case of Program Agreements and any Transaction Request, Purchase
          Confirmation not yet executed, will be) duly authorized, executed and delivered by such Seller, all requisite or other corporate action having been taken, and each is valid, binding and enforceable against such Seller in accordance with its terms except as such enforcement may be affected by bankruptcy, by other insolvency laws, or by general principles of equity.

                    (5) Financial Statements. Holdings has heretofore furnished to Buyer a copy of (a) its consolidated and consolidating balance sheet and the consolidated balance sheets of its consolidated
          Subsidiaries for the fiscal year of Holdings ended December 31, 2003 and the related consolidated and consolidating statements of income and retained earnings and of cash flows for Holdings and its consolidated Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous year, with the opinion thereon of BDO Seidman, LLP and (b) its consolidated balance sheet and the consolidated balance sheets of its consolidated
          Subsidiaries for the quarterly fiscal periods of Holdings ended March
          31, 2004, June 30, 2004 and September 30, 2004 and the related consolidated statements of income and retained earnings and of cash flows for Holdings and its consolidated Subsidiaries for such quarterly fiscal periods, setting forth in each case in comparative form the figures for the previous year. All such financial statements are complete and correct and fairly present, in all material respects, the consolidated financial condition of Holdings and its Subsidiaries and the consolidated results of its operations as at such dates and for such fiscal periods, all in accordance with GAAP applied on a consistent basis. Since December 31, 2004, there has been no material adverse change in the consolidated business, operations or financial condition of Holdings and its consolidated Subsidiaries taken as a whole from that set forth in said financial statements nor is Holdings aware of any state of facts which (with notice or the lapse of time)
          would or could result in any such material adverse change. Holdings has, on the date of the statements delivered pursuant to this Section
          (the "Statement Date") no liabilities, direct or indirect, fixed or contingent, matured or unmatured, known or unknown, or liabilities for taxes, long-term leases or

                                      -32-

          unusual forward or long-term commitments not disclosed by, or reserved against in, said balance sheet and related statements, and at the present time there are no material unrealized or anticipated losses from any loans, advances or other commitments of Holdings except as heretofore disclosed to Buyer in writing.

                    (6) Event of Default. There exists no Event of Default under
          Section 15(b) hereof, which default gives rise to a right to accelerate indebtedness as referenced in Section 15(b) hereof.

                    (7) Solvency. Each Seller is solvent and will not be
          rendered insolvent by any Transaction and, after giving effect to such
          Transaction, will not be left with an unreasonably small amount of capital with which to engage in its business. Neither Seller intends to incur, nor does it believe that it has incurred, debts beyond its ability to pay such debts as they mature and is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of such entity or any of its assets. The amount of consideration being received by Sellers upon the sale of the Purchased Mortgage Loans to Buyer constitutes reasonably equivalent value and fair consideration for such Purchased Mortgage
          Loans. Sellers are not transferring any Purchased Mortgage Loans with any intent to hinder, delay or defraud any of its creditors.

                    (8) No Conflicts. The execution, delivery and performance by each Seller of this Agreement, any Transaction Request or Purchase
          Confirmation hereunder and the Program Agreements do not conflict with any term or provision of the certificate of incorporation or by-laws of such Seller or any law, rule, regulation, order, judgment, writ, injunction or decree applicable to such Seller of any court, regulatory body, administrative agency or governmental body having jurisdiction over such Seller, which conflict would have a Material
          Adverse Effect and will not result in any violation of any such mortgage, instrument, agreement or obligation to which such Seller is a party.

                    (9) True and Complete Disclosure. All information, reports, exhibits, schedules, financial statements or certificates of Sellers or any Affiliate thereof or any of their officers furnished or to be furnished to Buyer in connection with the initial or any ongoing due diligence of Sellers, or any Affiliate or officer thereof, negotiation, preparation, or delivery of the Program Agreements are true and complete and do not omit to disclose any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading. All financial statements have been prepared in accordance with GAAP.

                    (10) Approvals. No consent, approval, authorization or order of, registration or filing with, or notice to any governmental authority or court is required under applicable law in connection with the execution, delivery and performance by Sellers of this Agreement, any Transaction Request, Purchase Confirmation and the Program
          Agreements.

                                      -33-

                    (11) Litigation. There is no action, proceeding or
          investigation pending with respect to which either Seller has received service of process or, to the best of Sellers' knowledge threatened against it before any court, administrative agency or other tribunal
          (A) asserting the invalidity of this Agreement, any Transaction,
          Transaction Request, Purchase Confirmation or any Program Agreement,
          (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, any Transaction Request, Purchase
          Confirmation or any Program Agreement, (C) makes a claim individually or in an aggregate amount greater than $25 million, (D) which requires filing with the Securities and Exchange Commission in accordance with the 1934 Act or any rules thereunder or (E) which might materially and adversely affect the validity of the Mortgage Loans or the performance by it of its obligations under, or the validity or enforceability of, this Agreement, any Transaction Request, Purchase Confirmation or any
          Program Agreement.

                    (12) Material Adverse Change. There has been no material
          adverse change in the business, operations, financial condition, properties or prospects of either Seller or their respective
          Affiliates since the date set forth in the most recent financial statements supplied to Buyer.

                    (13) Ownership. Upon payment of the Purchase Price and the filing of the financing statement and delivery of the Mortgage Files to the Custodian and the Custodian's receipt of the related Request for Certification, Buyer shall become the sole owner of the Purchased
          Mortgage Loans and related Repurchase Assets, free and clear of all liens and encumbrances.

                    (14) Underwriting Guidelines. The Underwriting Guidelines
          provided to Buyer are the true and correct Underwriting Guidelines of the Sellers.

                    (15) Taxes. Sellers and their Subsidiaries have timely filed all tax returns that are required to be filed by them and have paid all taxes, except for any such taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided. The charges, accruals and reserves on the books of Sellers and their Subsidiaries in respect of taxes and other governmental charges are, in the opinion of Sellers, adequate.

                    (16) Investment Company. Neither Seller nor any of their
          respective Subsidiaries is an "investment company", or a company
          "controlled" by an "investment company," within the meaning of the
          Investment Company Act of 1940, as amended.

                    (17) Chief Executive Office; Jurisdiction of Organization.
          On the Effective Date, MortgageIT's chief executive office, is, and has been, located at 33 Maiden Lane, 6th Floor, New York, New York
          10038. On the Effective Date, MortgageIT's jurisdiction of organization is New York. On the Effective Date, Holding's chief executive office, is, and has been, located at 33 Maiden

                                      -34-

          Lane, 6th Floor, New York, New York 10038. On the Effective Date,
          Holding's jurisdiction of organization is Maryland. Each Seller shall provide Buyer with thirty days advance notice of any change in such
          Seller's principal office or place of business or jurisdiction.
          Neither Seller has a trade name other than as set forth on Schedule 2.
          During the preceding five years, neither Seller has been known by or done business under any other name, corporate or fictitious, and has not filed or had filed against it any bankruptcy receivership or similar petitions nor has it made any assignments for the benefit of creditors.

                    (18) Location of Books and Records. The location where
          Sellers keeps their books and records, including all computer tapes and records relating to the Purchased Mortgage Loans and the related
          Repurchase Assets are their respective chief executive offices.

                    (19) Adjusted Tangible Net Worth. On the Effective Date,
          Sellers' Adjusted Tangible Net Worth is not less than $170,000,000.

                    (20) ERISA. Each Plan to which a Seller or its Subsidiaries make direct contributions, and, to the knowledge of Sellers, each other Plan and each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the
          Code and any other Federal or State law.

                    (21) Adverse Selection. Sellers have not selected the
          Purchased Mortgage Loans in a manner so as to adversely affect Buyer's interests.

                    (22) Agreements. Neither Seller nor any Subsidiary of
          Sellers is a party to any agreement, instrument, or indenture or subject to any restriction materially and adversely affecting its business, operations, assets or financial condition, except as disclosed in the financial statements described in Section 13(a)(5)
          hereof. Neither Seller nor any Subsidiary of Sellers is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement, instrument, or indenture which default could have a material adverse effect on the business, operations, properties, or financial condition of Seller as a whole. No holder of any indebtedness of Sellers or of any of its
          Subsidiaries has given notice of any asserted default thereunder.

                    (23) Other Indebtedness. All Indebtedness (other than
          Indebtedness evidenced by this Agreement) of Sellers existing on the date hereof is listed on Exhibit J hereto (the "Existing
          Indebtedness").

                    (24) Agency Approvals. With respect to each Agency Security and to the extent necessary, each Seller is an FHA Approved Mortgagee, a VA Approved Lender. Each Seller is also approved by Fannie Mae as an approved lender and Freddie Mac as an approved seller/servicer, and, to the extent necessary, approved by the Secretary of Housing and
          Urban Development pursuant to Sections 203 and 211 of the National
          Housing Act. In each such case,

                                      -35-

          each Seller in good standing, with no event having occurred or either
          Seller having any reason whatsoever to believe or suspect will occur prior to the issuance of the Agency Security or the consummation of the Take-out Commitment, as the case may be, including, without limitation, a change in insurance coverage which would either make either Seller unable to comply with the eligibility requirements for maintaining all such applicable approvals or require notification to the relevant Agency or to the Department of Housing and Urban
          Development, FHA or VA. Should either Seller for any reason cease to possess all such applicable approvals, or should notification to the relevant Agency or to the Department of Housing and Urban Development,
          FHA or VA be required, Sellers shall so notify Buyer immediately in writing. Each Seller has adequate financial standing, servicing facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same types as may from time to time constitute Mortgage Loans and in accordance with Accepted
          Servicing Practices.

                    (25) No Reliance. Each Seller has made its own independent decisions to enter into the Program Agreements and each Transaction and as to whether such Transaction is appropriate and proper for it based upon its own judgment and upon advice from such advisors
          (including without limitation, legal counsel and accountants) as it has deemed necessary. Neither Seller is relying upon any advice from
          Buyer as to any aspect of the Transactions, including without limitation, the legal, accounting or tax treatment of such
          Transactions.

                    (26) Plan Assets. Neither Seller is an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in
          Section 4975(e)(1) of the Code, and the Purchased Mortgage Loans are
          not "plan assets" within the meaning of 29 CFR Section 2510.3-101 in the Sellers' hands.

                    (27) Real Estate Investment Trust. Holdings has not engaged in any material "prohibited transactions" as defined in Section
          857(b)(6)(B)(iii) and (C) of the Code. Holdings for its current "tax year" (as defined in the Code) is entitled to a dividends paid deduction under the requirements of Section 857 of the Code with respect to any dividends paid by it with respect to each such year for which it claims a deduction in its Form 1120-REIT filed with the
          United States Internal Revenue Service for such year.

          b. With respect to every Purchased Mortgage Loan, each Seller jointly and severally represents and warrants to Buyer as of the applicable
          Purchase Date for any Transaction and each date thereafter that each representation and warranty set forth on Schedule 1 is true and correct in all material respects except with respect to an Exception
          Mortgage Loan, such exceptions as have been approved by the Buyer.

          c. The representations and warranties set forth in this Agreement shall survive transfer of the Purchased Mortgage Loans to Buyer and shall continue for so long as the Purchased Mortgage Loans are subject to this Agreement. Upon discovery

                                      -36-

          by Sellers, Servicer or Buyer of any breach of any of the
          representations or warranties set forth in this Agreement, the party discovering such breach shall promptly give notice of such discovery to the others. Buyer has the right to require, in its unreviewable discretion, Sellers to repurchase within 1 Business Day after receipt of notice from Buyer any Purchased Mortgage Loan (i) for which a breach of one or more of the representations and warranties referenced in Section 13(b) exists and which breach has a material adverse effect on the value of such Mortgage Loan or the interests of Buyer or (ii)
          which is determined by Buyer, in its good faith discretion, to be unacceptable for inclusion in a securitization.

     14. COVENANTS

Each Seller jointly and severally covenants with Buyer that, during the term of this facility:

          a. Adjusted Tangible Net Worth. Sellers, on a consolidated basis, shall maintain an Adjusted Tangible Net Worth of at least the sum of
          (i) $170,000,000.

          b. Indebtedness to Adjusted Tangible Net Worth Ratio. During the
          period beginning on the date hereof through and including May 31,
          2005, Sellers' combined ratio of Indebtedness to Adjusted Tangible Net
          Worth shall not exceed 25:1. During the period beginning on June 1,
          2005 through and including the Termination Date, Sellers' combined ratio of Indebtedness to Adjusted Tangible Net Worth shall not exceed
          20:1.

          c. Litigation. Sellers will promptly, and in any event within ten (10)
          days after service of process on any of the following, give to Buyer notice of all litigation, actions, suits, arbitrations, investigations
          (including, without limitation, any of the foregoing which are threatened or pending) or other legal or arbitrable proceedings affecting either Seller or any of their Subsidiaries or affecting any of the Property of any of them before any Governmental Authority that
          (i) questions or challenges the validity or enforceability of any of the Program Agreements or any action to be taken in connection with the transactions contemplated hereby, (ii) makes a claim individually or in an aggregate amount greater than $25 million, or (iii) which, individually or in the aggregate, if adversely determined, could be reasonably likely to have a Material Adverse Effect. Sellers will promptly provide notice of any judgment, which with the passage of time, could cause an Event of Default hereunder.

          d. Prohibition of Fundamental Changes. Neither Seller shall enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets; provided, that either Seller may merge or consolidate with (a)
          any wholly owned subsidiary of either Seller, or (b) any other Person if such Seller is the surviving corporation; and provided further, that if after giving effect thereto, no Default would exist hereunder.

                                      -37-

          e. Maintenance of Profitability. Sellers shall not permit, for any
          Test Period, Net Income for such Test Period, before income taxes for such Test Period and distributions made during such Test Period, to be less than $1.00.

          f. Servicer; Asset Tape. Upon the occurrence of any of the following
          (a) the occurrence and continuation of an Event of Default, (b) upon any Purchased Mortgage Loan becoming an Aged Loan, (c) the eleventh calendar day of each month, or (d) upon the request of Buyer, Seller shall cause Servicer to provide to Buyer, electronically, in a format mutually acceptable to Buyer and Sellers, an Asset Tape by no later than the Reporting Date. Sellers shall not cause the Mortgage Loans to be serviced by any servicer other than a servicer expressly approved in writing by Buyer, which approval shall be deemed granted by Buyer with respect to Seller and GMAC with the execution of this Agreement.

          g. Insurance. The Sellers shall continue to maintain, for Sellers and their Subsidiaries, Fidelity Insurance in an aggregate amount at least equal to $2,000,000 with respect to errors and omissions insurance and
          $5,000,000 with respect to blanket insurance policy.. The Sellers shall maintain, for Sellers and their Subsidiaries, Fidelity Insurance in respect of their officers, employees and agents, with respect to any claims made in connection with all or any portion of the
          Repurchase Assets. The Sellers shall notify the Buyer of any material change in the terms of any such Fidelity Insurance.

          h. No Adverse Claims. Sellers warrant and will defend, and shall cause any Servicer to defend, the right, title and interest of Buyer in and to all Purchased Mortgage Loans and the related Repurchase Assets against all adverse claims and demands.

          i. Assignment. Except as permitted herein, neither Seller nor any
          Servicer shall sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or pledge, hypothecate or grant a security interest in or lien on or otherwise encumber (except pursuant to the Program Agreements), any of the Purchased Mortgage Loans or any
          interest therein, provided that this Section shall not prevent any transfer of Purchased Mortgage Loans in accordance with the Program
          Agreements.

          j. Security Interest. Sellers shall do all things necessary to preserve the Purchased Mortgage Loans and the related Repurchase
          Assets so that they remain subject to a first priority perfected security interest hereunder. Without limiting the foregoing, Sellers will comply with all rules, regulations and other laws of any
          Governmental Authority and cause the Purchased Mortgage Loans or the related Repurchase Assets to comply with all applicable rules, regulations and other laws. Sellers will not allow any default for which any Seller is responsible to occur under any Purchased Mortgage
          Loans or the related Repurchase Assets or any Program Agreement and
          Sellers shall fully perform or cause to be performed when due all of its obligations under any Purchased Mortgage Loans or the related
          Repurchase Assets and any Program Agreement.

                                      -38-

          k. Records.

                    (1) Sellers shall collect and maintain or cause to be
          collected and maintained all Records relating to the Purchased
          Mortgage Loans in accordance with industry custom and practice for assets similar to the Purchased Mortgage Loans, including those maintained pursuant to the preceding subparagraph, and all such
          Records shall be in Custodian's possession unless Buyer otherwise approves. Neither Seller will allow any such papers, records or files that are an original or an only copy to leave Custodian's possession, except for individual items removed in connection with servicing a specific Mortgage Loan, in which event Sellers will obtain or cause to be obtained a receipt from a financially responsible person for any such paper, record or file. Each Seller or the Servicer of the
          Purchased Mortgage Loans will maintain all such Records not in the possession of Custodian in good and complete condition in accordance with industry practices for assets similar to the Purchased Mortgage
          Loans and preserve them against loss.

                    (2) For so long as Buyer has an interest in or lien on any
          Purchased Mortgage Loan, the applicable Seller will hold or cause to be held all related Records in trust for Buyer. Sellers shall notify, or cause to be notified, every other party holding any such Records of the interests and liens in favor of Buyer granted hereby.

                    (3) Upon reasonable advance notice from Custodian or Buyer, the applicable Seller shall (x) make any and all such Records available to Custodian or Buyer to examine any such Records, either by its own officers or employees, or by agents or contractors, or both, and make copies of all or any portion thereof, and (y) permit Buyer or its authorized agents to discuss the affairs, finances and accounts of such Seller with its chief operating officer and chief financial officer and to discuss the affairs, finances and accounts of such
          Seller with its independent certified public accountants.

          l. Books. Each Seller shall keep or cause to be kept in reasonable detail books and records of account of its assets and business and shall clearly reflect therein the transfer of Purchased Mortgage Loans to Buyer.

          m. Approvals. Sellers shall maintain all licenses, permits or other approvals necessary for Sellers to conduct their business and to perform its obligations under the Program Agreements, and Sellers shall conduct their business strictly in accordance with applicable law.

          n. Material Change in Business. Neither Seller shall make any material change in the nature of its business as carried on at the date hereof.

          o. Underwriting Guidelines. Without the prior written consent of
          Buyer, Sellers shall not amend or otherwise modify the Underwriting
          Guidelines. Without limiting the foregoing, in the event that either
          Seller makes any amendment or

                                      -39-

          modification to the Underwriting Guidelines, such Seller shall promptly deliver to Buyer a complete copy of the amended or modified
          Underwriting Guidelines.

          p. Distributions. If an Event of Default has occurred and is continuing, neither Seller shall pay any dividends with respect to any capital stock or other equity interests in such entity, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of such Seller.

          q. Applicable Law. Each Seller shall comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental
          Authority.

          r. Existence. Each Seller shall preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises.

          s. Chief Executive Office; Jurisdiction of Organization. Neither
          Seller shall move its chief executive office from the address referred to in Section 13(a)(17) or change its jurisdiction of organization from the jurisdiction referred to in Section 13(a)(17) unless it shall have provided Buyer 30 days' prior written notice of such change.

          t. Taxes. Each Seller shall timely file all tax returns that are required to be filed by it and shall timely pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained.

          u. Transactions with Affiliates. Neither Seller will enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any
          Affiliate unless such transaction is (a) otherwise permitted under the
          Program Agreements, (b) in the ordinary course of such Seller's business and (c) upon fair and reasonable terms no less favorable to such Seller than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate, or make a payment that is not otherwise permitted by this Section to any Affiliate.

          v. Guarantees. Neither Seller shall create, incur, assume or suffer to exist any Guarantees, except (i) to the extent reflected in Seller's financial statements or notes thereto and (ii) to the extent the aggregate Guarantees of either Seller do not exceed $2,000,000.

          w. Indebtedness. Sellers shall not incur any additional material
          Indebtedness (other than (i) the Existing Indebtedness in amounts not to exceed the amounts specified on Exhibit J hereto and (ii) usual and customary accounts payable for a mortgage company) without the prior written consent of Buyer.

                                      -40-

          x. Hedging. Sellers shall deliver to Buyer a written summary of their hedging policies and procedures, and promptly upon any change thereto, a written summary thereof. Sellers shall enter into and maintain
          Interest Rate Protection Agreements in accordance with their hedging policies and procedures.

          y. True and Correct Information. All information, reports, exhibits, schedules, financial statements or certificates of each Seller, any
          Affiliate thereof or any of their officers furnished to Buyer hereunder and during Buyer's diligence of such Seller are and will be true and complete in all material respects and do not omit to disclose any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading.
          All required financial statements, information and reports delivered by each Seller to Buyer pursuant to this Agreement shall be prepared in accordance with U.S. GAAP, or, if applicable, to SEC filings, the appropriate SEC accounting regulations.

          z. Agency Approvals; Servicing. MortgageIT shall maintain its status with Fannie Mae as an approved lender and Freddie Mac as an approved seller/servicer, in each case in good standing. MortgageIT shall service or cause to be serviced all Purchased Mortgage Loans which are
          Committed Mortgage Loans in accordance with the applicable agency guide. Should MortgageIT, for any reason, cease to possess all such applicable Agency Approvals, or should notification to the relevant
          Agency or to the Department of Housing and Urban Development, FHA or
          VA be required, MortgageIT shall so notify Buyer immediately in writing. Notwithstanding the preceding sentence, such Seller shall take all necessary action to maintain all of its applicable Agency
          Approvals at all times during the term of this Agreement and each outstanding Transaction. MortgageIT has adequate financial standing, servicing facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same types as may from time to time constitute Mortgage Loans and in accordance with
          Accepted Servicing Practices.

          aa. Take-out Payments. With respect to each Committed Mortgage Loan,
          Sellers shall arrange that all payments under the related Take-out
          Commitment shall be paid directly to Buyer at the account set forth in
          Section 9 hereof, or to an account approved by Buyer in writing prior to such payment. With respect to any Agency Take-out Commitment, if applicable, (1) with respect to the wire transfer instructions as set forth in Freddie Mac Form 987 (Wire Transfer Authorization for a Cash
          Warehouse Delivery) such wire transfer instructions are identical to
          Buyer's wire instructions or Buyer has approved such wire transfer instructions in writing in its sole discretion, or (2) the Payee
          Number set forth on Fannie Mae Form 1068 (Fixed-Rate,
          Graduated-Payment, or Growing-Equity Mortgage Loan Schedule) or Fannie
          Mae Form 1069 (Adjustable-Rate Mortgage Loan Schedule), as applicable, is identical to the Payee Number that has been identified by Buyer in writing as Buyer's Payee Number or Buyer has previously approved the related Payee Number in writing in its sole discretion; with respect to any Take-out Commitment with an Agency, the applicable agency documents list Buyer as sole

                                      -41-

          subscriber, unless otherwise agreed to in writing by Buyer, in Buyer's sole discretion.

          bb. No Pledge. Neither Seller shall pledge, transfer or convey any security interest in the Collection Account to any Person without the express written consent of Buyer.

          cc. Plan Assets. Neither Seller shall be an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in
          Section 4975(e)(1) of the Code and the Sellers shall not use "plan assets" within the meaning of 29 CFR Section 2510.3-101 to engage in this Repurchase Agreement or any Transaction hereunder.

          dd. HELOC Provisions. With respect to each HELOC, if a Mortgagor requests an increase in the related Credit Limit, the applicable
          Seller, shall, in its sole discretion, either accept or reject the
          Mortgagor's request in accordance with such Seller's Underwriting
          Guidelines and notify the Buyer in writing of such Seller's decision.
          If the request for a Credit Limit increase is accepted by the applicable Seller, the increase will be effected by such Seller through modification of the Mortgage Loan with the Mortgagor. Sellers shall deliver to the Buyer an updated Mortgage Loan Schedule reflecting the modification to the Mortgage Loan and shall deliver any modified Mortgage Loan Documents to the Custodian. Notwithstanding
          anything to the contrary herein, in no event shall Buyer have any obligation to fund any Draws with respect to any HELOC, which obligations shall be retained by the Seller.

     15. EVENTS OF DEFAULT

          Each of the following shall constitute an "Event of Default"
          hereunder:

          a. Payment Failure. Failure of any Seller to (i) make any payment of
          Price Differential or Repurchase Price or any other sum which has become due, on a Price Differential Payment Date or a Repurchase Date
          or otherwise, whether by acceleration or otherwise, under the terms of this Agreement, any other warehouse and security agreement or any other document evidencing or securing Indebtedness of either Seller to
          Buyer or to any Affiliate of Buyer, or (ii) cure any Margin Deficit when due pursuant to Section 6 hereof.

          b. Cross Default. (i) Any Seller or any of such Seller's Affiliates shall be in default under (i) any Indebtedness of such Seller or of such Affiliate which default (1) involves the failure to pay a matured obligation, or (2) permits the acceleration of the maturity of obligations by any other party to or beneficiary with respect to such
          Indebtedness, or (ii) any other contract to which any Seller or such
          Affiliate is a party which default (1) involves the failure to pay a matured obligation, or (2) permits the acceleration of the maturity of obligations by any other party to or beneficiary of such contract.

                                      -42-

          c. Assignment. Assignment or attempted assignment by any Seller of this Agreement or any rights hereunder without first obtaining the specific written consent of Buyer, or the granting by any Seller of any security interest, lien or other encumbrances on any Purchased
          Mortgage Loans to any person other than Buyer.

          d. Insolvency. An Act of Insolvency shall have occurred with respect to any Seller, or any Affiliate.

          e. Material Adverse Change. Any material adverse change in the
          Property, business, financial condition or operations of any Seller or any of their Affiliates shall occur, in each case as determined by
          Buyer in its sole good faith discretion, or any other condition shall exist which, in Buyer's sole good faith discretion, constitutes a material impairment of any Seller's ability to perform its obligations under this Agreement or any other Program Agreement.

          f. Breach of Financial Representation or Covenant or Obligation. A
          breach by any Seller of any of the representations, warranties or covenants or obligations set forth in Sections 13(a)(1), 13(a)(7),
          13(a)(12), 13(a)(19), 13(a)(24), 14a, 14b, 14d, 14e, 14s, 14w, 14x,
          14bb, 14cc or 14dd of this Agreement.

          g. Breach of Non-Financial Representation or Covenant. A breach by any
          Seller of any other material representation, warranty or covenant set forth in this Agreement (and not otherwise specified in Section 15(f)
          above), if such breach is not cured within five (5) Business Days
          (other than the representations and warranties set forth in Schedule
          1, which shall be considered solely for the purpose of determining the
          Market Value, the existence of a Margin Deficit and the obligation to repurchase such Mortgage Loan) unless (i) such party shall have made any such representations and warranties with knowledge that they were materially false or misleading at the time made, (ii) any such representations and warranties have been determined by Buyer in its sole discretion to be materially false or misleading on a regular basis, or (iii) Buyer, in its sole discretion, determines that such breach of a material representation, warranty or covenant materially and adversely affects (A) the condition (financial or otherwise) of such party, its Subsidiaries or Affiliates; or (B) Buyer's determination to enter into this Agreement or Transactions with such party, then such breach shall constitute an immediate Event of Default and Sellers shall have no cure right hereunder).

          h. Change of Control. The occurrence of a Change in Control.

          i. Failure to Transfer. Sellers fail to transfer the Purchased
          Mortgage Loans to Buyer on the applicable Purchase Date (provided
          Buyer has tendered the related Purchase Price).

          j. Judgment. A final judgment or judgments for the payment of money in excess of $5,000,000 in the aggregate shall be rendered against any or both Sellers or any of their Affiliates by one or more courts, administrative tribunals or other bodies

                                      -43-

          having jurisdiction and the same shall not be satisfied, discharged
          (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof.

          k. Government Action. Any Governmental Authority or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the
          Property of any Seller or any Affiliate thereof, or shall have taken any action to displace the management of any Seller or any Affiliate thereof or to curtail its authority in the conduct of the business of any Seller or any Affiliate thereof, or takes any action in the nature of enforcement to remove, limit or restrict the approval of any Seller or Affiliate as an issuer, buyer or a seller/servicer of Mortgage
          Loans or securities backed thereby, and such action provided for in this subparagraph k shall not have been discontinued or stayed within
          30 days.

          l. Inability to Perform. An officer of any Seller shall admit its inability to, or its intention not to, perform any of Sellers'
          Obligations hereunder.

          m. Security Interest. This Agreement shall for any reason cease to create a valid, first priority security interest in any material portion of the Purchased Mortgage Loans or other Repurchase Assets purported to be covered hereby.

          n. Financial Statements. Any Seller's audited annual financial statements or the notes thereto or other opinions or conclusions stated therein shall be qualified or limited by reference to the status of such Seller as a "going concern" or a reference of similar import.

          o. REIT Status. The failure of Holdings to at any time continue to be
          (i) qualified as a real estate investment trust as defined in Section
          856 of the Code and (ii) entitled to a dividend paid deduction under
          Section 857 of the Code with respect to dividends paid by it with respect to each taxable year for which it claims a deduction on its
          Form 1120 - REIT filed with the United States Internal Revenue Service for such year, or the entering into by Holdings of any material
          "prohibited transactions" as defined in Sections 857(b) and 856(c) of the Code.

          p. REIT Asset and Income Tests. The failure of Holdings to satisfy any of the following asset or income tests and Buyer has delivered notice of an Event of Default to Holdings with respect thereto:

                    (1) At the close of each taxable year, at least 75 percent of Holdings' gross income consists of (i) "rents from real property"
          within the meaning of Section 856(c)(3)(A) of the Code, (ii) interest on obligations secured by mortgages on real property or on interests in real property, within the meaning of Section 856(c)(3)(B) of the
          Code, (iii) gain from the sale or other disposition of real property
          (including interests in real property and interests in mortgages on real property) which is not property described in Section 1221(a)(1)
          of the Code,

                                      -44-

          within the meaning of Section 856(c)(3)(C) of the Code, (iv) dividends or other distributions on, and gain (other than gain from "prohibited transactions" within the meaning of Section 857(b)(6)(B)(iii) of the
          Code) from the sale or other disposition of, transferable shares (or transferable certificates of beneficial interest) in other qualifying
          REITs within the meaning of Section 856(d)(3)(D) of the Code, and (v)
          amounts described in Sections 856(c)(3)(E) through 856(c)(3)(I) of the
          Code.

                    (2) At the close of each taxable year, at least 95 percent of Holdings' gross income consists of (i) the items of income described in paragraph 1 hereof (other than those described in Section
          856(c)(3)(I) of the Code), (ii) gain realized from the sale or other disposition of stock or securities which are not property described in
          Section 1221(a)(1) of the Code, (iii) interest, (iv) dividends, and
          (v) income derived from payments to Holdings on interest rate swap or cap agreements, options, futures contracts, forward rate agreements and other similar financial instruments entered into to reduce the interest rate risks with respect to any indebtedness incurred or to be incurred to acquire or carry real estate assets, or gain from the sale or other disposition of such an investment as described in section
          856(c)(5)(G), in each case within the meaning of Section 856(c)(2) of the Code.

                    (3) At the close of each quarter of Holdings' taxable years, at least 75 percent of the value of Holdings' total assets (as determined in accordance with Treasury Regulations Section 1.856-2(d))
          has consisted of and will consist of real estate assets within the meaning of Sections 856(c)(4) and 856(c)(5)(B) of the Code, cash and cash items (including receivables which arise in the ordinary course of Holdings' operations, but not including receivables purchased from another person), and Government Securities; unless (a) the test described in this paragraph (3) has been satisfied as of the end of the immediately preceding quarter of Holdings' taxable year, (b) such test is not satisfied as the result of the acquisition of a security or property during the current quarter of Holdings' taxable year, (c)
          Holdings delivers within 10 days of the end of the current quarter of
          Holdings' taxable year to Buyer notice that such test is not satisfied, (d) such test is satisfied within the 30 day period as provided under section 856(c)(4), and (e) an officer of Holdings certifies as to such satisfaction within such 30 day period, and provides documentation, reasonably satisfactory to Buyer evidencing such satisfaction.

                    (4) At the close of each quarter of each of Holdings'
          taxable years, (a) not more than 25 percent of Holdings' total asset value will be represented by securities (other than those described in paragraph 3), (b) not more than 20 percent of Holdings' total asset value will be represented by securities of one or more taxable REIT subsidiaries, and (c) (i) not more than 5 percent of the value of
          Holdings' total assets will be represented by securities of any one issuer (other than Government Securities and securities of taxable
          REIT subsidiaries), and (ii) Holdings will not hold securities possessing more than 10 percent of the total voting power or value of the outstanding securities of any one issuer (other than

                                      -45-

          Government Securities, securities of taxable REIT subsidiaries, and securities of a qualified REIT subsidiary within the meaning of
          Section 856(i) of the Code); unless (d) the tests described in this paragraph (4) have been satisfied as of the end of the immediately preceding quarter of Holdings' taxable year, (e) any of the tests described in this paragraph (4) are not satisfied as the result of the acquisition of a security or property during the current quarter of
          Holdings' taxable year, (f) Holdings delivers within 10 days of the end of the current quarter of Holdings' taxable year to Buyer notice that such test is not satisfied, (g) such test is satisfied within the
          30 day period as provided under section 856(c)(4), and (h) an officer of Holdings certifies as to such satisfaction within such 30 day period, and provides documentation, reasonably satisfactory to Buyer evidencing such satisfaction.

          An Event of Default shall be deemed to be continuing unless expressly waived by Buyer in writing.

     16. REMEDIES UPON DEFAULT

          In the event that an Event of Default shall have occurred:

          a. Buyer may, at its option (which option shall be deemed to have been exercised immediately upon the occurrence of an Act of Insolvency of any Seller or any Affiliate), declare an Event of Default to have occurred hereunder and, upon the exercise or deemed exercise of such option, the Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (except that, in the event that the Purchase Date for any Transaction has not yet occurred as of the date of such exercise or deemed exercise, such
          Transaction shall be deemed immediately canceled). Buyer shall (except upon the occurrence of an Act of Insolvency) give notice to Sellers of the exercise of such option as promptly as practicable.

          b. If Buyer exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Section, (i) Sellers'
          obligations in such Transactions to repurchase all Purchased Mortgage
          Loans, at the Repurchase Price therefor on the Repurchase Date determined in accordance with subparagraph (a) of this Section, shall thereupon become immediately due and payable, (ii) all Income paid after such exercise or deemed exercise shall be retained by Buyer and applied, in Buyer's sole discretion, to the aggregate unpaid
          Repurchase Prices for all outstanding Transactions and any other amounts owing by a Seller hereunder, and (iii) each Seller shall immediately deliver to Buyer the Mortgage Files relating to any
          Purchased Mortgage Loans subject to such Transactions then in such
          Seller's possession or control.

          c. Buyer also shall have the right to obtain physical possession, and to commence an action to obtain physical possession, of all Records and files of Sellers relating to the Purchased Mortgage Loans and all documents relating to the Purchased Mortgage Loans (including, without limitation, any legal, credit or

                                      -46-

          servicing files with respect to the Purchased Mortgage Loans) which are then or may thereafter come in to the possession of Sellers or any third party acting for Sellers. To obtain physical possession of any
          Purchased Mortgage Loans held by Custodian, Buyer shall present to
          Custodian a Trust Receipt and Certification. Buyer shall be entitled to specific performance of all agreements of Sellers contained in this
          Agreement.

          d. Buyer shall have the right to direct all servicers then servicing any Purchased Mortgage Loans to remit all collections thereon to
          Buyer, and if any such payments are received by any Seller, Sellers shall not commingle the amounts received with other funds of Sellers and shall promptly pay them over to Buyer. Buyer shall also have the right to terminate any one or all of the servicers then servicing any
          Purchased Mortgage Loans with or without cause. In addition, Buyer shall have the right to immediately sell the Purchased Mortgage Loans and liquidate all Repurchase Assets. Such disposition of Purchased
          Mortgage Loans may be, at Buyer's option, on either a
          servicing-released or a servicing-retained basis. Buyer shall not be required to give any warranties as to the Purchased Mortgage Loans with respect to any such disposition thereof. Buyer may specifically disclaim or modify any warranties of title or the like relating to the
          Purchased Mortgage Loans. The foregoing procedure for disposition of the Purchased Mortgage Loans and liquidation of the Repurchase Assets shall not be considered to adversely affect the commercial reasonableness of any sale thereof. Sellers agree that it would not be commercially unreasonable for Buyer to dispose of the Purchased
          Mortgage Loans or the Repurchase Assets or any portion thereof by using Internet sites that provide for the auction of assets similar to the Purchased Mortgage Loans or the Repurchase Assets, or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Buyer shall be entitled to place the Purchased
          Mortgage Loans in a pool for issuance of mortgage-backed securities at the then-prevailing price for such securities and to sell such securities for such prevailing price in the open market. Buyer shall also be entitled to sell any or all of such Mortgage Loans individually for the prevailing price. Buyer shall also be entitled, in its sole discretion to elect, in lieu of selling all or a portion of such Purchased Mortgage Loans, to give the Sellers credit for such
          Purchased Mortgage Loans and the Repurchase Assets in an amount equal to the Market Value of the Purchased Mortgage Loans against the aggregate unpaid Repurchase Price and any other amounts owing by the
          Sellers hereunder.

          e. Upon the happening of one or more Events of Default, Buyer may apply any proceeds from the liquidation of the Purchased Mortgage
          Loans and Repurchase Assets to the Repurchase Prices hereunder and all other Obligations in the manner Buyer deems appropriate in its sole discretion.

          f. Sellers shall be liable to Buyer for (i) the amount of all reasonable legal or other expenses (including, without limitation, all costs and expenses of Buyer in connection with the enforcement of this
          Agreement or any other agreement evidencing a Transaction, whether in action, suit or litigation or bankruptcy,

                                      -47-

          insolvency or other similar proceeding affecting creditors' rights generally, further including, without limitation, the reasonable fees and expenses of counsel (including the costs of internal counsel of
          Buyer) incurred in connection with or as a result of an Event of
          Default, (ii) damages in an amount equal to the cost (including all fees, expenses and commissions) of entering into replacement transactions and entering into or terminating hedge transactions in connection with or as a result of an Event of Default, and (iii) any other loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default in respect of a Transaction.

          g. To the extent permitted by applicable law, Sellers shall be liable to Buyer for interest on any amounts owing by Sellers hereunder, from the date Sellers become liable for such amounts hereunder until such amounts are (i) paid in full by Sellers or (ii) satisfied in full by the exercise of Buyer's rights hereunder. Interest on any sum payable by Sellers under this Section 16(g) shall be at a rate equal to the
          Post-Default Rate.

          h. Buyer shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable law.

          i. Buyer may exercise one or more of the remedies available to Buyer immediately upon the occurrence of an Event of Default and, except to the extent provided in subsections (a) and (d) of this Section, at any time thereafter without notice to Sellers. All rights and remedies arising under this Agreement as amended from time to time hereunder are cumulative and not exclusive of any other rights or remedies which
          Buyer may have.

          j. Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and each Seller hereby expressly waives any defenses such Seller might otherwise have to require Buyer to enforce its rights by judicial process. Sellers also waive any defense
          (other than a defense of payment or performance) Sellers might otherwise have arising from the use of nonjudicial process, enforcement and sale of all or any portion of the Repurchase Assets, or from any other election of remedies. Each Seller recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm's length.

          k. Buyer shall have the right to perform reasonable due diligence with respect to Sellers and the Mortgage Loans, which review shall be at the expense of Sellers.

     17. REPORTS

          a. Notices. Sellers shall furnish to Buyer (x) promptly, copies of any material and adverse notices (including, without limitation, notices of defaults, breaches, potential defaults or potential breaches) and any material financial information that is not otherwise required to be provided by Sellers hereunder which is given to Sellers' lenders,
          (y) immediately, notice of the occurrence of any Event of

                                      -48-

          Default hereunder or default or breach by any Seller or Servicer of any obligation under any Program Agreement or any material contract or agreement of any Seller or Servicer or the occurrence of any event or circumstance that such party reasonably expects has resulted in, or will, with the passage of time, result in, a Material Adverse Effect or an Event of Default or such a default or breach by such party and
          (z) the following:

                    (1) as soon as available and in any event within forty-five
          (45) calendar days after the end of each calendar month, the unaudited consolidated and consolidating balance sheets of each Seller and its consolidated Subsidiaries as at the end of such period and the related unaudited consolidated and consolidating statements of income and retained earnings and of cash flows for such Seller and its consolidated Subsidiaries for such period and the portion of the fiscal year through the end of such period, accompanied by a certificate of a Responsible Officer of each Seller, which certificate shall state that said consolidated financial statements fairly present in all material respects the consolidated financial condition and results of operations of such Seller and its consolidated Subsidiaries in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end adjustments);

                    (2) as soon as available and in any event within ninety (90)
          days after the end of each fiscal year of each Seller, the consolidated and consolidating balance sheets of such Seller and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income and retained earnings and of cash flows for the such Seller and its consolidated Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion and the scope of audit shall be acceptable to Buyer in its sole discretion, shall have no
          "going concern" qualification and shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of such Seller and its respective consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP;

                    (3) such other prepared statements that Buyer may reasonably request;

                    (4) if applicable, copies of any 10-Ks, 10-Qs, registration statements and other "corporate finance" SEC filings (other than 8-Ks)
          by either Seller, within 5 Business Days of their filing with the SEC;
          provided, that, Sellers or any Affiliate will provide Buyer and Credit
          Suisse First Boston Corporation with a copy of the annual 10-K filed with the SEC by either Seller or their Affiliates, no later than 90 days after the end of the year;

                    (5) as soon as available, and in any event within thirty
          (30) days of receipt, copies of relevant portions of all final written
          Agency, FHA, VA, Governmental Authority and investor audits, examinations, evaluations,

                                      -49-

          monitoring reviews and reports of its operations (including those prepared on a contract basis) which provide for or relate to (i)
          material corrective action required, (ii) material sanctions proposed, imposed or required, including without limitation notices of defaults, notices of termination of approved status, notices of imposition of supervisory agreements or interim servicing agreements, and notices of probation, suspension, or non-renewal, or (iii) "report cards,"
          "grades" or other classifications of the quality of either Seller's operations;

                    (6) from time to time such other information regarding the financial condition, operations, or business of the Sellers as Buyer may reasonably request;

                    (7) as soon as reasonably possible, and in any event within thirty (30) days after a Responsible Officer of the Sellers has knowledge of the occurrence of any Event of Termination, stating the particulars of such Event of Termination in reasonable detail;

                    (8) as soon as reasonably possible, notice of any of the
          following events:

               (a) change in the insurance coverage required of any Seller,
          Servicer or any other Person pursuant to any Program Agreement, with a copy of evidence of same attached;

               (b) any material dispute, litigation, investigation, proceeding or suspension between any Seller or Servicer, on the one hand, and any
          Governmental Authority or any Person;

               (c) any material change in accounting policies or financial reporting practices of any Seller or Servicer;

               (d) with respect to any Purchased Mortgage Loan, immediately upon receipt of notice or knowledge thereof, that the underlying Mortgaged
          Property has been damaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, or otherwise damaged so as to affect adversely the value of such Mortgaged Loan;

               (e) any material issues raised upon examination of any Seller or
          Seller's facilities by any Governmental Authority;

               (f) any material change in the Indebtedness of any Seller, including, without limitation, any default, renewal, non-renewal, termination, increase in available amount or decrease in available amount related thereto;

               (g) promptly upon receipt of notice or knowledge of (i) any default related to any Repurchase Asset, (ii) any lien or security interest (other than security interests created hereby or by the other
          Program Agreements) on, or claim asserted against, any of the
          Purchased Mortgage Loans; and

                                      -50-

               (h) any other event, circumstance or condition that has resulted, or has a possibility of resulting, in a Material Adverse Effect with respect to any Seller or Servicer.

          b. Officer's Certificates. Sellers will furnish to Buyer, at the time the Sellers furnish each set of financial statements, and on a quarterly basis, pursuant to Section 17(a)(1) or (2) above, a certificate of a Responsible Officer of Sellers in the form of Exhibit
          D hereto.

          c. Mortgage Loan Reports. Sellers will furnish to Buyer monthly electronic Mortgage Loan performance data, including, without limitation, delinquency reports (i.e., delinquency, foreclosure and net charge-off reports).

          d. Asset Tape. Sellers shall provide to Buyer, electronically, in a format mutually acceptable to Buyer and Sellers, an Asset Tape by no later than the Reporting Date.

          e. Other. Sellers shall deliver to Buyer any other reports or information reasonably requested by Buyer or as otherwise required pursuant to this Agreement.

     18. REPURCHASE TRANSACTIONS

          Buyer may, in its sole election, engage in repurchase transactions with the Purchased Mortgage Loans or otherwise pledge, hypothecate, assign, transfer or otherwise convey the Purchased Mortgage Loans with a counterparty of
Buyer's choice. Unless an Event of Default shall have occurred, no such transaction shall relieve Buyer of its obligations to transfer Purchased
Mortgage Loans to Sellers pursuant to Section 4 hereof, or of Buyer's obligation to credit or pay Income to, or apply Income to the obligations of, Seller pursuant to Section 7 hereof. In the event Buyer engages in a repurchase transaction with any of the Purchased Mortgage Loans or otherwise pledges or hypothecates any of the Purchased Mortgage Loans, Buyer shall have the right to assign to Buyer's counterparty any of the applicable representations or warranties herein and the remedies for breach thereof, as they relate to the
Purchased Mortgage Loans that are subject to such repurchase transaction.

     19. SINGLE AGREEMENT

          Buyer and Sellers acknowledge that, and have entered hereunto, and will enter into each Transaction hereunder, in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other.
Accordingly, each of Buyer and each Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set-off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and (iii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the

                                      -51-

obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

     20. NOTICES AND OTHER COMMUNICATIONS

          Any and all notices (with the exception of Transaction Requests or
Purchase Confirmations, which shall be delivered via facsimile only), statements, demands or other communications hereunder may be given by a party to the other by mail, facsimile, messenger or otherwise to the address specified below, or so sent to such party at any other place specified in a notice of change of address hereafter received by the other. All notices, demands and requests hereunder may be made orally, to be confirmed promptly in writing, or by other communication as specified in the preceding sentence.

          If to Sellers:

               MortgageIT, Inc.
               33 Maiden Lane, 6th Floor
               New York, NY 10038
               Attention: Chief Operating Officer
               Phone Number: 212-651-4691
               Fax Number: 212-651-4689

               MortgageIT Holdings, Inc.
               33 Maiden Lane, 6th Floor
               New York, NY 10038
               Attention: Michael Zigrossi
               Phone Number: 212-651-7774
               Fax Number: 212-651-4674

          If to Buyer:

          For Transaction Requests and Purchase Confirmations:

               Credit Suisse First Boston Mortgage Capital LLC
               302 Carnegie Center, 2nd Floor
               Princeton, NJ 08540
               Attention: Tim Callahan
               Phone Number: (609) 627-5053
               Fax Number: (609) 627-5080

                                      -52-

          For all other Notices:

               Credit Suisse First Boston Mortgage Capital LLC
               302 Carnegie Center, 2nd Floor
               Princeton, NJ 08540
               Attention: Gary Timmerman
               Phone Number: 609-627-5026
               Fax Number: 609-627-5080

          with a copy to:

               Credit Suisse First Boston Mortgage Capital LLC
               Eleven Madison Avenue
               New York, NY 10010
               Attention: Legal Department

     21. ENTIRE AGREEMENT; SEVERABILITY

          This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions.
Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

     22. NON ASSIGNABILITY

The Program Agreements are not assignable by either Seller. Buyer may from time to time assign all or a portion of its rights and obligations under this
Agreement and the Program Agreements; provided, however that Buyer shall maintain as agent of Sellers, for review by Sellers upon written request, a register of assignees and a copy of an executed assignment and acceptance by
Buyer and assignee ("Assignment and Acceptance"), specifying the percentage or portion of such rights and obligations assigned. Upon such assignment, (a) such assignee shall be a party hereto and to each Program Agreement to the extent of the percentage or portion set forth in the Assignment and Acceptance, and shall succeed to the applicable rights and obligations of Buyer hereunder, and (b)
Buyer shall, to the extent that such rights and obligations have been so assigned by it to either (i) an Affiliate of Buyer which assumes the obligations of Buyer or (ii) to another Person approved by Sellers (such approval not to be unreasonably withheld) which assumes the obligations of Buyer, be released from its obligations hereunder and under the Program Agreements. Unless otherwise stated in the Assignment and Acceptance, Sellers shall continue to take directions solely from Buyer unless otherwise notified by Buyer in writing.
Buyer may distribute to any prospective assignee any document or other information delivered to Buyer by either Seller.

     23. SET-OFF

          In addition to any rights and remedies of Buyer provided by law, Buyer shall have the right, without prior notice to Sellers, any such notice being expressly waived by Sellers to the

                                      -53-

extent permitted by applicable law, upon any amount becoming due and payable by
Sellers hereunder (whether at the stated maturity, by acceleration or otherwise)
to set-off and appropriate and apply against such amount any and all deposits
(general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Buyer or any branch or agency thereof to or for the credit or the account of Sellers. Buyer agrees promptly to notify Sellers after any such set-off and application made by Buyer; provided, that the failure to give such notice shall not affect the validity of such set-off and application.

     24. BINDING EFFECT; GOVERNING LAW; JURISDICTION

          a. This Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
          Sellers acknowledge that the obligations of Buyer hereunder or otherwise are not the subject of any guaranty by, or recourse to, any direct or indirect parent or other Affiliate of Buyer. THIS AGREEMENT
          SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAW OF THE
          STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS
          PRINCIPLES THEREOF.

          b. EACH SELLER HEREBY WAIVES TRIAL BY JURY. EACH SELLER HEREBY
          IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY COURT OF THE
          STATE OF NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE
          SOUTHERN DISTRICT OF NEW YORK, ARISING OUT OF OR RELATING TO THE
          PROGRAM AGREEMENTS IN ANY ACTION OR PROCEEDING. EACH SELLER HEREBY
          SUBMITS TO, AND WAIVES ANY OBJECTION IT MAY HAVE TO, EXCLUSIVE
          PERSONAL JURISDICTION AND VENUE IN THE COURTS OF THE STATE OF NEW YORK
          AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW
          YORK, WITH RESPECT TO ANY DISPUTES ARISING OUT OF OR RELATING TO THE
          PROGRAM AGREEMENTS.

     25. NO WAIVERS, ETC.

          No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this
Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto. Without limitation on any of the foregoing, the failure to give a notice pursuant to Section 6(a), 16(a) or otherwise, will not constitute a waiver of any right to do so at a later date.

                                      -54-

     26. INTENT

          a. The parties recognize that each Transaction is a "repurchase agreement" as that term is defined in Section 101 of Title 11 of the United
States Code, as amended (except insofar as the type of Purchased Mortgage Loans subject to such Transaction or the term of such Transaction would render such definition inapplicable), and a "securities contract" as that term is defined in
Section 741 of Title 11 of the United States Code, as amended (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

          b. It is understood that either party's right to liquidate Purchased
Mortgage Loans delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Section 16 hereof is a contractual right to liquidate such Transaction as described in Sections 555 and 559 of Title 11 of the United States Code, as amended.

          c. The parties agree and acknowledge that if a party hereto is an
"insured depository institution," as such term is defined in the Federal Deposit
Insurance Act, as amended ("FDIA"), then each Transaction hereunder is a
"qualified financial contract," as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

          d. It is understood that this Agreement constitutes a "netting contract" as defined in and subject to Title IV of the Federal Deposit Insurance
Corporation Improvement Act of 1991 ("FDICIA") and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a "covered contractual payment entitlement" or "covered contractual payment obligation", respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a "financial institution" as that term is defined in
FDICIA).

     27. DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS

          The parties acknowledge that they have been advised that:

          a. in the case of Transactions in which one of the parties is a broker or dealer registered with the SEC under Section 15 of the 1934 Act, the
Securities Investor Protection Corporation has taken the position that the provisions of the SIPA do not protect the other party with respect to any
Transaction hereunder;

          b. in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and

          c. in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a
Transaction hereunder are not a deposit and therefore are not insured by the
Federal Deposit Insurance Corporation or the National Credit Union Share
Insurance Fund, as applicable.

                                      -55-

     28. POWER OF ATTORNEY

          Each Seller hereby authorizes Buyer to file such financing statement or statements relating to the Repurchase Assets without such Seller's signature thereon as Buyer, at its option, may deem appropriate. Each Seller hereby appoints Buyer as such Seller's agent and attorney-in-fact to execute any such financing statement or statements in such Seller's name and to perform all other acts which Buyer deems appropriate to perfect and continue its ownership interest in and/or the security interest granted hereby, if applicable, and to protect, preserve and realize upon the Repurchase Assets, including, but not limited to, the right to endorse notes, complete blanks in documents, transfer servicing, and sign assignments on behalf of such Seller as its agent and attorney-in-fact. This agency and power of attorney is coupled with an interest and is irrevocable without Buyer's consent. Notwithstanding the foregoing, the power of attorney hereby granted may be exercised only during the occurrence and continuance of any Event of Default hereunder. Sellers shall pay the filing costs for any financing statement or statements prepared pursuant to this
Section 28.

     29. BUYER MAY ACT THROUGH AFFILIATES

               Buyer may, from time to time, designate one or more affiliates for the purpose of performing any action hereunder.

     30. INDEMNIFICATION; OBLIGATIONS

          a. Each Seller agrees to hold Buyer and each of its respective
          Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") harmless from and indemnify each Indemnified Party (and will reimburse each Indemnified Party as the same is incurred) against all liabilities, losses, damages, judgments, costs and expenses (including, without limitation, reasonable fees and expenses of counsel) of any kind which may be imposed on, incurred by, or asserted against any Indemnified Party relating to or arising out of this Agreement, any Transaction Request,
          Purchase Confirmation, any Program Agreement or any transaction contemplated hereby or thereby resulting from anything other than the
          Indemnified Party's gross negligence or willful misconduct. Each
          Seller also agrees to reimburse each Indemnified Party for all reasonable expenses in connection with the enforcement of this
          Agreement and the exercise of any right or remedy provided for herein, any Transaction Request, Purchase Confirmation and any Program
          Agreement, including, without limitation, the reasonable fees and disbursements of counsel. Each Seller's agreements in this Section 30 shall survive the payment in full of the Repurchase Price and the expiration or termination of this Agreement. Each Seller hereby acknowledges that its obligations hereunder are recourse obligations of such Seller and are not limited to recoveries each Indemnified
          Party may have with respect to the Purchased Mortgage Loans. Each
          Seller also agrees not to assert any claim against Buyer or any of its
          Affiliates, or any of their respective officers, directors, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the facility established hereunder, the actual or proposed use of the proceeds of

                                      -56-

          the Transactions, this Agreement or any of the transactions contemplated thereby. THE FOREGOING INDEMNITY AND AGREEMENT NOT TO
          ASSERT CLAIMS EXPRESSLY APPLIES, WITHOUT LIMITATION, TO THE NEGLIGENCE
          (BUT NOT GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) OF THE INDEMNIFIED
          PARTIES.

          b. Without limitation to the provisions of Section 4, if any payment of the Repurchase Price of any Transaction is made by Sellers other than on the then scheduled Repurchase Date thereto as a result of an acceleration of the Repurchase Date pursuant to Section 16 or for any other reason, Sellers shall, upon demand by Buyer, pay to Buyer an amount sufficient to compensate Buyer for any losses, costs or expenses that it may reasonably incur as of a result of such payment.

          c. Without limiting the provisions of Section 30(a) hereof, if Sellers fail to pay when due any costs, expenses or other amounts payable by it under this Agreement, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of Sellers by Buyer, in its sole discretion.

     31. COUNTERPARTS

          This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

     32. CONFIDENTIALITY

          This Agreement and its terms, provisions, supplements and amendments, and notices hereunder, are proprietary to Buyer and Agent and shall be held by
Sellers in strict confidence and shall not be disclosed to any third party without the written consent of Buyer except for (i) disclosure to either
Seller's direct and indirect Affiliates and Subsidiaries, attorneys or accountants, but only to the extent such disclosure is necessary and such parties agree to hold all information in strict confidence, or (ii) disclosure required by law, rule, regulation or order of a court or other regulatory body.
Notwithstanding the foregoing or anything to the contrary contained herein or in any other Program Agreement, the parties hereto may disclose to any and all
Persons, without limitation of any kind, the federal, state and local tax treatment of the Transactions, any fact relevant to understanding the federal, state and local tax treatment of the Transactions, and all materials of any kind
(including opinions or other tax analyses) relating to such federal, state and local tax treatment and that may be relevant to understanding such tax treatment; provided that Sellers may not disclose the name of or identifying information with respect to Buyer or Agent or any pricing terms (including, without limitation, the Pricing Rate, Periodic Fee, Purchase Price Percentage
and Purchase Price) or other nonpublic business or financial information
(including any sublimits and financial covenants) that is unrelated to the federal, state and local tax treatment of the Transactions and is not relevant to understanding the federal, state and local tax treatment of the Transactions, without the prior written consent of the Buyer.

                                      -57-

     33. RECORDING OF COMMUNICATIONS

          Buyer and Sellers shall have the right (but not the obligation) from time to time to make or cause to be made tape recordings of communications between its employees and those of the other party with respect to Transactions.
Buyer and Sellers consent to the admissibility of such tape recordings in any court, arbitration, or other proceedings. The parties agree that a duly authenticated transcript of such a tape recording shall be deemed to be a writing conclusively evidencing the parties' agreement.

     34. PERIODIC FEE

          Seller shall pay to Buyer in immediately available funds a non-refundable fee due and owing upon closing and payable in arrears no later than the Price Differential Payment Date following the end of each calendar quarter, in the amount set forth in the fee schedule attached hereto as Annex
II. Such Periodic Fee will be waived if, during such calendar quarter, Buyer or any of Buyer's Affiliates is named as lead or co-lead underwriter on any of
Sellers' securitizations or if Sellers sell at least $100,000,000 of residential mortgage loans (other than pursuant to this Agreement) to Buyer or Buyer's
Affiliates. Such payment shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Buyer at such account designated by Buyer.

     35. PERIODIC DUE DILIGENCE REVIEW

          Each Seller acknowledges that Buyer has the right to perform continuing due diligence reviews with respect to the Sellers and the Mortgage
Loans, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and Sellers agree that upon reasonable (but no less than one (1) Business Day's) prior notice unless an
Event of Default shall have occurred, in which case no notice is required, to
Sellers, Buyer or its authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of, the
Mortgage Files and any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession or under the control of Sellers and/or the Custodian. Sellers also shall make available to
Buyer a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Mortgage Files and the Mortgage Loans.
Without limiting the generality of the foregoing, Sellers acknowledge that Buyer may purchase Mortgage Loans from Sellers based solely upon the information provided by Sellers to Buyer in the Mortgage Loan Schedule and the
representations, warranties and covenants contained herein, and that Buyer, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Mortgage Loans purchased in a
Transaction, including, without limitation, ordering Broker's price opinions, new credit reports and new appraisals on the related Mortgaged Properties and otherwise re-generating the information used to originate such Mortgage Loan.
Buyer may underwrite such Mortgage Loans itself or engage a mutually agreed upon third party underwriter to perform such underwriting. Sellers agree to cooperate with Buyer and any third party underwriter in connection with such underwriting, including, but not limited to, providing Buyer and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession, or under the control, of Sellers. Sellers further agree that Sellers shall pay all out-of-pocket costs

                                      -58-

and expenses incurred by Buyer in connection with Buyer's activities pursuant to this Section 36 ("Due Diligence Costs").

     36. AUTHORIZATIONS

          Any of the persons whose signatures and titles appear on Schedule 2 are authorized, acting singly, to act for Sellers or Buyer, as the case may be, under this Agreement.

     37. ACKNOWLEDGEMENT OF ANTI-PREDATORY LENDING POLICIES

          Buyer has in place internal policies and procedures that expressly prohibit its purchase of any High Cost Mortgage Loan.

     38. JOINT AND SEVERAL

          Sellers and Buyer hereby acknowledge and agree that Sellers are each jointly and severally liable to Buyer for all of their respective obligations hereunder.

                            [Signature Page Follows]

                                      -59-

IN WITNESS WHEREOF, each Seller and the Buyer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

Credit Suisse First Boston Mortgage Capital LLC, as Buyer

By: /s/ BRUCE S. KAISERMAN
    ------------------------------------
Title: Vice President
Date: March 17, 2005

MortgageIT, Inc., as Seller

By: /s/ JOHN R. CUTI
    ------------------------------------
Title: General Counsel and Secretary
Date: March 17, 2005

MortgageIT Holdings, Inc., as Seller

By: /s/ JOHN R. CUTI
    ------------------------------------
Title: General Counsel and Secretary
Date: March 17, 2005

                                    Sch. 1-1

SCHEDULE 1

     REPRESENTATIONS AND WARRANTIES WITH RESPECT TO PURCHASED MORTGAGE LOANS

          With respect to each Purchased Mortgage Loan, each Seller jointly and severally represents and warrants to Buyer that each of the following representations and warranties are true and correct, except with respect to any
Repurchased Mortgage Loan in which the claimed breach of the representation or warranty is expressly identified to Buyer in writing pursuant to clause (b) of the definition of Repurchased Mortgage Loan except that with respect to an
Exception Mortgage Loan such exceptions as have been approved by the Buyer. With respect to any representations and warranties made to the best of Sellers'
knowledge, in the event that it is discovered that the circumstances with respect to the related Mortgage Loan are not accurately reflected in such representation and warranty notwithstanding the knowledge or lack of knowledge of the Sellers then, notwithstanding that such representation and warranty is made to the best of the Sellers' knowledge, such Mortgage Loan shall be assigned a Market Value of zero.

          (a) Payments Current. Except with respect to each Non-Performing
Mortgage Loan, all payments required to be made up to the Purchase Date for the
Mortgage Loan under the terms of the Mortgage Note have been made and credited.
No payment required under the Mortgage Loan is delinquent nor has any payment under the Mortgage Loan been delinquent at any time since the origination of the
Mortgage Loan. The first Monthly Payment shall be made, or shall have been made, with respect to the Mortgage Loan on its Due Date or within the grace period, all in accordance with the terms of the related Mortgage Note.

          (b) No Outstanding Charges. All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable.
Neither Seller nor the Qualified Originator from which any Seller acquired the
Mortgage Loan has advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the proceeds of the Mortgage Loan, whichever is earlier, to the day which precedes by one month the Due Date of the first installment of principal and/or interest thereunder.

          (c) Original Terms Unmodified. The terms of the Mortgage Note and
Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination; except by a written instrument which has been recorded, if necessary to protect the interests of Buyer, and which has been delivered to the Custodian and the terms of which are reflected in the Custodial
Mortgage Loan Schedule. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required, and its terms are reflected on the Custodial Mortgage Loan Schedule. No Mortgagor in
respect of the Mortgage Loan has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by such policy, and which assumption

                                    Sch. 1-2

agreement is part of the Mortgage File delivered to the Custodian and the terms of which are reflected in the Custodial Mortgage Loan Schedule.

          (d) No Defenses. The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage
Note or the Mortgage, or the exercise of any right thereunder, render either the
Mortgage Note or the Mortgage unenforceable, in whole or in part and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor in respect of the Mortgage Loan was a debtor in any state or Federal bankruptcy or insolvency proceeding at the time the
Mortgage Loan was originated. Neither Seller has knowledge nor has it received any notice that any Mortgagor in respect of the Mortgage Loan is a debtor in any state or federal bankruptcy or insolvency proceeding.

          (e) Hazard Insurance. The Mortgaged Property is insured by a fire and extended perils insurance policy, issued by a Qualified Insurer, and such other hazards as are customary in the area where the Mortgaged Property is located, and to the extent required by the applicable Seller as of the date of origination consistent with the Underwriting Guidelines, against earthquake and other risks insured against by Persons operating like properties in the locality of the Mortgaged Property, in an amount not less than the greatest of (i) 100%
of the replacement cost of all improvements to the Mortgaged Property, (ii) the outstanding principal balance of the Mortgage Loan, or (iii) the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property, and consistent with the amount that would have been required as of the date of origination in accordance with the Underwriting
Guidelines. If any portion of the Mortgaged Property is in an area identified by any federal Governmental Authority as having special flood hazards, and flood insurance is available, a flood insurance policy meeting the current guidelines of the Federal Emergency Management Agency is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of the Mortgage Loan and, with respect to any Second Lien Mortgage Loan, the outstanding principal balance of the prior mortgage loan, (2) the full insurable value of the Mortgaged
Property, and (3) the maximum amount of insurance available under the National
Flood Insurance Act of 1968, as amended by the Flood Disaster Protection Act of
1974. All such insurance policies (collectively, the "hazard insurance policy")
contain a standard mortgagee clause naming the applicable Seller, its successors and assigns (including, without limitation, subsequent owners of the Mortgage
Loan), as mortgagee, and may not be reduced, terminated or canceled without 30 days' prior written notice to the mortgagee. No such notice has been received by
Sellers. All premiums on such insurance policy have been paid. The related
Mortgage obligates the Mortgagor to maintain all such insurance and, at such
Mortgagor's failure to do so, authorizes the mortgagee to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from such Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a "master" or "blanket" hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer and is in full force and effect.
Neither Seller has engaged in, and has no knowledge of the Mortgagor's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either including, without limitation, no unlawful

                                    Sch. 1-3

fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by either Seller.

          (f) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and the applicable Seller shall maintain or shall cause its agent to maintain in its possession, available for the inspection of Buyer, and shall deliver to Buyer, upon demand, evidence of compliance with all such requirements.

          (g) No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged
Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. Neither Seller has waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has either Seller waived any default resulting from any action or inaction by the
Mortgagor.

          (h) Location and Type of Mortgaged Property. The Mortgaged Property is
located in an Acceptable State as identified in the Custodial Mortgage Loan
Schedule and consists of a single parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a low-rise condominium project, or an individual unit in a planned unit development or a de minimis planned unit development;
provided, however, that any condominium unit or planned unit development shall conform with the applicable Fannie Mae and Freddie Mac requirements regarding such dwellings or shall conform to underwriting guidelines acceptable to Buyer in its sole discretion and that no residence or dwelling is a mobile home. No portion of the Mortgaged Property is used for commercial purposes; provided, that, the Mortgaged Property may be a mixed use property if such Mortgaged
Property conforms to underwriting guidelines acceptable to Buyer in its sole discretion.

          (i) Valid First or Second Lien. The Mortgage is a valid, subsisting, enforceable and perfected (a) with respect to each first lien Mortgage Loan, first priority lien and first priority security interest, or (b) with respect to each Second Lien Mortgage Loan, second priority lien and second priority security interest, in each case, on the real property included in the Mortgaged
Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the
Mortgage is subject only to:

     a. the lien of current real property taxes and assessments not yet due and payable;

     b. covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions

                                    Sch. 1-4

generally and specifically referred to in Buyer's title insurance policy delivered to the originator of the Mortgage Loan and (a) referred to or otherwise considered in the appraisal made for the originator of the Mortgage
Loan or (b) which do not adversely affect the Appraised Value of the Mortgaged
Property set forth in such appraisal;

     c. other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related
Mortgaged Property; and

     d. with respect to each Mortgage Loan which is a Second Lien Mortgage Loan, a first lien on the Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates (a) with respect to each first lien mortgage loan, a valid, subsisting and enforceable first lien and first priority security interest or (b) with respect to each
Second Lien Mortgage Loan, second priority lien and second priority security interest on the property described therein and Sellers have full right to pledge and assign the same to Buyer. The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage; with respect to each Co-op Loan, each Assignment of Lease
Agreement creates a valid, enforceable and subsisting first security interest in the collateral securing the related Mortgage Note subject only to (a) the lien of the related Co-op Corporation for unpaid assessments representing the obligor's pro rata share of the Co-op Corporation's payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Assignment of Lease Agreement; provided, however, that the appurtenant Proprietary Lease may be subordinated or otherwise subject to the lien of any mortgage of the Co-op Project;

          (j) Validity of Mortgage Documents. The Mortgage Note and the Mortgage
with respect to the Mortgage Loan (and the Assignment of Lease Agreement with respect to each Co-op Loan) and any other agreement executed and delivered by a
Mortgagor or guarantor, if applicable, in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Mortgage
Note, the Mortgage and any other such related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the
Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by such related parties. With respect to each Co-op Loan, all parties to the Mortgage
Note and the Mortgage Loan had legal capacity to execute and deliver the
Mortgage Note, the Assignment of Lease Agreement, the Proprietary Lease, the
Stock Power, the Recognition Agreement, the Financing Statement and the
Assignment of Proprietary Lease and such documents have been duly and properly executed by such parties, each Stock Power (i) has all signatures guaranteed or
(ii) if all signatures are not guaranteed, then such Co-op Shares will be transferred by the stock transfer agent of the Co-op Corporation if the Sellers undertake to convert the ownership of the collateral securing the related Co-op
Loan. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage

                                    Sch. 1-5

Loan has taken place on the part of any Person, including, without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan. Sellers have reviewed all of the documents constituting the Mortgage File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein. To the best of Sellers' knowledge, except as disclosed to Buyer in writing, all tax identifications and property descriptions are legally sufficient; and tax segregation, where required, has been completed.

          (k) Full Disbursement of Proceeds. Except with respect to HELOCs, there is no further requirement for future advances under the Mortgage Loan, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with
(except to the extent that holdbacks and escrows are permitted by Fannie Mae or
Freddie Mac). All costs, fees and expenses incurred in making or closing the
Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or
Mortgage.

          (l) Ownership. The applicable Seller has full right to sell the
Mortgage Loan to Buyer free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell each Mortgage Loan pursuant to this Agreement and following the sale of each Mortgage Loan, Buyer will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest except any such security interest created pursuant to the terms of this Agreement.

          (m) Doing Business. All parties which have had any interest in the
Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (i) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (ii) either (A) organized under the laws of such state, (B) qualified to do business in such state, (C) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (D) not doing business in such state.

          (n) Title Insurance. Other than HELOCs where the Underwriting
Guidelines provide for origination without title insurance and the Take-out
Investor does not require title insurance for its purchase thereof, the Mortgage
Loan is covered by either (i) an attorney's opinion of title and abstract of title, the form and substance of which is acceptable to prudent mortgage lending institutions making mortgage loans in the area wherein the Mortgaged Property is located or (ii) an ALTA lender's title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac and each such title insurance policy is issued by a title insurer acceptable to
Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring Sellers, their successors and assigns, as to the first or second priority lien of the Mortgage, as applicable, in the original principal amount of the Mortgage Loan, with respect to a
Mortgage Loan other than a HELOC, or the original Credit Limit, with respect to a HELOC (or to the extent a Mortgage Note provides for negative amortization, the maximum amount of negative amortization in accordance with the Mortgage), subject only to the exceptions contained in clauses (1), (2) and (3) and, with respect to Second Lien Mortgage Loans, clause (4) of

                                    Sch. 1-6

paragraph (i) of this Schedule 1, and in the case of adjustable rate Mortgage
Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender's title insurance policy affirmatively insures ingress and egress and against encroachments by or upon the Mortgaged Property or any interest therein. The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exception or to replace the standard survey exception with a specific survey reading. The applicable Seller, its successors and assigns, are the sole insureds of such lender's title insurance policy, and such lender's title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this
Agreement. No claims have been made under such lender's title insurance policy, and no prior holder or servicer of the related Mortgage, including the applicable Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by either Seller.

          (o) No Defaults. There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event has occurred which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither Seller nor their predecessors have waived any default, breach, violation or event of acceleration; and with respect to each
Co-op Loan, there is no default in complying with the terms of the Mortgage
Note, the Assignment of Lease Agreement and the Proprietary Lease and all
maintenance charges and assessments (including assessments payable in the future installments, which previously became due and owing) have been paid, and the related Seller has the right under the terms of the Mortgage Note, Assignment of
Lease Agreement and Recognition Agreement to pay any maintenance charges or assessment owed by the Mortgagor.

          (p) No Mechanics' Liens. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the
Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the Mortgage.

          (q) Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lie
wholly within the boundaries and building restriction lines of the Mortgaged
Property, and no improvements on adjoining properties encroach upon the
Mortgaged Property. No improvement located on or being part of the Mortgaged
Property is in violation of any applicable zoning and building law, ordinance or regulation.

          (r) Origination; Payment Terms. The Mortgage Loan was originated by or in conjunction with a mortgagee approved by the Secretary of Housing and Urban
Development pursuant to Sections 203 and 211 of the National Housing Act, a
savings and loan association, a

                                    Sch. 1-7

savings bank, a commercial bank, credit union, insurance company or similar banking institution which is supervised and examined by a federal or state authority. Other than respect to HELOCs and Interest Only Loans, principal and/or interest payments on the Mortgage Loan commenced no more than 60 days after funds were disbursed in connection with the Mortgage Loan. With respect to adjustable rate Mortgage Loans, the Mortgage Interest Rate is adjusted on each
Interest Rate Adjustment Date to equal the Index plus the Gross Margin (rounded up or down to the nearest .125%), subject to the Mortgage Interest Rate Cap.
Other than with respect to a HELOC, or the Credit Limit, with respect to a
HELOC, the Mortgage Note is payable on the first day of each month in equal monthly installments of principal and/or interest (subject to an "interest only"
period in the case of Interest Only Loans), which installments of interest (a)
with respect to adjustable rate Mortgage Loans are subject to change on the
Interest Rate Adjustment Date due to adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date and (b) with respect to Interest Only
Loans are subject to change on the Interest Only Adjustment Date due to adjustments to the Mortgage Interest Rate on each Interest Only Adjustment Date, in both cases with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than 30 years from commencement of amortization. The Due Date of the first payment under the Mortgage Note is no more than 60 days from the date of the Mortgage Note. With respect to HELOCs, the related Mortgagor may request advances up to the Credit Limit within the first ten years following the date of origination. Each HELOC will amortize within 30 years from the date of origination.

          (s) Customary Provisions. The Mortgage Note has a stated maturity. The
Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Upon default by a
Mortgagor on a Mortgage Loan and foreclosure on, or trustee's sale of, the
Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage
Loan will be able to deliver good and merchantable title to the Mortgaged
Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage. The Mortgage Note and
Mortgage are on forms acceptable to Freddie Mac or Fannie Mae.

          (t) Occupancy of the Mortgaged Property. As of the Purchase Date the
Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. Neither Seller has received notification from any
Governmental Authority that the Mortgaged Property is in material non-compliance with such laws or regulations, is being used, operated or occupied unlawfully or has failed to have or obtain such inspection, licenses or certificates, as the case may be. Neither Seller has received notice of any violation or failure to conform with any such law, ordinance, regulation, standard, license or certificate. With respect to any Mortgage Loan originated with an
"owner-occupied" Mortgaged Property, the Mortgagor represented at the time of origination of the Mortgage Loan that the Mortgagor would occupy the Mortgaged
Property as the Mortgagor's primary residence.

                                    Sch. 1-8

          (u) No Additional Collateral. The Mortgage Note is not and has not
been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in clause (i) above.

          (v) Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the
Mortgage, and no fees or expenses are or will become payable by the Custodian or
Buyer to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor.

          (w) Transfer of Mortgage Loans. Except with respect to Mortgage Loans intended for purchase by GNMA and for Mortgage Loans registered with MERS, the
Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

          (x) Due-On-Sale. Except with respect to Mortgage Loans intended for purchase by GNMA, the Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder.

          (y) No Buydown Provisions; No Graduated Payments or Contingent
Interests. Except with respect to Agency Mortgage Loans, the Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by either Seller, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature.

          (z) Consolidation of Future Advances. Any future advances made to the
Mortgagor prior to the Purchase Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first or, in the case of Second Lien Mortgage Loans, a second lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to
Fannie Mae and Freddie Mac. The consolidated principal amount does not exceed the original principal amount or with respect to HELOC's, the Credit Limit of the Mortgage Loan.

          (aa) No Condemnation Proceeding. There have not been any condemnation proceedings with respect to the Mortgaged Property and neither Seller has knowledge of any such proceedings.

          (bb) Collection Practices; Escrow Deposits; Interest Rate Adjustments.
The origination and collection practices used by the originator, each servicer of the Mortgage Loan and the applicable Seller with respect to the Mortgage Loan have been in all respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in

                                    Sch. 1-9

all respects legal and proper. With respect to escrow deposits and Escrow
Payments, (other than with respect to each Second Lien Mortgage Loan and for which the mortgagee under the first lien is collecting Escrow Payments) all such payments are in the possession of, or under the control of, the applicable
Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow
Payments have been collected in full compliance with state and federal law. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due either Seller have been capitalized under the
Mortgage or the Mortgage Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited.

          (cc) Conversion to Fixed Interest Rate. Except as allowed by Fannie
Mae or Freddie Mac or otherwise as expressly approved in writing by Buyer, with respect to adjustable rate Mortgage Loans, the Mortgage Loan is not convertible to a fixed interest rate Mortgage Loan.

          (dd) Other Insurance Policies. No action, inaction or event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable special hazard insurance policy, PMI Policy or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by either Seller or by any officer, director, or employee of either Seller or any designee of either Seller or any corporation in which either Seller or any officer, director, or employee had a financial interest at the time of placement of such insurance.

          (ee) Servicemembers Civil Relief Act. The Mortgagor has not notified either Seller, and neither Seller has knowledge, of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act of 2003.

          (ff) Appraisal. Except with respect to HELOCs originated in accordance with the Underwriting Guidelines or if not otherwise required by Fannie Mae or
Freddie Mac for such Mortgage Loan, the Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the funding of the Mortgage Loan by a qualified appraiser, duly appointed by the applicable Seller, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Fannie Mae or Freddie Mac and Title XI of the Federal
Institutions Reform, Recovery, and Enforcement Act of 1989 as amended and the regulations promulgated thereunder, all as in effect on the date the Mortgage
Loan was originated.

          (gg) Disclosure Materials. The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of adjustable rate mortgage loans, and the applicable Seller maintains such statement in the Mortgage File.

                                    Sch. 1-10

          (hh) Construction or Rehabilitation of Mortgaged Property. No Mortgage
Loan was made in connection with the construction or rehabilitation of a
Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged
Property.

          (ii) No Defense to Insurance Coverage. No action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the Purchase Date (whether or not known to either Seller on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any private mortgage insurance
(including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of either Seller, the related Mortgagor or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer's breach of such insurance policy or such insurer's financial inability to pay.

          (jj) Capitalization of Interest. The Mortgage Note does not by its terms provide for the capitalization or forbearance of interest.

          (kk) No Equity Participation. No document relating to the Mortgage
Loan provides for any contingent or additional interest in the form of participation in the cash flow of the Mortgaged Property or a sharing in the appreciation of the value of the Mortgaged Property. The indebtedness evidenced by the Mortgage Note is not convertible to an ownership interest in the
Mortgaged Property or the Mortgagor and neither Seller has financed nor does it own directly or indirectly, any equity of any form in the Mortgaged Property or the Mortgagor.

          (ll) Proceeds of Mortgage Loan. The proceeds of the Mortgage Loan have not been and shall not be used to satisfy, in whole or in part, any debt owed or owing by the Mortgagor to the applicable Seller or any Affiliate or correspondent of such Seller, except in connection with a refinanced Mortgage
Loan.

          (mm) Origination Date. The origination date is no earlier than sixty
(60) days prior to the related Purchase Date.

          (nn) No Exception. The Custodian has not noted any material exceptions on a Custodial Mortgage Loan Schedule with respect to the Mortgage Loan which would materially adversely affect the Mortgage Loan or Buyer's interest in the
Mortgage Loan and, which in the case of a Wet-Ink Mortgage Loan, has not been cured within seven Business Days of purchase.

          (oo) Mortgage Submitted for Recordation. The Mortgage either has been or will promptly be submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

          (pp) Documents Genuine. Such Purchased Mortgage Loan and all
accompanying collateral documents are complete and authentic and all signatures thereon are genuine. Such Purchased Mortgage Loan is a "closed" loan fully funded by the applicable Seller and held in such Seller's name.

                                    Sch. 1-11

          (qq) Bona Fide Loan. Such Purchased Mortgage Loan arose from a bona fide loan, complying with all applicable State and Federal laws and regulations, to persons having legal capacity to contract and is not subject to any defense, set-off or counterclaim.

          (rr) Other Encumbrances. To the best of each Seller's knowledge, any property subject to any security interest given in connection with such
Purchased Mortgage Loan is not subject to any other encumbrances other than a stated first mortgage, if applicable, and encumbrances which may be allowed under the Underwriting Guidelines.

          (ss) Description. Each Purchased Mortgage Loan conforms to the description thereof as set forth on the related Custodial Mortgage Loan Schedule delivered to the Custodian and Buyer.

          (tt) Located in U.S. No collateral (including, without limitation, the related real property and the dwellings thereon and otherwise) relating to a
Purchased Mortgage Loan is located in any jurisdiction other than in one of the fifty (50) states of the United States of America or the District of Columbia.

          (uu) Underwriting Guidelines. Each Purchased Mortgage Loan has been originated in accordance with the Underwriting Guidelines (including all supplements or amendments thereto) previously provided to Buyer.

          (vv) Aging. Such Purchased Mortgage Loan has not been subject to a
Transaction hereunder for more than 180 days.

          (ww) Committed Mortgage Loans. Each Committed Mortgage Loan is covered by a Take-out Commitment, does not exceed the availability under such Take-out
Commitment (taking into consideration mortgage loans which have been purchased by the respective Take-out Investor under the Take-out Commitment and mortgage loan which Seller has identified to Buyer as covered by such Take-out
Commitment) and conforms to the requirements and the specifications set forth in such Take-out Commitment and the related regulations, rules, requirements and/or handbooks of the applicable Take-out Investor and is eligible for sale to and insurance or guaranty by, respectively the applicable Take-out Investor and applicable insurer. Each Take-out Commitment is a legal, valid and binding obligation of each Seller enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

          (xx) Primary Mortgage Guaranty Insurance. Where applicable, each
Mortgage Loan is insured as to payment defaults by a policy of primary mortgage guaranty insurance in the amount required where applicable, and by an insurer approved, by the applicable Take-out Investor, if applicable, and all provisions of such primary mortgage guaranty insurance have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Each Mortgage Loan which is represented to Buyer to have, or to be eligible for, FHA insurance is insured, or eligible to be insured, pursuant to the National Housing Act. Each Mortgage Loan which is represented by the applicable Seller to be guaranteed, or to be eligible for guaranty, by the VA is guaranteed, or eligible to be guaranteed, under the

                                    Sch. 1-12

provisions of Chapter 37 of Title 38 of the United States Code. As to each FHA insurance certificate or each VA guaranty certificate, Seller has complied with applicable provisions of the insurance for guaranty contract and federal statutes and regulations, all premiums or other charges due in connection with such insurance or guarantee have been paid, there has been no act or omission which would or may invalidate any such insurance or guaranty, and the insurance or guaranty is, or when issued, will be, in full force and effect with respect to each Mortgage Loan. There are no defenses, counterclaims, or rights of setoff affecting the Mortgage Loans or affecting the validity or enforceability of any private mortgage insurance or FHA insurance applicable to the Mortgage Loans or any VA guaranty with respect to the Mortgage Loans.

          (yy) Predatory Lending Regulations; High Cost Loans. None of the
Mortgage Loans are classified as High Cost Mortgage Loans.

          (zz) Wet-Ink Mortgage Loans. With respect to each Mortgage Loan that is a Wet-Ink Mortgage Loan, the Settlement Agent has been instructed in writing by the applicable Seller to hold the related Mortgage Loan Documents as agent and bailee for Buyer or Buyer agent and to promptly forward such Mortgage Loan
Documents in accordance with the provisions of the Custodial Agreement and the
Escrow Instruction Letter.

          (aaa) FHA Mortgage Insurance; VA Loan Guaranty. With respect to the
FHA Loans, the FHA Mortgage Insurance Contract is in full force and effect and there exists no impairment to full recovery without indemnity to the Department of Housing and Urban Development or the FHA under FHA Mortgage Insurance. With respect to the VA Loans, the VA Loan Guaranty Agreement is in full force and effect to the maximum extent stated therein. All necessary steps have been taken to keep such guaranty or insurance valid, binding and enforceable and each of such is the binding, valid and enforceable obligation of the FHA and the VA, respectively, to the full extent thereof, without surcharge, set-off or defense.
Each FHA Loan and VA Loan was originated in accordance with the criteria of an
Agency for purchase of such Mortgage Loans.

          (bbb) Revolving Period. Each HELOC provides for an initial period (the
"Revolving Period") during which the Mortgagor is required to make monthly payments of interest payable in arrears and requires repayment of the unpaid principal balance thereof over a period following the Revolving Period (the
"Repayment Period") which is not in excess of 120 months. As of the Purchase
Date no HELOC was in its Repayment Period. The Mortgage Interest Rate on each
Mortgage Loan adjusts periodically in accordance with the Credit Line Agreement to equal the sum of the Index and the related Gross Margin. On each Adjustment
Date the related Seller has made interest rate adjustments on the Mortgage Loan which are in compliance with the related Mortgage and Mortgage Note and applicable law.

          (ccc) Co-op Loan: Valid First Lien. With respect to each Co-op Loan, the related Mortgage is a valid, enforceable and subsisting first security interest on the related cooperative shares securing the related cooperative note and lease, subject only to (a) liens of the cooperative for unpaid assessments representing the Mortgagor's pro rata share of the cooperative's payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b) other matters to which like collateral is commonly subject which do not materially

                                    Sch. 1-13

interfere with the benefits of the security intended to be provided by the security interest. There are no liens against or security interests in the cooperative shares relating to each Co-op Loan (except for unpaid maintenance, assessments and other amounts owed to the related cooperative which individually or in the aggregate will not have a material adverse effect on such Co-op Loan), which have priority equal to or over the Sellers' security interest in such
Co-op Shares;

          (ddd) Co-op Loan: Compliance with Law. With respect to each Co-op
Loan, the related cooperative corporation that owns title to the related cooperative apartment building is a "cooperative housing corporation" within the meaning of Section 216 of the Internal Revenue Code, and is in material compliance with applicable federal, state and local laws which, if not complied with, could have a material adverse effect on the Mortgaged Property;

          (eee) Co-op Loan: No Pledge. With respect to each Co-op Loan, there is no prohibition against pledging the shares of the cooperative corporation or assigning the Proprietary Lease. With respect to each Co-op Loan, (i) the term of the related Proprietary Lease is longer than the term of the Co-op Loan, (ii)
there is no provision in any Proprietary Lease which requires the Mortgagor to offer for sale the Co-op Shares owned by such Mortgagor first to the Co-op
Corporation, (iii) there is no prohibition in any Proprietary Lease against pledging the Co-op Shares or assigning the Proprietary Lease and (iv) the
Recognition Agreement is on a form of agreement published by Aztech Document
Systems, Inc. as of the date hereof or includes provisions which are no less favorable to the lender than those contained in such agreement; and

          (fff) Co-op Loan: Acceleration of Payment. With respect to each Co-op
Loan, each Assignment of Proprietary Lease contains enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization of the material benefits of the security provided thereby. The
Assignment of Proprietary Lease contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Note in the event the Co-op Unit is transferred or sold without the consent of the holder thereof.

                                    Sch. 1-14

                                  Schedule 1-1

                                   SCHEDULE 2
                           AUTHORIZED REPRESENTATIVES

SELLER NOTICES

                                     Address: MortgageIT, Inc.
Name: Michael A. Zigrossi                     33 Maiden Lane, 6th Floor
Telephone: 212-651-7774                       New York, NY 10038
Facsimile: 212-651-4674                       Attention: Chief Operating Officer

                                     Address: MortgageIT Holdings, Inc.
Name: John Cuti                               33 Maiden Lane, 6th Floor
Telephone: 212-651-7696                       New York, NY 10038
Facsimile: 212-651-4862                       Attention: Michael Zigrossi

MORTGAGEIT, INC. AUTHORIZATIONS

Any of the persons whose signatures and titles appear below are authorized, acting singly, to act for Seller under this Agreement:

      Name                    Title                           Signature
---------------   -----------------------------   ------------------------------
Doug W. Naidus    Chief Executive Officer
John R. Cuti      General Counsel and Secretary
Robert A. Gula    Chief Financial Officer

MORTGAGEIT HOLDINGS, INC. AUTHORIZATIONS

Any of the persons whose signatures and titles appear below are authorized, acting singly, to act for Seller under this Agreement:

      Name                     Title                          Signature
----------------   -----------------------------   -----------------------------
Doug W. Naidus     Chief Executive Officer
John R. Cuti       General Counsel and Secretary
Glenn J. Mouridy   Chief Financial Officer

                                      A-I-1

BUYER NOTICES
                                     Address: Credit Suisse First Boston
Name: Gary Timmerman                          Mortgage Capital LLC
                                              302 Carnegie Center, 2nd Floor
Telephone: 609-627-5026                       Princeton, NJ 08540
Facsimile: 609-627-5011

BUYER AUTHORIZATIONS

Any of the persons whose signatures and titles appear below, including any other authorized officers, are authorized, acting singly, to act for Buyer under this
Agreement:

      Name                     Title                          Signature
-----------------   ----------------------------   -----------------------------
Craig Eckes
Michael Fallacara
Tom Fenlon
Bruce Kaiserman
Andrew Kimura
Kari Roberts
Gary Timmerman

                                      A-I-2

                                     ANNEX I

                              BUYER ACTING AS AGENT

          This Annex I forms a part of the Master Repurchase Agreement dated as of March 11, 2005 (the "Agreement") among Credit Suisse First Boston Mortgage
Capital LLC, MortgageIT, Inc. and MortgageIT Holdings, Inc. This Annex I sets forth the terms and conditions governing all transactions in which a party selling assets or buying assets, as the case may be ("Agent"), in a Transaction is acting as agent for one or more third parties (each, a "Principal").
Capitalized terms used but not defined in this Annex I shall have the meanings ascribed to them in the Agreement.

          1. Additional Representations. Agent hereby makes the following representations, which shall continue during the term of any Transaction:
Principal has duly authorized Agent to execute and deliver the Agreement on its behalf, has the power to so authorize Agent and to enter into the Transactions contemplated by the Agreement and to perform the obligations of Sellers or
Buyer, as the case may be, under such Transactions, and has taken all necessary action to authorize such execution and delivery by Agent and such performance by
it.

          2. Identification of Principals. Agent agrees (a) to provide the other party, prior to the date on which the parties agree to enter into any
Transaction under the Agreement, with a written list of Principals for which it intends to act as Agent (which list may be amended in writing from time to time with the consent of the other party), and (b) to provide the other party, before the close of business on the next business day after orally agreeing to enter into a Transaction, with notice of the specific Principal or Principals for whom it is acting in connection with such Transaction. If (i) Agent fails to identify such Principal or Principals prior to the close of business on such next business day or (ii) the other party shall determine in its sole discretion that any Principal or Principals identified by Agent are not acceptable to it, the other party may reject and rescind any Transaction with such Principal or
Principals, return to Agent any Purchased Mortgage Loan or portion of the
Purchase Price, as the case may be, previously transferred to the other party and refuse any further performance under such Transaction, and Agent shall immediately return to the other party any portion of the Purchase Price or
Purchased Mortgage Loans, as the case may be, previously transferred to Agent in connection with such Transaction; provided, however, that (A) the other party shall promptly (and in any event within one business day) notify Agent of its determination to reject and rescind such Transaction and (B) to the extent that any performance was rendered by any party under any Transaction rejected by the other party, such party shall remain entitled to any Price Differential or other amounts that would have been payable to it with respect to such performance if such Transaction had not been rejected. The other party acknowledges that Agent shall not have any obligation to provide it with confidential information regarding the financial status of its Principals; Agent agrees, however, that it will assist the other party in obtaining from Agent's Principals such information regarding the financial status of such Principals as the other party may reasonably request.

                                      A-I-1

          3. Limitation of Agent's Liability. The parties expressly acknowledge that if the representations of Agent under the Agreement, including this Annex
I, are true and correct in all material respects during the term of any
Transaction and Agent otherwise complies with the provisions of this Annex I, then (a) Agent's obligations under the Agreement shall not include a guarantee of performance by its Principal or Principals and (b) the other party's remedies shall not include a right of setoff in respect of rights or obligations, if any, of Agent arising in other transactions in which Agent is acting as principal.

          4. Multiple Principals.

          (a)  In the event that Agent proposes to act for more than one
               Principal hereunder, Agent and the other party shall elect whether (i) to treat Transactions under the Agreement as
               transactions entered into on behalf of separate Principals or
               (ii) to aggregate such Transactions as if they were transactions by a single Principal. Failure to make such an election in writing shall be deemed an election to treat Transactions under the Agreement as transactions on behalf of separate Principals.

          (b)  In the event that Agent and the other party elect (or are deemed to elect) to treat Transactions under the Agreement as
               transactions on behalf of separate Principals, the parties agree that (i) Agent will provide the other party, together with the notice described in Section 2(b) of this Annex I, notice
               specifying the portion of each Transaction allocable to the account of each of the Principals for which it is acting (to the extent that any such Transaction is allocable to the account of more than one Principal); (ii) the portion of any individual
               Transaction allocable to each Principal shall be deemed a
               separate Transaction under the Agreement; (iii) the margin maintenance obligations of each applicable Seller under Section
               6(a) of the Agreement shall be determined on a
               Transaction-by-Transaction basis (unless the parties agree to determine such obligations on a Principal-by-Principal basis);
               and (iv) Buyer's and Sellers' remedies under the Agreement upon the occurrence of an Event of Default shall be determined as if
               Agent had entered into a separate Agreement with the other party on behalf of each of its Principals.

          (c)  In the event that Agent and the other party elect to treat
               Transactions under the Agreement as if they were transactions by a single Principal, the parties agree that (i) Agent's notice under Section 2(b) of this Annex I need only identify the names of its Principals but not the portion of each Transaction
               allocable to each Principal's account; (ii) the margin
               maintenance obligations of Sellers under Section 6(a) of the
               Agreement shall, subject to any greater requirement imposed by applicable law, be determined on an aggregate basis for all
               Transactions entered into by Agent on behalf of any Principal;
               and (iii) Buyer's and Sellers' remedies upon the occurrence of an
               Event of Default shall be determined as if all Principals were a single Seller or Buyer, as the case may be.

                                     A-I-2

          (d)  Notwithstanding any other provision of the Agreement (including, without limitation, this Annex I), the parties agree that any
               Transactions by Agent on behalf of an employee benefit plan under
               ERISA shall be treated as Transactions on behalf of separate
               Principals in accordance with Section 4(b) of this Annex I (and all margin maintenance obligations of the parties shall be determined on a Transaction-by-Transaction basis).

          5. Interpretation of Terms. All references to "Seller" or "Buyer", as the case may be, in the Agreement shall, subject to the provisions of this Annex
I (including, among other provisions, the limitations on Agent's liability in
Section 3 of this Annex I), be construed to reflect that (i) each Principal shall have, in connection with any Transaction or Transactions entered into by
Agent on its behalf, the rights, responsibilities, privileges and obligations of a "Seller" or "Buyer", as the case may be, directly entering into such
Transaction or Transactions with the other party under the Agreement, and (ii)
Agent's Principal or Principals have designated Agent as their sole agent for performance of Sellers' obligations to Buyer or Buyer's obligations to Sellers, as the case may be, and for receipt of performance by Buyer of its obligations to Sellers or Sellers of their obligations to Buyer, as the case may be, in connection with any Transaction or Transactions under the Agreement (including, among other things, as Agent for each Principal in connection with transfers of
Securities, cash or other property and as agent for giving and receiving all notices under the Agreement). Both Agent and its Principal or Principals shall be deemed "parties" to the Agreement and all references to a "party" or "either party" in the Agreement shall be deemed revised accordingly.

                                      A-I-3

                                    ANNEX II

                              PERIODIC FEE SCHEDULE

          The Periodic Fee shall be an amount equal to the product of (x) 0.10%
per annum and (y) the Maximum Committed Purchase Price, based on a 360 day year payable quarterly in arrears.

                                      A-1

                                                                       EXHIBIT A

                           FORM OF TRANSACTION REQUEST

                                                                          [Date]

Credit Suisse First Boston Mortgage Capital LLC
[Address]
Attention: ________________

Re: Master Repurchase Agreement dated as of March 11, 2005 (as amended from time to time, the "Master Repurchase Agreement") by and among MortgageIT,
    Inc., MortgageIT Holdings, Inc. and Credit Suisse First Boston Mortgage
    Capital LLC

[Name] hereby requests that Credit Suisse First Boston Mortgage Capital LLC
("CSFBMCL") enter into a Transaction with respect to the Mortgage Loans listed on the Custodial Mortgage Loan Schedule attached hereto on Attachment 1 and as set forth below, pursuant to the Master Repurchase Agreement.

TOTAL NUMBER OF MORTGAGE LOANS                 ___ Mortgage Loans - (See
                                               Custodial Mortgage Loan Schedule)

ORIGINAL PRINCIPAL AMOUNT OF MORTGAGE LOANS:   $

CURRENT PRINCIPAL AMOUNT OF MORTGAGE LOANS:    $

PROPOSED PURCHASE PRICE:                       $

PURCHASE PRICE INCREASE:                       $

AGGREGATE PURCHASE PRICE:                      $

PROPOSED PURCHASE DATE:

The Master Repurchase Agreement is incorporated by reference into this
Transaction Request and is made a part hereof as if it were fully set forth herein. (All capitalized terms used herein but not defined herein shall have the meanings specified in the Master Repurchase Agreement.)

                                      A-2

[Name]

By:
    ----------------------------------------
Name:
Title:

[wire instructions]

                                      A-3

                                                                       EXHIBIT B

                          FORM OF PURCHASE CONFIRMATION

                                                                          [Date]

MortgageIT, Inc.
33 Maiden Lane, 6th Floor
New York, NY 10038

MortageIT Holdings, Inc.
33 Maiden Lane, 6th Floor
New York, NY 10038

Attention:

Credit Suisse First Boston Mortgage Capital LLC ("CSFBMCL") is pleased to confirm your sale and our purchase of the Mortgage Loans described below and on the attached Custodial Mortgage Loan Schedule pursuant to the Master Repurchase
Agreement dated as of March 11, 2005 (as amended from time to time, the "Master
Repurchase Agreement") by and among MortgageIT, Inc., MortgageIT Holdings, Inc.
and Credit Suisse First Boston Mortgage Capital LLC under the following terms and conditions:

--------------------------------------------------------------------------------
Market Value:                                  $
--------------------------------------------------------------------------------
Current Principal Amount of Mortgage Loans:    $
--------------------------------------------------------------------------------
Aggregate Purchase Price:                      $
--------------------------------------------------------------------------------
Purchase Date:
--------------------------------------------------------------------------------
Repurchase Date:
--------------------------------------------------------------------------------
Pricing Rate:
--------------------------------------------------------------------------------
ADDITIONAL INFORMATION:
--------------------------------------------------------------------------------
Aggregate Purchase Price (date):               $
--------------------------------------------------------------------------------
Less Previous Aggregate Purchase Price:        $
--------------------------------------------------------------------------------
Less Price Differential due on (date):         $
--------------------------------------------------------------------------------
Net funds due [CSFB]/[MortgageIT] on (date):   $
--------------------------------------------------------------------------------

                                      B-1

The Master Repurchase Agreement is incorporated by reference into this
Transaction Confirmation, is made a part hereof as if it were fully set forth herein and is extended hereby until all amounts due in connection with this
Transaction are paid in full.

All capitalized terms used herein but not defined herein shall have the meanings specified in the Master Repurchase Agreement.

                                               CREDIT SUISSE FIRST BOSTON
                                               MORTGAGE CAPITAL LLC

                                               By:
                                                   -----------------------------
                                               Name:
                                               Title:

MORTGAGEIT, INC.

By:
    ----------------------------------------
Name:
Title:

MORTGAGEIT HOLDINGS, INC.

By:
    ----------------------------------------
Name:
Title:

                                       B-2

                                                                       EXHIBIT C

                             MORTGAGE LOAN SCHEDULE

                          MORTGAGE LOAN CHARACTERISTICS

1.    Customer Name
2.    Collateral Number
3.    Primary Borrower Last Name
4.    Primary Borrower First Name
5.    Co-Borrower Last Name *
6.    Co-Borrower First Name *
7.    Property Address
8.    City
9.    State
10.   Zip Code
11.   County
12.   SS Number
13.   SS # Co-borrower *
14.   Product Type/Code
15.   Loan Amount
16.   Original monthly principal and interest
17.   Original interest rate
18.   Original date of Mortgage Note
19.   Closing Date
20.   First Payment Date
21.   Maturity Date
22.   Loan Type (adjustable, fixed, etc)
23.   Purchase Date
24.   Funding Method Code (wire disbursement, etc.)
25.   Closing Agent
26.   Address
27.   City
28.   State
29.   Zip Code
30.   Account Number
31.   ABA Number
32.   Closing Schedule
33.   Instructions
34.   Name of Bank
35.   Address of Bank
36.   City of Bank
37.   State of Bank
38.   Zip of Bank
39.   Other Account Bank *
40.   Further Instructions *

                                       C-1

41.   Investor *
42.   Investor Commitment Number *
43.   Price *
44.   Commitment Date *
45.   Commitment Expiration Date *
46.   Property Type
47.   Lien Position
48.   LTV
49.   CLTV
50.   FICO
51.   Amortization Term
52.   Purpose
53.   No. of Units
54.   Original Appraised Value
55.   Name of appraiser
56.   Certificate Number for each loan with primary mortgage insurance*
57.   Margin*
58.   Life floor*
59.   Index type*
60.   Initial rate floor*
61.   Periodic rate cap*
62.   Life cap*
63.   First interest rate adjustment date*

* If applicable.

                                       C-2

                                                                       EXHIBIT D

                        OFFICER'S COMPLIANCE CERTIFICATE

I, __________________________, do hereby certify that I am the duly elected, qualified and authorized officer of MortgageIT, Inc. ("MortgageIT"). This
Certificate is delivered to you in connection with Section 17b of the Master
Repurchase Agreement dated as of March 11, 2005, among MortgageIT, Inc.,
MortgageIT Holdings, Inc. and Credit Suisse First Boston Mortgage Capital LLC
(as amended from time to time, the "Agreement"), as the same may have been amended from time to time. I hereby certify that, as of the date of the financial statements attached hereto and as of the date hereof, MortgageIT is and has been in compliance with all the terms of the Agreement and, without limiting the generality of the foregoing, I certify that:

               Adjusted Tangible Net Worth. The Sellers, on a consolidated basis, have maintained an Adjusted Tangible Net Worth of at least
               $170,000,000. A detailed summary of the calculation of Seller's actual Adjusted Tangible Net Worth is provided in Schedule 1 hereto.

               Indebtedness to Adjusted Tangible Net Worth Ratio. During the
               period beginning on the date hereof through and including May 31,
               2005, Sellers have maintained a ratio of Indebtedness to Adjusted
               Tangible Net Worth of no greater than 25:1. During the period beginning on June 1, 2005 until the Termination Date, Sellers have maintained a ratio of Indebtedness to Adjusted Tangible Net
               Worth of no greater than 20:1. A calculation of Sellers' actual
               Indebtedness to Adjust Tangible Net Worth is provided in Schedule
               1 hereto.

               Maintenance of Profitability. Sellers have not permitted, for any
               Test Period, Net Income for such Test Period, before income taxes for such Test Period and distributions made during such Test
               Period, to be less than $1.00.

               Insurance. Sellers or their Affiliates, have maintained, for
               Sellers and their Subsidiaries, insurance coverage with respect to employee dishonesty, forgery or alteration, theft,
               disappearance and destruction, robbery and safe burglary,
               property (other than money and securities) and computer fraud or an aggregate amount of at least $_____________. The actual amount of such coverage is $_____________.

               Financial Statements. The financial statements attached hereto are accurate and complete, accurately reflect the financial condition of Sellers, and do not omit any material fact as of the date(s) thereof.

               Documentation. Sellers have performed the documentation
               procedures required by its operational guidelines with respect to endorsements and assignments, including the recordation of assignments, or has verified that such documentation procedures have been performed by a prior holder of such Mortgage Loan.

                                       D-1

               Compliance. Each Seller has observed or performed in all material respects all of its covenants and other agreements, and satisfied every condition, contained in the Agreement and the other Program
               Agreements to be observed, performed and satisfied by it. [If a covenant or other agreement or condition has not been complied with, the applicable Seller shall describe such lack of
               compliance and provide the date of any related waiver thereof.]

               Regulatory Action. Neither Seller is currently under
               investigation or, to best of any Seller's knowledge, no
               investigation by any federal, state or local government agency is threatened. Neither Seller has been the subject of any government investigation which has resulted in the voluntary or involuntary suspension of a license, a cease and desist order, or such other action as could adversely impact Sellers' business. [If so, the applicable Seller shall describe the situation in reasonable detail and describe the action that Seller has taken or proposes to take in connection therewith.]

               No Default. No Default or Event of Default has occurred or is continuing. [If any Default or Event of Default has occurred and is continuing, applicable Seller shall describe the same in reasonable detail and describe the action such Seller has taken or proposes to take with respect thereto, and if such Default or
               Event of Default has been expressly waived by Buyer in writing, such Seller shall describe the Default or Event of Default and provide the date of the related waiver.]

               Indebtedness. All Indebtedness (other than Indebtedness evidenced by the Repurchase Agreement) of Sellers existing on the date hereof is listed on Schedule 2 hereto.

               Purchased Mortgage Loans. Attached hereto as Schedule 3 is a true and correct list of all Mortgage Loans purchased by Buyer and held by Custodian pending repurchase.

               Originations. Attached hereto as Schedule 4 is a true and correct summary of all Mortgage Loans originated by Sellers during the calendar quarter ending on [DATE].

               Heding. Attached hereto as Schedule 5 is a true and correct summary of all Interest Rate Protection Agreements entered into or maintained by Sellers during the calendar quarter ending on
               [DATE].

               REIT Qualification Tests. Holdings is, and has been since
               _____________, a real estate investment trust (a "REIT") for U.S.
               federal income tax purposes. Attached hereto as Schedule 5 is a true and correct summary of the calculations for REIT
               qualification of Holdings.

               REIT Asset and Income Tests.

                                      D-2

     1.   At the close of each taxable year, at least 75 percent of Holdings'
          gross income consists of (i) "rents from real property" within the meaning of Section 856(c)(3)(A) of the Code, (ii) interest on obligations secured by mortgages on real property or on interests in real property, within the meaning of Section 856(c)(3)(B) of the Code,
          (iii) gain from the sale or other disposition of real property
          (including interests in real property and interests in mortgages on real property) which is not property described in Section 1221(a)(1)
          of the Code, within the meaning of Section 856(c)(3)(C) of the Code,
          (iv) dividends or other distributions on, and gain (other than gain from "prohibited transactions" within the meaning of Section
          857(b)(6)(B)(iii) of the Code) from the sale or other disposition of, transferable shares (or transferable certificates of beneficial interest) in other qualifying REITs within the meaning of Section
          856(d)(3)(D) of the Code, and (v) amounts described in Sections
          856(c)(3)(E) through 856(c)(3)(I) of the Code.

     2.   At the close of each taxable year, at least 95 percent of Holdings'
          gross income consists of (i) the items of income described in paragraph 1 hereof (other than those described in Section 856(c)(3)(I)
          of the Code), (ii) gain realized from the sale or other disposition of stock or securities which are not property described in Section
          1221(a)(1) of the Code, (iii) interest, (iv) dividends, and (v) income derived from payments to Holdings on interest rate swap or cap agreements, options, futures contracts, forward rate agreements and other similar financial instruments entered into to reduce the interest rate risks with respect to any indebtedness incurred or to be incurred to acquire or carry real estate assets, or gain from the sale or other disposition of such an investment as described in section
          856(c)(5)(G), in each case within the meaning of Section 856(c)(2) of the Code.

     3.   At the close of each quarter of Holdings' taxable years, at least 75 percent of the value of Holdings' total assets (as determined in accordance with Treasury Regulations Section 1.856-2(d)) has consisted of and will consist of real estate assets within the meaning of
          Sections 856(c)(4) and 856(c)(5)(B) of the Code, cash and cash items
          (including receivables which arise in the ordinary course of Holdings'
          operations, but not including receivables purchased from another person), and Government Securities; unless (a) the test described in this paragraph (3) has been satisfied as of the end of the immediately preceding quarter of Holdings' taxable year, (b) such test is not satisfied as the result of the acquisition of a security or property during the current quarter of Holdings' taxable year, (c) Holdings delivers within 10 days of the end of the current quarter of Holdings'
          taxable year to Buyer notice that such test is not satisfied, (d) such test is satisfied within the 30 day period as provided under section
          856(c)(4), and (e) an officer of Holdings certifies as to such satisfaction within such 30 day period, and provides documentation, reasonably satisfactory to Buyer evidencing such satisfaction.

                                       D-3

     4.   At the close of each quarter of each of Holdings' taxable years, (a)
          not more than 25 percent of Holdings' total asset value will be represented by securities (other than those described in paragraph 3),
          (b) not more than 20 percent of Holdings' total asset value will be represented by securities of one or more taxable REIT subsidiaries, and (c) (i) not more than 5 percent of the value of Holdings' total assets will be represented by securities of any one issuer (other than
          Government Securities and securities of taxable REIT subsidiaries), and (ii) Holdings will not hold securities possessing more than 10 percent of the total voting power or value of the outstanding securities of any one issuer (other than Government Securities, securities of taxable REIT subsidiaries, and securities of a qualified
          REIT subsidiary within the meaning of Section 856(i) of the Code);
          unless (d) the tests described in this paragraph (4) have been satisfied as of the end of the immediately preceding quarter of
          Holdings' taxable year, (e) any of the tests described in this paragraph (4) are not satisfied as the result of the acquisition of a security or property during the current quarter of Holdings' taxable year, (f) Holdings delivers within 10 days of the end of the current quarter of Holdings' taxable year to Buyer notice that such test is not satisfied, (g) such test is satisfied within the 30 day period as provided under section 856(c)(4), and (h) an officer of Holdings certifies as to such satisfaction within such 30 day period, and provides documentation, reasonably satisfactory to Buyer evidencing such satisfaction.

                                       D-4

IN WITNESS WHEREOF, I have set my hand this ______ day of ________, ________.

                                               By:
                                                   -----------------------------
                                               Name:
                                                     ---------------------------
                                               Title:
                                                      --------------------------

                                       D-5

                 SCHEDULE 1 TO OFFICER'S COMPLIANCE CERTIFICATE
                      CALCULATIONS OF FINANCIAL COVENANTS
                         AS OF THE QUARTER ENDED [DATE]

I.      ADJUSTED TANGIBLE NET WORTH

1.      Net Worth (book)                                                $
        Plus:
2.      Subordinated Debt (maturity (greater than) CSFB line maturity)  $

I.(A)   TOTAL OF ITEMS 1-2                                              $

        Less:
3.      Capitalized servicing balance                                   $
4.      Goodwill                                                        $
5.      Receivables or advances due from shareholders,
        affiliates, employees or related parties                        $
6.      Trademarks                                                      $
7.      Capitalized organizational expenses                             $
8.      Copyrights                                                      $
9.      Tradenames                                                      $
10.     Restricted Cash                                                 $
11.     Deferred Charges                                                $
12.     Prepaid assets                                                  $
13.     Investments in related entities, partnerships                   $
14.     Any other intangible assets                                     $

I.(B)   TOTAL OF ITEMS 3-14                                             $

I.(C)   ACTUAL ADJUSTED TANGIBLE NET WORTH (A MINUS B)                  $
        Adjusted Tangible Net Worth Covenant                            $
        COMPLIANCE?                                                     YES / NO

II.     LEVERAGE RATIO

        TOTAL DEBT DIVIDED BY ADJUSTED TANGIBLE NET WORTH - ACTUAL      XX.X
        Leverage Covenant                                               xx.x
        COMPLIANCE?                                                     YES / NO

                                      D-6

                 SCHEDULE 2 TO OFFICER'S COMPLIANCE CERTIFICATE

                  INDEBTEDNESS as of _________________________

----------------------------------------------------
            TOTAL      OUTSTANDING
LENDER   COMMITMENT   INDEBTEDNESS   EXPIRATION DATE
----------------------------------------------------

----------------------------------------------------

----------------------------------------------------

----------------------------------------------------

----------------------------------------------------

                                      D-7

                 SCHEDULE 3 TO OFFICER'S COMPLIANCE CERTIFICATE

                            PURCHASED MORTGAGE LOANS

                                      D-8

                 SCHEDULE 4 TO OFFICER'S COMPLIANCE CERTIFICATE

                       OVERALL MORTGAGE LOAN ORIGINATIONS

------------------------------------------------------------------
                             TOTAL NUMBER OF   AGGREGATE PRINCIPAL
                              MORTGAGE LOANS   BALANCE OF MORTGAGE
    MORTGAGE LOAN TYPE          ORIGINATED      LOANS ORIGINATED
------------------------------------------------------------------
   Alt-A Mortgage Loans
------------------------------------------------------------------
 Conforming Mortgage Loans
------------------------------------------------------------------
          HELOCs
------------------------------------------------------------------
   Jumbo Mortgage Loans
------------------------------------------------------------------
Second Lien Mortgage Loans
------------------------------------------------------------------
 Sub-Prime Mortgage Loans
------------------------------------------------------------------

                                      D-9

                 SCHEDULE 5 TO OFFICER'S COMPLIANCE CERTIFICATE

                      Interest Rate Protection Agreements

                                      D-1

                 SCHEDULE 6 TO OFFICER'S COMPLIANCE CERTIFICATE
                      CALCULATIONS FOR REIT QUALIFICATION
                         AS OF THE QUARTER ENDED [DATE]

-----------------------------------------------------------------------------------------------------

I.     75% OF GROSS INCOME (SECTION 856(C)(3)):
-----------------------------------------------------------------------------------------------------
1.     Gross income for quarter                                                     $
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
2.     Qualifying income under section 856(c)(3)                                    $
-----------------------------------------------------------------------------------------------------
3.     Line 2 divided by Line 1 (cannot be less than 0.75)
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
II.    95% OF GROSS INCOME (SECTION 856(C)(2)):
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
4.     Qualifying income under section 856(c)(2)
-----------------------------------------------------------------------------------------------------
5.     Line 4 divided by Line 1 (cannot be less than 0.95)
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
III.   75% OF TOTAL ASSETS (SECTION 856(C)(4)(A)):
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
6.     Value of total assets                                                        $
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
7.     Qualifying assets under section 856(c)(4)(A)                                 $
-----------------------------------------------------------------------------------------------------
8.     Line 7 divided by Line 6 (cannot be less than 0.75)
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
IV.    25% OF TOTAL ASSETS (SECTION 856(C)(4)(B)(I)):
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
9.     Value of securities held (other than those included in Line 7)               $
-----------------------------------------------------------------------------------------------------
10.    Line 9 divided by Line 6 (cannot be more than 0.25)
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
V.     20% OF TOTAL ASSETS (SECTION 856(C)(4)(B)(II)):
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
11.    Value of securities of one or more taxable REIT subsidiaries                 $
-----------------------------------------------------------------------------------------------------
12.    Line 11 divided by Line 6 (cannot be more than 0.2)
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
VI.    5% OF TOTAL ASSETS (SECTION 856(C)(4)(B)(III)(I)):
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
13.    Value of securities held of each issuer (except for those included in Line
          7 or Line 11)
-----------------------------------------------------------------------------------------------------
14.    Line 13 divided by Line 6 (cannot be more than 0.05)
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

                                      F-1

                                                                       EXHIBIT F

                      FORM OF OPINION OF SELLERS' COUNSEL

                                                                __________, ____

Credit Suisse First Boston Mortgage Capital LLC
Eleven Madison Avenue
New York, New York 10010

Ladies and Gentlemen:

We have acted as counsel to MortgageIT, Inc. ("MortgageIT" and a "Seller") and
MortgageIT Holdings, Inc. ("Holdings" and together with MortgageIT, Inc.,
"Sellers") in connection with the sale and repurchase by Seller of certain loans
(the "Mortgage Loans") purchased from time to time (each such date, a "Purchase
Date") by Credit Suisse First Boston Mortgage Capital LLC ("Buyer") pursuant to a Master Repurchase Agreement, dated as of March 11, 2005, among Sellers and
Buyer (the "Master Repurchase Agreement"). Capitalized terms used but not defined herein shall have the meanings set forth in the Master Repurchase
Agreement.

We have acted as counsel to Sellers in connection with the preparation, execution and delivery of, and the initial purchase of Mortgage Loans made under, the Master Repurchase Agreement.

In connection with rendering this opinion, we have examined such documents as we have deemed necessary or advisable, including the following documents:

a. The Program Agreements;

b. The organizational documents of each Seller;

c. The certified Consents of the Officer of each Seller relating to the transactions provided for in the Program Agreements;

d. A copy of a UCC-1 financing statement describing the Repurchase Assets naming applicable Seller as debtor and Buyer as secured party, which will be filed under the Uniform Commercial Code as in effect in the State of ___________ with the office of the [Secretary of the State] of _________ (the "Filing Office") on
or about ________ __, 20__ (the "Financing Statement");

e. The reports attached hereto as Exhibit A (the "Search Reports"), which set forth the results of an examination conducted by [Federal Research Corporation]
of all currently indexed UCC-1 financing statements naming Seller as debtor that are on file in the Filing Office;

f. Good standing certificates, as of a recent date, for each Seller from each of the States listed on Schedule 1 attached hereto; and

                                      F-1

g. The certificates, letters and opinions required to be furnished by each
Seller and others in connection with the execution of the Program Agreements, and the additional certificates, letter and documents delivered by or on behalf of such parties concurrently herewith.

For purposes of the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents.

Based solely upon the foregoing, we are of the opinion that:

1. MortgageIT is a corporation, duly organized, validly existing and in good standing under the laws of the State of New York, and has the corporate power and authority to own its properties and transact the business in which it is engaged. MortgageIT is duly qualified as a foreign corporation to transact business in, and is in good standing under, the laws of each state in which a mortgaged property is located or is otherwise exempt under applicable law from such qualification. The principal place of business of Seller is located at 33
Maiden Lane, New York, New York 10038.

2. Holdings is a corporation, duly organized, validly existing and in good standing under the laws of the State of Maryland, and has the corporate power and authority to own its properties and transact the business in which it is engaged. Holdings is duly qualified as a foreign corporation to transact business in, and is in good standing under, the laws of each state in which a mortgaged property is located or is otherwise exempt under applicable law from such qualification. The principal place of business of Seller is located at 33
Maiden Lane, New York, New York 10038.

3. Each Seller has the power to engage in the transactions contemplated by the
Program Agreements, and has all requisite power, authority and legal right to execute and deliver the Program Agreements, to transfer and deliver the
Repurchase Assets and to perform and observe the terms and conditions of the
Program Agreements.

4. The Program Agreements have been duly and validly authorized, executed and delivered by each Seller and are valid, legal and binding agreements, enforceable against each Seller in accordance with their respective terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally, none of which will materially interfere with the realization of the benefits provided thereunder or with Buyer's ownership of the Mortgage Loans.

5. No consent, approval, authorization or order of, or notice, filing or registration with, any court or governmental agency or body is required for the execution, delivery and performance by either Seller of, or compliance by such entity with, the Program Agreements, or the transfer of the Repurchase Assets or the consummation of the transactions contemplated by the Program Agreements.

6. Neither the transfer or delivery of the Mortgage Loans, nor the consummation of any other of the transactions contemplated in the Program Agreements, nor the fulfillment of the terms of the Program Agreements will result in a breach of or constitutes or will constitute a default under (a) the charter or by-laws of either Seller, or the terms of any material indenture or

                                      F-2

other agreement or instrument to which either Seller is a party or by which it is bound or to which it is subject, (b) any contractual or legal restriction contained in any indenture, mortgage, deed of trust, agreement, instrument or other similar document to which either Seller is a party or by which it is bound or to which it is subject, or (c) any statute or order, rule, regulation, writ, injunction or decree of any court, governmental authority or regulatory body to which either Seller or any of its properties is subject or by which it is bound.

7. There are no actions, suits, proceedings or investigations pending or, to the best of our knowledge, threatened against either Seller that, in our judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of either Seller or in any material impairment of the right or ability of either Seller to carry on its business substantially as now conducted or in any material liability on the part of either Seller that would draw into question the validity of the Program Agreements, or of any action taken or to be taken in connection with the transactions contemplated thereby, or that would be likely to impair materially the ability of either Seller to perform under the terms of, the Program Agreements.

8. The conveyance of each Purchased Mortgage Loan as and in the manner contemplated by the Program Agreements is sufficient fully to transfer to Buyer all right, title and interest of either Seller thereto as owner, noteholder and mortgagee.

9. The Repurchase Agreement is effective to create, in favor of the Buyer, a valid "security interest" as defined in Section 1-201(37) of the Uniform
Commercial Code in all of the right, title and interest of the Seller in, to and under the Repurchase Assets, except that (a) such security interests will continue in Repurchase Assets after its sale, exchange or other disposition only to the extent provided in Section 9-306 of the Uniform Commercial Code, (b) the
security interests in Repurchase Assets in which any Seller acquires rights after the commencement of a case under the Bankruptcy Code in respect of the
Seller may be limited by Section 552 of the Bankruptcy Code.

10. When the Mortgage Notes are delivered to the Custodian, endorsed in blank by a duly authorized officer of applicable Seller, the security interest referred to in Section 9 above in the Mortgage Notes will constitute a fully perfected first-priority security interest in all right, title and interest of Seller therein.

11.  (a) Upon the filing of Financing Statements with the Filing Office, the security interests referred to in Section 9 above will constitute a fully perfected security interest under the Uniform Commercial Code in all right, title and interest of applicable Seller in, to and under such Repurchase
     Assets, to the extent that a security interest therein can be perfected by filing under the Uniform Commercial Code.

     (b) The UCC Search Report sets forth the proper filing offices and the proper debtors necessary to identify those Persons who have on file in the jurisdictions listed on Schedule 1 financing statements covering the
     Repurchase Assets as of the dates and times specified on Schedule 2. The
     UCC Search Report identifies no Person who has filed in any Filing Office a financing statement describing the Repurchase Assets prior to the effective dates of the UCC Search Report.

                                      F-3

12. Neither Seller is an "investment company", or a company "controlled" by an
"investment company," within the meaning of the Investment Company Act of 1940, as amended.

                                        Very truly yours,

                                        ----------------------------------------

                                      F-4

                                                                       EXHIBIT G

                            UNDERWRITING GUIDELINES

                                      G-1

                                                                       EXHIBIT H

                    Certificate of an Officer of the Seller

               The undersigned, ____________ of [MortgageIT, Inc.] [MortgageIT
Holdings, Inc.], a [STATE] corporation (the "[Seller]"), hereby certifies as follows:

          1. Attached hereto as Exhibit A is a copy of the Certificate of
Incorporation of the [Seller], as certified by the Secretary of State of the
State of [STATE].

          2. Neither any amendment to the Certificate of Incorporation of the
[Seller] nor any other charter document with respect to the [Seller] has been filed, recorded or executed since _______ __, 200__, and no authorization for the filing, recording or execution of any such amendment or other charter document is outstanding.

          3. Attached hereto as Exhibit B is a true, correct and complete copy of the By-laws of the [Seller] as in effect as of the date hereof and at all times since ________, 200__.

          4. Attached hereto as Exhibit C is a true, correct and complete copy of resolutions adopted by the Board of Directors of the [Seller] by unanimous written consent on _________ __, 200_ (the "Resolutions"). The Resolutions have not been further amended, modified or rescinded and are in full force and effect in the form adopted, and they are the only resolutions adopted by the Board of
Directors of the [Seller] or by any committee of or designated by such Board of
Directors relating to the execution and delivery of, and performance of the transactions contemplated by the Master Repurchase Agreement dated as of March
11, 2005 (the "Repurchase Agreement"), between the Seller and Credit Suisse
First Boston Mortgage Capital LLC (the "Buyer") and the Custodial Agreement
dated as of March 11, 2005, among the Seller, the Buyer and LaSalle Bank,
National Association, as custodian (the "Custodian").

          5. The Repurchase Agreement and the [Custodial Agreement] are
substantially in the form approved by the Resolutions or pursuant to authority duly granted by the Resolutions.

          6. The undersigned, as a officers of the [Seller] or as
attorney-in-fact, are authorized to and have signed manually the Repurchase
Agreement, the [Custodial Agreement] or any other document delivered in connection with the transactions contemplated thereby, were duly elected or appointed, were qualified and acting as such officer or attorney-in-fact at the respective times of the signing and delivery thereof, and were duly authorized to sign such document on behalf of the [Seller], and the signature of each such person appearing on any such document is the genuine signature of each such person.

Name   Title   Signature
----   -----   ---------

                                      H-1

          IN WITNESS WHEREOF, the undersigned has hereunto executed this
Certificate as of the _____ day of __________________, 200_.

_____________________________________[Seller], as [Seller]

By:
    ---------------------------------
Name:
Title:

                                      H-2

                Exhibit C to Officer's Certificate of the Seller

                         CORPORATE RESOLUTIONS OF SELLER

                        Action of the Board of Directors
                          Without a Meeting Pursuant to
                           Section ______ of ________

The undersigned, being the directors of [______________________], a
[corporation] (the "Seller"), do hereby consent to the taking of the following action without a meeting and do hereby adopt the following resolutions by written consent pursuant to Section ____________ of ______________ of the State
of __________:

          WHEREAS, it is in the best interests of the Sellers to transfer from time to time to Buyer Mortgage Loans against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Sellers such Mortgage
Loans at a date certain or on demand, against the transfer of funds by Sellers pursuant to the terms of the Repurchase Agreement (as defined below).

          NOW, THEREFORE, be it

          RESOLVED, that the execution, delivery and performance by the Sellers of the Master Repurchase Agreement (the "Repurchase Agreement") to be entered into by the Sellers and Credit Suisse First Boston Mortgage Capital LLC, as
Buyer, substantially in the form of the draft dated March 11, 2005, attached hereto as Exhibit A, are hereby authorized and approved and that the [President]
or any [Vice President] (collectively, the "Authorized Officers") of the applicable Seller be and each of them hereby is authorized and directed to execute and deliver the Repurchase Agreement to the Buyer with such changes as the officer executing the same shall approve, his execution and delivery thereof to be conclusive evidence of such approval;

          RESOLVED, that the execution, delivery and performance by the Sellers of the Custodial Agreement (the "Custodial Agreement") to be entered into by the
Sellers, the Buyer and LaSalle Bank, National Association, as custodian (the
"Custodian") substantially in the form of the draft dated March 11, 2005, attached hereto as Exhibit B, are hereby authorized and approved and that the
Authorized Officers of the applicable Seller be and each of them hereby is authorized and directed to execute and deliver the Custodial Agreement to the
Buyer and Custodian with such changes as the officer executing the same shall approve, his execution and delivery thereof to be conclusive evidence of such approval;

                                      H-3

          RESOLVED, that the Authorized Officers hereby are, and each hereby is, authorized to execute and deliver all such aforementioned agreements on behalf of the Sellers and to do or cause to be done, in the name and on behalf of the
Sellers, any and all such acts and things, and to execute, deliver and file in the name and on behalf of the Sellers, any and all such agreements, applications, certificates, instructions, receipts and other documents and instruments, as such Authorized Officer may deem necessary, advisable or appropriate in order to carry out the purposes of the foregoing resolutions.

          RESOLVED, that the proper officers, agents and counsel of the Sellers are, and each of such officers, agents and counsel is, hereby authorized for and in the name and on behalf of the applicable Seller to take all such further actions and to execute and deliver all such other agreements, instruments and documents, and to make all governmental filings, in the name and on behalf of the Sellers and such officers are authorized to pay such fees, taxes and expenses, as advisable in order to fully carry out the intent and accomplish the purposes of the resolutions heretofore adopted hereby.

Dated as of: _________________ ___, 200_

                                      H-4

                                                                       EXHIBIT I

                       SELLER'S TAX IDENTIFICATION NUMBER

MortgageIT, Inc. 13-4049218

MortgageIT Holdings, Inc. 20-0947002

                                      I-1

                                                                       EXHIBIT J

                              EXISTING INDEBTEDNESS

UBS $1.15 billion warehouse line

Merrill Lynch $500 million warehouse line

RFC $100 million warehouse line

                                      J-1

                                                                       EXHIBIT K

    FORM OF ESCROW INSTRUCTION LETTER TO BE PROVIDED BY SELLER BEFORE CLOSING

The escrow instruction letter (the "Escrow Instruction Letter") shall also include the following instruction to the Settlement Agent (the "Escrow Agent"):

          Credit Suisse First Boston Mortgage Capital LLC (the "Buyer"), has
agreed to provide funds ("Escrow Funds") to MortgageIT, Inc. and MortgageIT
Holdings, Inc. to finance certain mortgage loans (the "Mortgage Loans") for which you are acting as Escrow Agent.

          You hereby agree that (a) you shall receive such Escrow Funds from
Buyer to be disbursed in connection with this Escrow Instruction Letter, (b) you will hold such Escrow Funds in trust, without deduction, set-off or counterclaim for the sole and exclusive benefit of Buyer until such Escrow Funds are fully disbursed on behalf of Buyer in accordance with the instructions set forth herein, and (c) you will disburse such Escrow Funds on the date specified for closing (the "Closing Date") only after you have followed the Escrow Instruction
Letter's requirements with respect to the Mortgage Loans. In the event that the
Escrow Funds cannot be disbursed on the Closing Date in accordance with the
Escrow Instruction Letter, you agree to promptly remit the Escrow Funds to the
Custodian by re-routing via wire transfer the Escrow Funds in immediately available funds, without deduction, set-off or counterclaim, back to the account specified in Buyer's incoming wire transfer.

          You further agree that, upon disbursement of the Escrow Funds, you will hold all Mortgage Loan Documents specified in the Escrow Instruction Letter in escrow as agent and bailee for Buyer, and will forward the Mortgage Loan
Documents and original Escrow Instruction Letter in connection with such
Mortgage Loans by overnight courier (y) to the Custodian within five (5)
Business Days following the date of origination.

          You agree that all fees, charges and expenses regarding your services to be performed pursuant to the Escrow Instruction Letter are to be paid by
Sellers or its borrowers, and Buyer shall have no liability with respect thereto.

          You represent, warrant and covenant that you are not an affiliate of or otherwise controlled by Sellers, and that you are acting as an independent contractor and not as an agent of Sellers.

          The provisions of this Escrow Instruction Letter may not be modified, amended or altered, except by written instrument, executed by the parties hereto and Buyer. You understand that Buyer shall act in reliance upon the provisions set forth in this Escrow Instruction Letter, and that Buyer is an intended third party beneficiary hereof.

                                      K-1

          Whether or not an Escrow Instruction Letter executed by you is received by the Custodian, your acceptance of the Escrow Funds shall be deemed to constitute your acceptance of the Escrow Instruction Letter.

                                      K-2

                                    EXHIBIT L

                                BANK FEE SCHEDULE
                            COLLATERAL SERVICES GROUP
                                Schedule of Fees

               Credit Suisse/First Boston Corporation; Mortgage IT
                                 March 11, 2005

Deposit/Review Fee   $ 6.00 per file

Deposit Fee includes balancing collateral to client electronic data, review to
Custodial Agreement.

Miscellaneous Expenses   At Cost

Miscellaneous expenses include but are not limited to legal fees, postage, overnight carrier services, monthly dda account maintenance, supplies etc.

                                      L-1

                                    EXHIBIT M

                             FORM OF SERVICER NOTICE

                                     [Date]

[________________], as Servicer
[ADDRESS]
Attention: ___________

          Re: Master Repurchase Agreement, dated as of March 11, 2005 (the
              "Repurchase Agreement"), by and between MortgageIT, Inc. and
              MortgageIT Holdings, Inc.. (the "Sellers") and Credit Suisse First
              Boston Mortgage Capital LLC (the "Buyer").

Ladies and Gentlemen:

[___________________] (the "Servicer") is servicing certain mortgage loans for
Sellers pursuant to that certain Servicing Agreement between the Servicer and
Sellers. Pursuant to the Repurchase Agreement between Buyer and Sellers, the
Servicer is hereby notified that Sellers have pledged to Buyer certain mortgage loans which are serviced by Servicer which are subject to a security interest in favor of Buyer.

Upon receipt of a Notice of Event of Default from Buyer in which Buyer shall identify the mortgage loans which are then pledged to Buyer under the Repurchase
Agreement (the "Mortgage Loans"), the Servicer shall segregate all amounts collected on account of such Mortgage Loans, hold them in trust for the sole and exclusive benefit of Buyer, and remit such collections in accordance with
Buyer's written instructions. Following such Notice of Event of Default,
Servicer shall follow the instructions of Buyer with respect to the Mortgage
Loans, and shall deliver to Buyer any information with respect to the Mortgage
Loans reasonably requested by Buyer.

Notwithstanding any contrary information which may be delivered to the Servicer by Sellers, the Servicer may conclusively rely on any information or Notice of
Event of Default delivered by Buyer, and Sellers shall indemnify and hold the
Servicer harmless for any and all claims asserted against it for any actions taken in good faith by the Servicer in connection with the delivery of such information or Notice of Event of Default.

                                      M-1

Please acknowledge receipt of this instruction letter by signing in the signature block below and forwarding an executed copy to Buyer promptly upon receipt. Any notices to Buyer should be delivered to the following addresses:
302 Carnegie Center, 2nd Floor, Princeton, New Jersey 08540; Attention: [___];
Telephone:; Facsimile:; with a copy to Eleven Madison Avenue, New York, New York
10010; Attention: Legal Department; Telephone:; Facsimile:.

Very truly yours,

[___________________]

By:
    ------------------------------------
Name:
Title:

ACKNOWLEDGED:

[___________________],
     as Servicer

By:
    -------------------------------
Title:
Telephone:
Facsimile:

                                      M-2